Execution Copy

Published CUSIP Number: 53117RAF6
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 20, 2017
among
LIBERTY PROPERTY LIMITED PARTNERSHIP
and
LIBERTY PROPERTY TRUST
and
BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT
and
JPMORGAN CHASE BANK, N.A., AS SYNDICATION AGENT
and
PNC BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION
and WELLS FARGO BANK, N.A., AS DOCUMENTATION AGENTS
and

CITIBANK, N.A., GOLDMAN SACHS BANK USA, REGIONS BANK
and SUNTRUST BANK, AS SENIOR MANAGING AGENTS
and

TD BANK, N.A., AS MANAGING AGENT
and
THE LENDERS PARTY HERETO
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC,
AS JOINT LEAD ARRANGERS
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and

64670921

Execution Copy

JPMORGAN CHASE BANK, N.A.,
AS JOINT BOOKRUNNERS

64670921

Page
§1. DEFINITIONS OF RULES OF INTERPRETATION1
§1.1.Definitions    1
§1.2.Rules of Interpretation    34
§1.3.Times of Day    36
§1.4.Letter of Credit Amounts    36
§1.5.Rounding    36
§1.6.Exchange Rates; Currency Equivalents    36
§1.7.Additional Alternative Currencies    37
§1.8.Change of Currency    37
§2. CREDIT FACILITIES38
§2.1.Loans - Commitment to Lend Revolving Loans and Delayed Draw Term Loans; Limitation on Commitments    38
§2.2.Changes in Total Commitment    39
§2.3.Evidence of Debt    41
§2.4.Interest on Loans    42

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§2.5.Requests for Loans    42
§2.6.Conversion and Continuation Options    43
§2.7.Funds for Loans    45
§2.8.[Reserved]    46
§2.9.Letters of Credit    46
§2.10.Competitive Bid Loans    57
§2.11.Cash Collateral    61
§2.12.Defaulting Lenders    62
§3. REPAYMENT OF THE LOANS65
§3.1.Maturity    65
§3.2.Mandatory Repayments of Loan    65
§3.3.Optional Prepayments of Loans    66
§4. CERTAIN GENERAL PROVISIONS67
§4.1.Closing Fees    67
§4.2.Other Fees    67
§4.3.Funds for Payments; Computations; Payments Set Aside    68

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§4.4.Taxes    69
§4.5.Additional Costs, Etc.    74
§4.6.Capital Adequacy, etc    76
§4.7.Certificate    77
§4.8.Indemnity    77
§4.9.Default Interest    77
§4.10.Inability to Determine Eurocurrency Rate    77
§4.11.Illegality    78
§4.12.Mitigation Obligations; Replacement of Lenders    79
§4.13.Sharing of Payments by Lenders    80
§4.14.Survival    81
§5. UNENCUMBERED PROPERTIES; NO LIMITATION ON RECOURSE81
§5.1.Unencumbered Properties    81
§5.2.Waivers by Requisite Lenders    81
§5.3.Rejection of Unencumbered Properties    81
§5.4.Change in Circumstances    81

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§5.5.No Limitation on Recourse    82
§5.6.Additional Guarantors    82
§6. REPRESENTATIONS AND WARRANTIES82
§6.1.Authority; Etc.    82
§6.2.Governmental Approvals and Consents    83
§6.3.Title to Properties    84
§6.4.Financial Statements    84
§6.5.No Material Changes, Etc.    85
§6.6.Franchises, Patents, Copyrights, Etc.    85
§6.7.Litigation    85
§6.8.No Materially Adverse Contracts, Etc.    85
§6.9.Compliance With Other Instruments, Laws, Etc.    85
§6.10.Tax Status    86
§6.11.Event of Default    86
§6.12.Investment Company Act    86
§6.13.Absence of Financing Statements, Etc.    86

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§6.14.Status of the Company    86
§6.15.Certain Transactions    86
§6.16.Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans    87
§6.17.Regulations U and X    87
§6.18.Environmental Compliance    87
§6.19.Subsidiaries and Affiliates    89
§6.20.Loan Documents    89
§6.21.Buildings on the Unencumbered Properties    89
§6.22.Insurance    89
§6.23.Disclosure    89
§6.24.Solvency    90
§6.25.OFAC    90
§6.26.EEA Financial Institutions    90
§6.27.Anti-Corruption Laws    90
§6.28.Anti-Money Laundering    90
§7. AFFIRMATIVE COVENANTS OF THE BORROWER90

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§7.1.Punctual Payment    90
§7.2.Maintenance of Office    90
§7.3.Records and Accounts    91
§7.4.Financial Statements, Certificates and Information    91
§7.5.Notices    93
§7.6.Existence; Maintenance of REIT Status; Maintenance of Properties    95
§7.7.Insurance    95
§7.8.Taxes    95
§7.9.Inspection of Properties and Books    96
§7.10.Compliance with Laws, Contracts, Licenses, and Permits    96
§7.11.Use of Proceeds    96
§7.12.Sanctions    96
§7.13.Notices of Significant Transactions    96
§7.14.Further Assurances    97
§7.15.Environmental Indemnification    97
§7.16.Response Actions    97

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§7.17.Employee Benefit Plans    97
§7.18.Anti-Corruption Laws    98
§7.19.Anti-Money Laundering    98
§8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER98
§8.1.Restrictions on Recourse Indebtedness    98
§8.2.[Reserved]    98
§8.3.Merger, Consolidation and Other Fundamental Changes    98
§8.4.[Reserved]    99
§8.5.Compliance with Environmental Laws    99
§8.6.Distributions    99
§8.7.[Reserved]    100
§8.8.[Reserved]    100
§8.9.Liens    100
§8.10.Negative Pledge    100
§8.11.Transactions with Affiliates    101
§8.12.Change in Nature of Business    101

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§8.13.Dispositions    101
§8.14.Sanctions    101
§8.15.Anti-Corruption Laws    101
§8.16.Anti-Money Laundering    101
§9. FINANCIAL COVENANTS OF THE BORROWER101
§9.1.Unsecured Indebtedness to Value of All Unencumbered Properties    102
§9.2.Total Debt to Total Asset Value    102
§9.3.Maximum Secured Indebtedness    102
§9.4.[Reserved]    102
§9.5.Unencumbered Interest Coverage Ratio    102
§9.6.Adjusted EBITDA to Fixed Charges    102
§9.7.[Reserved]    102
§9.8.[Reserved]    102
§9.9.Covenant Calculations    102
§10. CONDITIONS TO EFFECTIVENESS103
§10.1.Loan Documents    103

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§10.2.Certified Copies of Organization Documents; Good Standing Certificates    104
§10.3.By-laws; Resolutions    104
§10.4.Incumbency Certificate; Authorized Signers    104
§10.5.Opinions of Counsel Concerning Organization and Loan Documents    104
§10.6.Payment of Fees    104
§10.7.Closing Certificate    104
§10.8.Compliance Certificate    105
§11. CONDITIONS TO ALL CREDIT ADVANCES105
§11.1.Representations True; No Event of Default    105
§11.2.No Legal Impediment    105
§11.3.Governmental Regulation    105
§11.4.No Change Rendering Extension of Credit in Alternative Currency Impracticable    106
§11.5.Proceedings and Documents    106
§12. EVENTS OF DEFAULT; ACCELERATION; ETC.106
§12.1.Events of Default    106

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§12.2.Remedies    109
§12.3.Remedies Cumulative    110
§12.4.Distribution of Enforcement Proceeds    110
§13. SETOFF111
§14. THE AGENT111
§14.1.Appointment and Authority    111
§14.2.Rights as a Lender    111
§14.3.Exculpatory Provisions    112
§14.4.Reliance by Agent    113
§14.5.Delegation of Duties    113
§14.6.Resignation or Removal of Agent    113
§14.7.Non-Reliance on Agent and Other Lenders    114
§14.8.No Other Duties, Etc.    115
§14.9.Agent May File Proofs of Claim    115
§14.10.Guaranty Matters    115
§14.11.Payments by Agent    116

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§14.12.ERISA    116
§15. EXPENSES; INDEMNITY; DAMAGE WAIVER118
§16. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY121
§17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES121
§18. SUCCESSORS AND ASSIGNS122
§19. NOTICES, ETC.127
§20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF VENUE130
§21. HEADINGS131
§22. COUNTERPARTS; INTEGRATION; EFFECTIVENESS131
§23. ENTIRE AGREEMENT131
§24. WAIVER OF JURY TRIAL131
§25. CONSENTS, AMENDMENTS, WAIVERS, ETC.132
§26. SEVERABILITY133
§27. ACKNOWLEDGMENTS134
§28. NO WAIVER; CUMULATIVE REMEDIES134

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§29. INTEREST RATE LIMITATION135
§30. USA PATRIOT ACT NOTICE135
§31. REPLACEMENT OF LENDERS135
§32. TRANSITIONAL ARRANGEMENTS136
§33. JUDGMENT CURRENCY137
§34. ELECTRONIC EXECUTION OF ASSIGNMENTS AND CERTAIN OTHER DOCUMENTS138
§35. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS138

Exhibit A-1        Form of Revolving Credit Note
Exhibit A-2        Form of Delayed Draw Term Note
Exhibit B        Form of Loan Request
Exhibit C        Form of Compliance Certificate
Exhibit D        Form of Conversion Request
Exhibit E        Form of Assignment and Assumption
Exhibit F        [Reserved]
Exhibit G        Forms of U.S. Tax Compliance Certificates
Exhibit H        Form of Competitive Bid Quote Request
Exhibit I        Form of Invitation for Competitive Bid Quotes
Exhibit J        Form of Competitive Bid Quote
Exhibit K        Form of Acceptance of Competitive Bid Quote
Exhibit L        Form of Joinder Agreement
Exhibit M        Form of Guaranty
Exhibit N        Form of Designated Bank Note
Exhibit O        Form of Designation Agreement
Exhibit P        Form of Administrative Questionnaire

Schedule 1.1(a)    Unencumbered Properties
Schedule 1.1(b)    Eligible Ground Leases
Schedule 1.2        Commitments and Commitment Percentages

Schedule 1.3	Related Companies, Guarantors, Unencumbered Property Subsidiaries, and Unconsolidated Entities
Schedule 1.4        Existing Letters of Credit
Schedule 3.1(a)    Guarantor States of Formation
Schedule 6.3        Title to Properties
Schedule 6.7        Litigation
Schedule 6.15        Insider Transactions
Schedule 6.16        Employee Benefit Plans
Schedule 6.18        Environmental Matters
Schedule 6.19        Company Assets
Schedule 6.21        Building Structural Defects, etc.
Schedule 6.22        Insurance
Schedule 19        Notices

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 20th day of October, 2017, by and among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust (the “Company”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), the other lending institutions from time to time party hereto (collectively, with Bank of America, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as syndication agent (in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., as Agent (as such term is defined below).
WHEREAS, the Borrower, Bank of America, as administrative agent, and certain other lenders are party to that certain Fourth Amended and Restated Credit Agreement, dated as of March 26, 2014 (the “Existing Credit Agreement”), pursuant to which such lenders extended credit to the Borrower on the terms set forth therein; and
WHEREAS, the Borrower, Bank of America, as administrative agent, and the Lenders party hereto have agreed to enter into this Agreement to amend and restate in its entirety the Existing Credit Agreement, but not as a novation, and to provide a delayed draw term facility, in each case, as set forth herein.
NOW, THEREFORE, to accomplish these purposes, the Agent, the Borrower, the Company and the Lenders hereby agree as follows:
§1. DEFINITIONS OF RULES OF INTERPRETATION.
§1.1.    Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:
Act. See §30.
Additional Commitments. See §2.2(a)
Additional Revolving Commitment. The portion (if any) of any Revolving Lender’s Revolving Credit Commitment which will become effective on the applicable Commitment Increase Date if the Total Revolving Credit Commitment is increased pursuant to §2.2.
Adjusted EBITDA. For any applicable period, EBITDA (or, in the case of a Real Estate Asset owned by an Unconsolidated Entity. the proportionate share of EBITDA) attributable to all Real Estate Assets minus the Capital Expenditure Reserve for such Real Estate Assets and adjusted to remove the effect of recognizing rental income on a straight-line basis over the applicable lease term.
Adjusted Net Operating Income. For any applicable period, Net Operating Income (or, in the case of a Real Estate Asset owned by an Unconsolidated Entity, the proportionate share of Net Operating Income) from a Real Estate Asset minus the Capital Expenditure Reserve for such Real Estate Asset and adjusted to remove the effect of recognizing rental income on a straight-line basis over the applicable lease term.
Administrative Questionnaire. An Administrative Questionnaire in substantially the form of Exhibit P or any other form approved by the Agent.
Affiliated Lenders. Any commercial bank or financial institution which is (i) the parent corporation of any of the Lenders, (ii) Controlled by any of the Lenders or (iii) a subsidiary of the parent corporation of any of the Lenders that is under common Control with the applicable Lender.
Affiliate. With respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that in no event shall any Lender or the Agent be deemed to be an Affiliate of the Borrower.
Agent. Bank of America acting in its capacity as administrative agent for the Lenders or any successor agent.
Agent’s Head Office. With respect to any currency, the Agent’s address and, as appropriate, account as set forth on Schedule 19 with respect to such currency, or such other address or account with respect to such currency as the Agent may from time to time notify to the Borrower and the Lenders.
Agreement. This Credit Agreement, including the Schedules and Exhibits hereto, as it may be amended, amended and restated, modified or supplemented from time to time.
Alternative Currency. Each of the following currencies: Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with §1.7.
Alternative Currency Equivalent. At any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
Alternative Currency Sublimit. An amount equal to the lesser of the Total Revolving Credit Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Total Revolving Credit Commitments.
Applicable Facility Fee Rate. As of any date of determination, an annual rate determined based on the ratings assigned to the Borrower’s non-credit enhanced senior long-term unsecured debt by the Ratings Agencies pursuant to the following table:

Pricing Level	S&P Rating or Fitch Rating	Moody’s Rating	Facility Fee Rate
1	A or higher	A2 or higher	0.100%
2	A-	A3	0.125%
3	BBB+	Baa1	0.150%
4	BBB	Baa2	0.200%
5	BBB-	Baa3	0.250%
6	Below BBB- or unrated	Below Baa3 or unrated	0.300%
If the Borrower maintains two or three ratings and those ratings are not equivalent, the Applicable Facility Fee Rate shall be determined as follows: (i) if the lowest rating is no more than one level lower than the highest rating, then the Pricing Level for the highest rating shall apply (with the ratings for Pricing Level 1 being the highest and the ratings for Pricing Level 6 being the lowest), and (ii) if the lowest rating is more than one level lower than the highest rating, then the Pricing Level that is one level lower than the Pricing Level of the highest rating shall apply. If the Borrower fails to maintain at least one rating from S&P or Moody’s Pricing Level 6 shall apply. Any change in the Applicable Facility Fee Rate caused by a change in the Moody’s Rating, the S&P Rating or the Fitch Rating shall become effective on the first day following the effective date of such change.
Applicable Margin. As of any date of determination, the annual rate determined based on the ratings assigned to the Borrower’s non-credit enhanced senior long-term unsecured debt by the Ratings Agencies pursuant to the following table for Eurocurrency Rate Loans, LIBOR Loans and Base Rate Loans, respectively:

Level	S&P Rating or Fitch Rating	Moody’s Rating	Revolving Credit Facility		Delayed Draw Term Facility
			Eurocurrency Rate and LIBOR Daily Floating Rate Margin	Base Rate Margin	Eurocurrency Rate and LIBOR Daily Floating Rate Margin	Base Rate Margin
1	A or higher	A2 or higher	0.800%	0.000%	0.875%	0.000%
2	A-	A3	0.825%	0.000%	0.900%	0.000%
3	BBB+	Baa1	0.875%	0.000%	0.950%	0.000%
4	BBB	Baa2	1.000%	0.000%	1.100%	0.100%
5	BBB-	Baa3	1.200%	0.200%	1.350%	0.350%
6	Below BBB- or unrated	Below Baa3 or unrated	1.550%	0.550%	1.750%	0.750%
If the Borrower maintains two or three ratings and those ratings are not equivalent, the Applicable Margin shall be determined as follows: (i) if the lowest rating is no more than one level lower than the highest rating, then the Pricing Level for the highest rating shall apply (with the ratings for Pricing Level 1 being the highest and the ratings for Pricing Level 6 being the lowest), and (ii) if the lowest rating is more than one level lower than the highest rating, then the Pricing Level that is one level lower than the Pricing Level of the highest rating shall apply. If the Borrower fails to maintain at least one rating from S&P or Moody’s Pricing Level 6 shall apply. Any change in the Applicable Margin caused by a change in the Moody’s Rating, the S&P Rating or the Fitch Rating shall become effective on the first day following the effective date of such change.
Applicable Time. With respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Arrangers. Collectively, MLPFS and JPMCB, in their capacities as joint bookrunners and joint lead arrangers, or any successors thereto.
Assignee Group. Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
Assignment and Assumption. As assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by §18(b)), and accepted by the Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Agent.
Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation. With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
Balance Sheet Date. December 31, 2016.
Bank of America. As defined in the preamble hereto.
Base Rate. For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars.
Benefit Plan. Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
Borrower. As defined in the preamble hereto.
Borrower Materials. See §7.5.
Borrowing Date. The date on which any Loan is made or is to be made (including, without limitation, the date on which any Mandatory Base Rate Loan is made), and the date on which any Loan is converted or continued in accordance with §2.6.
Buildings. The buildings, structures and other improvements now or hereafter located on the Unencumbered Properties.
Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Head Office with respect to Obligations denominated in Dollars is located and:
(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;
(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
Capital Expenditure Reserve. On a per annum basis, $0.15 per square foot of gross leaseable area of each Real Estate Asset (excluding Development Properties), or, in the event that such Real Estate Asset is owned by an Unconsolidated Entity, a percentage of such $0.15 per square foot equal to the percentage of the equity interests owned by the Borrower, the Company or any Related Company in such Unconsolidated Entity.
Capitalization Rate. (i) 6.00% for Real Estate Assets that are industrial properties and (ii) 8.00% for all other Real Estate Assets.
Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles.
Cash Collateralize. To pledge and deposit with or deliver to the Agent, for the benefit of the Agent or one or more of the L/C Issuers and the Lenders, as collateral for Letter of Credit Obligations, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the L/C Issuers benefitting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Agent and (b) the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
CERCLA. See §6.18.
Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
Change of Control. (a) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.
Commitment. With respect to each Lender, its Revolving Credit Commitment or Delayed Draw Term Commitment, as the context may require.
Commitment Increase Date. See §2.2(a).
Commitment Percentage. In respect of (a)  the Delayed Draw Term Facility, with respect to any Delayed Draw Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Delayed Draw Term Facility represented by (i) on or prior to the Delayed Draw Termination Date, such Delayed Draw Term Lender’s Delayed Draw Term Commitment at such time, subject to adjustment as provided in §2.12, and (ii) thereafter, the principal amount of such Delayed Draw Term Lender’s Delayed Draw Term Loans at such time and (b) the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in §2.12. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to §12.2, or if all Commitments have expired, then the Commitment Percentage of each Lender in respect of the Revolving Credit Facility and Delayed Draw Term Facility, as applicable, shall be determined based on the Commitment Percentage of such Lender in respect thereof most recently in effect, giving effect to any subsequent assignments. The initial Commitment Percentage of each Lender in respect of the Revolving Credit Facility and Delayed Draw Term Facility is set forth opposite the name of such Lender on Schedule 1.2 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
Company. See preamble.
Competitive Bid Loans. Loans made by one or more Revolving Lenders pursuant to §2.10.
Competitive Bid Loan Account. See §2.10(a).
Competitive Bid Quote Request. See §2.10(c).
Competitive Bid Quote. An offer to make a Competitive Bid Loan made by a Revolving Lender in response to a Competitive Bid Quote Request.
Compliance Certificate. A certificate substantially in the form of Exhibit C.
Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
Conversion Request. A notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of Eurocurrency Rate Loans, pursuant to §2.6, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.
Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
Default. See §12.1.
Defaulting Lender. Subject to §2.12(b), any Lender that, as determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three (3) Business Days after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.12(b)) as of the date established therefor by the Agent upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.
Delayed Draw Borrowing. See §2.5(a).
Delayed Draw Term Commitment. With respect to each Delayed Draw Term Lender, its obligation to make Delayed Draw Term Loans pursuant to §2.1(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Delayed Draw Term Lender's name on Schedule 1.2 under the caption “Delayed Draw Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Delayed Draw Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
Delayed Draw Term Facility. (a) At any time on or prior to the Delayed Draw Termination Date, the aggregate amount of the Delayed Draw Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time. On the Effective Date the Delayed Draw Term Facility is $100,000,000.
Delayed Draw Term Lender. (a) At any time on or prior to the Delayed Draw Termination Date, any Lender that has a Delayed Draw Term Commitment or holds a Delayed Draw Term Loan at such time and (b) thereafter, any Lender that holds a Delayed Draw Term Loan at such time.
Delayed Draw Term Loan. Each and every term loan made or to be made by the Delayed Draw Term Lenders to the Borrower pursuant to §2.1(b).
Delayed Draw Term Loan Maturity Date. October 20, 2021, or such earlier date on which all Delayed Draw Term Loans made hereunder shall become due and payable pursuant to the terms hereof. The Borrower may, by written notice to the Agent given at least thirty (30) days but not more than ninety (90) days prior to the then scheduled Delayed Draw Term Loan Maturity Date, extend the Delayed Draw Term Loan Maturity Date up to two times for a period of six months per extension (for a total possible extension of one (1) year), provided that no Default or Event of Default shall have occurred and be continuing on the date of such notice and that the Borrower pay an aggregate extension fee for each extension equal to 0.075% of the then outstanding principal amount of the Delayed Draw Term Loans (to the Agent for the ratable benefit of the Delayed Draw Term Lenders) on or prior to the then scheduled Delayed Draw Term Loan Maturity Date.
Delayed Draw Term Loan Unused Fee. See §4.2(d).
Delayed Draw Term Notes. See §2.3.
Delayed Draw Termination Date. The earliest of (i) the first anniversary of the Effective Date, (ii) the date on which the second Delayed Draw Term Loan (if any) is made to the Borrower (after giving effect thereto), and (iii) the date of termination of the commitment of each Delayed Draw Term Lender to make Delayed Draw Term Loans pursuant to §2.2 or §12.2.
Designated Bank. A special purpose corporation that (i) shall have become a party to this Agreement pursuant to §18(h), and (ii) is not otherwise a Lender.
Designated Bank Notes. Promissory notes of the Borrower, substantially in the form of Exhibit N hereto, evidencing the obligation of the Borrower to repay Competitive Bid Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and “Designated Bank Note” means any one of such promissory notes issued under §18(h).
Designated Jurisdiction. Any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
Designating Lender. See §18(h).
Designation Agreement. A designation agreement, substantially in the form of Exhibit O, entered into by a Lender and a Designated Bank and accepted by the Agent.
Development Property. A Real Estate Asset (a) the primary purpose of which is to be leased in the ordinary course of business or to be sold upon completion, (b) on which construction, redevelopment or material rehabilitation of material improvements has commenced and is continuing to be performed and (c) that is classified as “development in progress” or the equivalent thereof on the Borrower’s balance sheet prepared in accordance with Generally Accepted Accounting Principles, with any such Real Estate Asset remaining as a Development Property until the earlier of (i) such Real Estate Asset achieving an occupancy rate of 90% (based on net leasable area) and (ii) the first anniversary of the completion of construction thereof as evidenced by a certificate of occupancy; for the avoidance of doubt, on the date of the earlier of the occurrence of clause (i) or clause (ii) such Real Estate Asset will become a Newly Stabilized Property.
Distribution. The declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of any shares of beneficial interest in the Company or the holders of any units of limited partnership interest in the Borrower or any payment of cash or cash equivalents by the Borrower or the Company as consideration for the repurchase, redemption or retirement of any shares of beneficial interest in the Company, or any units of limited partnership interest in the Borrower.
Dollar Equivalent. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
Dollars or $. Dollars in lawful currency of the United States of America.
Drawing Date. The date on which a draft under a Letter of Credit is paid by the Agent.
EBITDA. For any applicable period, the net income or loss of the Borrower and the Related Companies, exclusive of the following (but only to the extent included in the determination of such net income or loss): (i) depreciation and amortization expense, (ii) interest expense, (iii) amortization of debt discount, premium and deferred financing costs, (iv) provisions for unrealized gains or losses, (v) all extraordinary or nonrecurring gains or losses, (vi) other non-cash charges, (vii) changes in deferred taxes and other non-cash items, (viii) the effect of any non-cash charge resulting from a change in accounting principles, (ix) debt extinguishment gains or losses, (x) gains or losses from sales of property, (xi) income tax expense or benefit, and (xii) non-cash share-based compensation expense, all as defined and computed in accordance with Generally Accepted Accounting Principles.
EEA Financial Institution. Any (a) credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority. Any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Effective Date. The date set forth on the first page of this Agreement.
Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any other assignee having a net worth of at least $100,000,000 that, in the reasonable judgment of the Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Facilities, or in purchasing, investing in or otherwise holding such loans; (f) any Lender Affiliate or an Approved Fund of a Lender; and (g) any Lender. For purposes hereof, “Lender Affiliate” shall mean, (A) with respect to any Person that would otherwise be an Eligible Assignee under clauses (a) - (e) above (a “Qualified Assignee”), (i) an affiliate of such Qualified Assignee or (ii) any Person that is engaged in making, purchasing, holding or otherwise investing in bank loans or similar extensions of credit in the ordinary course of its business and is administered (including as placement agent therefore) or managed by a Qualified Assignee or an affiliate of a Qualified Assignee and (B) with respect to a Lender that is a fund which invests in bank loans or similar extensions of credit, any Approved Fund of such Lender.
Notwithstanding anything to the contrary, the term Eligible Assignee shall exclude any Person controlling, controlled by or under common control with, the Borrower or the Company.
Eligible Ground Lease. A ground lease that (a) has a minimum remaining term of twenty-five (25) years, including tenant (i.e., the Borrower or the applicable Subsidiary of the Borrower) controlled renewal options or acceptable purchase options containing nominal or market based purchase prices, as of any date of determination, and (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord’s fee interest, and (c) is otherwise eligible for non-recourse leasehold mortgage financing under customary prudent lending requirements. The Eligible Ground Leases as of the date of this Agreement are listed on Schedule 1.1(b).
Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.
Environmental Laws. See §6.18(a).
Environmental Liability. Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, the Company or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
ERISA. The Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.
ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.
ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.
EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Euro and €. The single currency of the Participating Member States.
Eurocurrency Rate.
(a)    With respect to any Loan
(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of the applicable Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(ii)    with respect to a Loan denominated in a Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Agent and the Lenders pursuant to §1.7; and
(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that (x) to the extent a comparable or successor rate is approved by the Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent; and (y) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement (except for any notional amount applicable to any portion of the Delayed Draw Term Loan or an Incremental Term Loan, in each case that is subject to an Interest Rate Contract; provided, that for any such portion of the Delayed Draw Term Loan or an Incremental Term Loan to be excluded from the application of this clause (y) on any date of determination, the Borrower must have delivered to the Agent prior to such date of determination a written notice identifying such Interest Rate Contract and the Loan (and portion) subject thereto, together with such supporting documentation as the Agent may reasonably request).
Eurocurrency Rate Loan. Loans bearing interest calculated by reference to clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
Event of Default. See §12.1.
Excluded Taxes. Any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under §31) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to §4.4(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with §4.4(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
Existing Credit Agreement. As defined in the recitals hereto.
Existing Letters of Credit. See §2.9(a).
Facilities. The Revolving Credit Facility, the Delayed Draw Term Facility and each Incremental Term Facility.
FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.
Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.
Fee Letter. The letter agreement, dated August 22, 2017, among the Borrower, Bank of America, JPMCB and the Arrangers.
Fitch. Fitch, Inc., and its successors.
Fitch Rating. The rating for the Borrower’s non-credit enhanced senior long-term unsecured debt assigned by Fitch.
Fixed Charges. For any applicable period, an amount equal to the sum of (i) Interest Expense, plus (ii) the aggregate amount of scheduled principal payments of Indebtedness (excluding optional prepayments, balloon payments at maturity and any mid-term balloon payments of principal with respect to Indebtedness otherwise requiring equal periodic amortization payments of principal and interest over the term of such Indebtedness) required to be made during such quarter by the Borrower and its Subsidiaries on a consolidated basis, plus (iii) all dividend payments due to the holders of any preferred shares of beneficial interest of the Company and all distributions due to the holders of any limited partnership interests in the Borrower other than limited partner distributions based on the per share dividend paid on the common shares of beneficial interest of the Company.
Foreign Lender. (a) If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Foreign Recipient. (a) If the payor to a Recipient is a U.S. Person, a Recipient that is not a U.S. Person, and (b) if the payor to a Recipient is not a U.S. Person, a Recipient that is resident or organized under the laws of a jurisdiction other than that in which the payor is resident for tax purposes (including such a Recipient when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Fronting Exposure. At any time there is a Defaulting Lender, with respect to the L/C Issuers, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
Funds From Operations. With respect to any fiscal period of the Borrower, means “funds from operations” as defined in accordance with resolutions adopted by the board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time, but excluding therefrom non-recurring, non-cash charges.
Generally Accepted Accounting Principles. Generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
Governmental Authority. The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
Guarantors. The Company and the partnerships and corporations designated as Guarantors on Schedule 1.3 hereto and any other Related Company which becomes a Guarantor pursuant to §5.6.
Guaranty. The Guaranty of even date herewith, in the form of Exhibit M, hereto from the Company and the other Guarantors to the Agent and the Lenders pursuant to which the Company and the other Guarantors have guaranteed the Obligations hereunder.
Hazardous Materials. See §6.18(b).
Impacted Loans. See §4.10.
Increase. See §2.2(a).
Incremental Revolving Increase. See §2.2(a).
Incremental Borrowing. See §2.5(a).
Incremental Term Loan. A term loan made hereunder as part of an Incremental Term Loan Facility.
Incremental Term Loan Facility. See §2.2(a).
Indebtedness. All obligations, contingent and otherwise (without double-counting), of the following types: (a) the Obligations; (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others (including, without limitation, the indebtedness or obligations of Unconsolidated Entities), including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit and bankers’ acceptances; (e) all obligations under Capitalized Leases; (f) all obligations under so-called forward equity purchase contracts to the extent such obligations are not payable solely in equity interests; (g) all uncollateralized obligations in respect of Interest Rate Contracts, financial derivatives contracts, and foreign exchange contracts; (h) all obligations in respect of any so-called synthetic leases (i.e. a lease of property which is treated as an operating lease under Generally Accepted Accounting Principles and as a loan for U.S. income tax purposes; and (i) such obligor’s pro-rata share of liabilities, contingent or otherwise of the type set forth in (a) through (h) above, under any joint venture, limited liability company or partnership agreement.
Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
Initial Financial Statements. See §6.4(a).
Interest Expense. With respect to any fiscal period of the Borrower, an amount equal to the sum of the following with respect to Total Debt: (i) total interest expense, accrued in accordance with Generally Accepted Accounting Principles, plus (ii) all capitalized interest determined in accordance with Generally Accepted Accounting Principles, plus (iii) the amortization of deferred financing costs.
Interest Payment Date. As to any Loan (including any Competitive Bid Loan), the first Business Day of each calendar month and the applicable Maturity Date.
Interest Period. With respect to each Eurocurrency Rate Loan, the period commencing on the Borrowing Date of such Loan and ending on the date 7 days or 1, 2 or 3 months thereafter (in each case, subject to availability), as selected by the Borrower in a Loan Request, Conversion Request or Competitive Bid Quote Request, as the case may be; provided that:
(A)    if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(B)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(C)    the Borrower may not select any Interest Period that would extend beyond the applicable Maturity Date.
Interest Rate Contracts. Interest rate swap, cap or similar agreements providing for interest rate protection.
Internal Revenue Code. The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidelines promulgated thereunder.
Investments. As to any Person, any direct or indirect acquisition or investment by such Person relating to (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty or secured by a letter of credit shall be taken at not less than the principal amount of the obligations guaranteed or secured by such letter of credit and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital; (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.
Issuer Documents. With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
JPMCB. As defined in the preamble hereto.
Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in the Buildings on the Unencumbered Properties by Persons other than the owner thereof or any of its Affiliates.
L/C Advance. With respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.
L/C Borrowing. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.
L/C Credit Extension. With respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
L/C Issuer. Each of Bank of America and JPMCB, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
Lenders. Each lending institution listed from time to time on Schedule 1.2 hereto, any other Person who becomes an assignee of any rights of a Lender pursuant to §18 and any Eligible Assignee that becomes a Lender pursuant to a New Joinder Agreement. Each L/C Issuer shall be deemed a Lender.
Lending Office. As to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
Letter of Credit. A standby letter of credit issued or deemed issued by an L/C Issuer for the account of the Borrower pursuant to §2.9.
Letter of Credit Application. An application and agreement for the issuance or amendment of a Letter of Credit on the applicable L/C Issuer’s customary form.
Letter of Credit Commitment Amount. See §2.9(a)(iii)(E).
Letter of Credit Expiration Date. The day that is fifteen (15) days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); provided that Letters of Credit may have a later expiration date so long as (A) such expiration date is not later than 364 days after the Revolving Credit Maturity Date then in effect and (B) the Borrower provides Cash Collateral for each such Letter of Credit at least fifteen (15) days prior to such Maturity Date.
Letter of Credit Fee. See §2.9(h).
Letter of Credit Obligations. As at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
Letter of Credit Sublimit. An amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Credit Commitments.
LIBOR. See definition of Eurocurrency Rate.
LIBOR Daily Floating Rate. For any day, a fluctuating rate of interest per annum, which can change on each Business Day, equal to LIBOR or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the date in question, for Dollar deposits with a term equivalent to a one (1) month term beginning on that date; provided that: (i) to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice and in a non-discriminatory manner in comparison to the Agent’s other borrowers; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent and (ii) if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes hereof (except for any notional amount applicable to any portion of the Delayed Draw Term Loan or an Incremental Term Loan, in each case that is subject to an Interest Rate Contract; provided, that for any such portion of the Delayed Draw Term Loan or an Incremental Term Loan to be excluded from the application of this clause (ii) on any date of determination, the Borrower must have delivered to the Agent prior to such date of determination a written notice identifying such Interest Rate Contract and the Loan (and portion) subject thereto, together with such supporting documentation as the Agent may reasonably request).
LIBOR Loan. A Loan that bears interest at a rate based on the LIBOR Daily Floating Rate. All LIBOR Loans shall be denominated in Dollars.
LIBOR Quoted Currency. Each of the following currencies: Dollars, Euros and Sterling, in each case as long as there is a published LIBOR with respect thereto.
Lien. Any lien, encumbrance, mortgage, deed of trust, pledge, restriction or other security interest. If title to any Real Estate Asset is held by a Subsidiary of the Borrower or an Unconsolidated Entity then any pledge or assignment of the Borrower’s stock, partnership interest, limited liability company interest or other ownership interest in such Subsidiary or Unconsolidated Entity shall be deemed to be a Lien on the Real Estate Assets owned by such Subsidiary or Unconsolidated Entity.
Loan Documents. This Agreement, the Notes, the Guaranty, each Issuer Document and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.
Loan Request. A notice of a Loan request, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.
Loan Obligations. At any time, the outstanding principal amount of all Loans at such time.
Loans. All Loans made or to be made by one or more of the Lenders to the Borrower hereunder, including Revolving Loans made pursuant to §2.1(a) and §2.5, Delayed Draw Term Loans made pursuant to §2.1(b), Mandatory Base Rate Loans made pursuant to §2.9, Competitive Bid Loans made pursuant to §2.10 and Incremental Term Loans made pursuant to §2.2 and §2.5.
London Banking Day. Any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
Mandatory Base Rate Loans. Loans made by the Revolving Lenders (without a Loan Request) under the circumstances described in §2.9(c)(i).
Material Acquisition. An acquisition (consummated in one transaction or a series of transactions) by the Borrower or a consolidated Subsidiary of the Borrower of assets of, or constituting, a Person that is not an Affiliate of the Borrower (whether by purchase of such assets, purchase of Person(s) owning such assets or some combination thereof) with a minimum aggregate gross purchase price of $500,000,000.
Material Adverse Effect. A material adverse effect on (i) the business, Unencumbered Properties, results of operations or financial condition of the Borrower and the Related Companies taken as a whole or (ii) the ability of the Borrower, any Guarantor or the Company to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Agent, the L/C Issuers or the Lenders thereunder.
Maturity Date. The Revolving Credit Maturity Date or the Delayed Draw Term Loan Maturity Date, as the context may require.
Maximum Credit Amount. The least of the following: (i) the maximum amount of Outstanding Obligations without causing a violation of §9.1; (ii) the maximum amount of Outstanding Obligations without causing a violation of §9.2; and (iii) the Total Commitment.
Maximum Rate. See §29.
MLPFS. Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement).
Moody’s. Moody’s Investors Service, Inc., and its successors.
Moody’s Rating. The rating for the Borrower’s non-credit enhanced senior long-term unsecured debt assigned by Moody’s Investors Services, Inc. or its successors.
Mortgages and Notes Receivable. Notes and notes receivable that are secured by mortgages or other interests in real property and related assets.
Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.
Net Operating Income. With respect to any applicable period and with respect to any one or more of the Real Estate Assets, the total rental and other operating income from the operation of such Real Estate Assets after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation of such Real Estate Assets during such fiscal period, including, without limitation, property operating expenses, real estate taxes and bad debt expenses, but before payment or provision for Fixed Charges, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with Generally Accepted Accounting Principles. With respect to Real Estate Assets located outside of the United States, Net Operating Income shall be converted from the currency in which the applicable income and expenses are paid in Dollars using published currency exchange rates in effect as of the end of each month within the applicable fiscal period.
Newly Acquired Property. As of any date, a Real Estate Asset (other than a Development Property) that has been owned or ground leased for less than four full fiscal quarters as of such date.
New Lender Joinder Agreement. See §2.2(a).
Newly Stabilized Property. As of any date, a Real Estate Asset that as of such date is not a Development Property, but was a Development Property at some time during the most recently ended period of four full fiscal quarters.
Non-Consenting Lender. Any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders, all Lenders under one of the Facilities or all affected Lenders in accordance with the terms of §25 and (ii) has been approved by the Requisite Lenders, the Requisite Revolving Lenders or the Requisite Delayed Draw Term Lenders, as applicable.
Non-Defaulting Lender. At any time, each Lender that is not a Defaulting Lender at such time.
Non-LIBOR Quoted Currency. Any currency other than a LIBOR Quoted Currency.
Notes. The Revolving Credit Notes, the Delayed Draw Term Notes and the Designated Bank Notes.
Obligations. All indebtedness, obligations and liabilities of the Borrower, any Guarantor or the Company to any of the Lenders and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
OFAC. The Office of Foreign Assets Control of the United States Department of the Treasury.
Original Notes. The “Notes” as defined in the Existing Credit Agreement.
Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.12).
Outstanding Obligations. As of any date of determination, the sum of the outstanding principal amount of the Loan Obligations and the Letter of Credit Obligations.
Overnight Rate. For any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
Participant. See §18(d).
Participating Member State. Any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Participant Register. See §18(d).
PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
Permitted Acquisition. The acquisition by the Borrower or any Related Company of Real Estate Assets which, in the aggregate, are primarily leased or intended to be leased primarily for industrial or office purposes or other similar commercial purposes of a type consistent with the Borrower’s business strategy, whether such acquisition is accomplished by a direct purchase of such Real Estate Assets or by a merger or acquisition of stock or other ownership interests or debt securities such that the owner of such Real Estate becomes a Related Company.
Permitted Liens. The following Liens, security interests and other encumbrances:
(i)Liens to secure taxes, assessments and other governmental charges;
(ii)    deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations, and deposits with utility companies and other similar deposits made in the ordinary course of business;
(iii)    Liens in respect of judgments or awards;
(iv)    Liens of carriers, warehousemen, mechanics and materialmen, and other Liens securing claims for labor, materials and/or supplies;
(v)    encumbrances consisting of easements, rights of way, Leases, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; landlord’s or lessor’s Liens and similar or minor Liens or encumbrances none of which in the opinion of the Borrower interferes materially and adversely with the ordinary conduct of the business of the Borrower, and which matters neither (x) individually or in the aggregate have a Material Adverse Effect nor (y) individually or in the aggregate have a materially adverse effect on the value of an Unencumbered Property;
(vi)    [reserved];
(vii)    Liens on capital assets (not Real Estate) securing Indebtedness for the purchase price of such capital assets otherwise permitted by this Agreement; and;
(viii)    Liens affecting an Unencumbered Property consisting of mortgages, deeds of trust or other security interests granted by a Guarantor or a Related Company (or, in the event that a Guarantor or the Borrower controls the owner of the Unencumbered Property, the owner of the Unencumbered Property) to the Borrower or another Guarantor to secure intercompany Indebtedness owing from such Guarantor or Related Company (or, in the event that a Guarantor or the Borrower controls the owner of the Unencumbered Property, the owner of the Unencumbered Property) to the Borrower or such other Guarantor; provided that at all times such Indebtedness and Liens shall be held by the Borrower or a Guarantor and the Borrower’s or such Guarantor’s rights or interests therein shall not be subject to any Liens except Permitted Liens.
Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
Philadelphia Navy Yard. The portfolio of Real Estate Assets located within the former boundaries of the decommissioned Philadelphia Navy Base that is owned directly or indirectly from time to time by (i) Liberty/Synterra Limited Partnership, a joint venture between a wholly-owned Subsidiary of the Borrower and certain entities affiliated with Synterra Partners, (ii) the Borrower, or (iii) any entity in which the Borrower is the direct or indirect owner of at least 95% of the equity interests therein.
Platform. See §7.5.
Prepayment Date. See §3.3.
Properties. All Real Estate Assets, Real Estate, and all other assets, including, without limitation, intangibles and personalty owned by the Borrower or any of the Related Companies.
PTE. A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
Public Lender. Specified in §7.5.
Rating Agencies. Moody’s, S&P and Fitch.
Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower, any Guarantor, or any of the Related Companies.
Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any Guarantor or by any of the Related Companies at the relevant time of reference thereto, including without limitation, the Unencumbered Properties, but excluding all leaseholds other than Eligible Ground Leases.
Recipient. The Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.
Recourse Indebtedness. That portion of Total Debt which is Indebtedness other than Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to specific assets encumbered by a lien securing such Indebtedness.
Register. See §18.3.
REIT. A domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Internal Revenue Code or any successor provisions.
Related Business. A business which is either (i) customarily ancillary to the real estate business such as real estate consulting, brokerage or management or (ii) provides telecommunication or other goods and services to the tenants of the Properties.
Related Companies. Any entity whose financial statements are consolidated or combined with the Company’s pursuant to Generally Accepted Accounting principles and any ERISA Affiliate. As of the Effective Date, the Related Companies are the entities listed and described on Schedule 1.3 hereto.
Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
Release. See §6.18(c)(iii).
Requisite Delayed Draw Term Lenders. At any time, Delayed Draw Term Lenders holding at least fifty-one percent (51%) of the Delayed Draw Term Facility on such date. The portion of the Delayed Draw Term Facility held by any Defaulting Lender shall be disregarded in determining Requisite Delayed Draw Term Lenders at any time.
Requisite Lenders. At any time, Lenders holding at least fifty-one percent (51%) of the sum of (a) the aggregate Revolving Credit Commitments, or, on and after the date that the aggregate Revolving Credit Commitments have been terminated pursuant to §12.2, the aggregate Revolving Credit Exposures (other than Revolving Credit Exposure attributable to Competitive Bid Loans) of all Revolving Lenders and (b) the Delayed Draw Term Facility. The Revolving Credit Commitments (or the Revolving Credit Exposures) of, and/or the portion of the Delayed Draw Term Facility held by, any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.
Requisite Revolving Lenders. As of any date, the Revolving Lenders whose aggregate Revolving Credit Commitments constitute at least fifty-one percent (51%) of the Total Revolving Credit Commitment, provided that on and after the date that Revolving Credit Commitments which constitute at least fifty-one percent (51%) of the Total Revolving Credit Commitment have terminated pursuant to §12.2, Requisite Revolving Lenders shall mean the Revolving Lenders whose aggregate Revolving Credit Exposures (other than Revolving Credit Exposure attributable to Competitive Bid Loans) constitute at least fifty-one percent (51%) of the aggregate Revolving Credit Exposures (other than Revolving Credit Exposure attributable to Competitive Bid Loans) of all Revolving Lenders. The Revolving Credit Commitments (or the Revolving Credit Exposures) of any Defaulting Lenders shall be disregarded when determining the Requisite Revolving Lenders.
Responsible Officer. Any one of the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Executive Vice Presidents, Senior Vice Presidents or other executive officers of the Company, solely for purposes of the delivery of incumbency certificates pursuant to §10.4, the secretary or any assistant secretary of the Company and, solely for purposes of notices given pursuant to §2, any other officer or employee of the Company so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of the Company designated in or pursuant to an agreement between the Company and the Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company in its own capacity or as general partner on behalf of the Borrower, as applicable.
Revaluation Date. Each of the following: (a) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to §2.6 and (c) such additional dates as the Agent shall determine or the Requisite Lenders shall require.
Revolving Availability. At any time, the amount by which the Total Revolving Credit Commitments at such time exceeds the aggregate Revolving Credit Exposures of all Revolving Lenders at such time.
Revolving Credit Commitment. With respect to each Revolving Lender, the amount set forth from time to time on Schedule 1.2 hereto or in the New Lender Joinder pursuant to which such Revolving Lender becomes a party hereto, in each case, as the amount of such Revolving Lender’s commitment to make Revolving Loans hereunder to the Borrower and to participate in Letters of Credit hereunder, as adjusted from time to time as a result of any Incremental Revolving Increase pursuant to §2.2, any reduction in Revolving Credit Commitments pursuant to §2.2(f), or any assignment pursuant to §18.
Revolving Credit Exposure. With respect to each Revolving Lender as of any date of determination, the sum, without duplication, of the following: (i) the outstanding principal amount of all Loans advanced by such Lender under §2.1(a), (ii) the outstanding principal amount of all Mandatory Base Rate Loans advanced by such Lender pursuant to §2.9(c)(i), (iii) the outstanding principal amount of all participations purchased by such Lender pursuant to §2.9(c)(iii), (iv) the outstanding principal amount of all Competitive Bid Loans advanced by such Lender pursuant to §2.10(k), and (v) such Lender’s Commitment Percentage of the stated amount of each Letter of Credit issued under §2.9 which has not expired or terminated prior to the date of determination.
Revolving Credit Facility. At any time means the Total Revolving Credit Commitment at such time.
Revolving Credit Maturity Date. October 20, 2021, or such earlier date on which all Revolving Loans made hereunder shall become due and payable pursuant to the terms hereof. The Borrower may, by written notice to the Agent given at least thirty (30) days but not more than ninety (90) days prior to the then scheduled Revolving Credit Maturity Date, extend the Revolving Credit Maturity Date up to two times for a period of six months per extension (for a total possible extension of one (1) year), provided that no Default or Event of Default shall have occurred and be continuing on the date of such notice and that the Borrower pay (i) in the case of the first such extension, an aggregate extension fee equal to 0.0625% of the Total Revolving Credit Commitment and (ii) in the case of the second such extension, an aggregate extension fee equal to 0.075% of the Total Revolving Credit Commitment (in each case, to the Agent for the ratable benefit of the Revolving Lenders) on or prior to the then scheduled Revolving Credit Maturity Date.
Revolving Credit Notes. See §2.3.
Revolving Lender. Any Lender that has a Revolving Credit Commitment.
Revolving Loans. Loans made by the Lenders pursuant to §§2.1(a) and 2.9.
S&P. S&P Global Ratings, a division of S&P Global Inc. and its successors.
S&P Rating. The rating for the Borrower’s non-credit enhanced senior long-term unsecured debt assigned by S&P.
Same Day Funds. (a) With respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
Sanction(s). Any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
Secured Indebtedness. That portion of Total Debt which is secured by a Lien on any Properties.
Solvent. When used with respect to any Person, means that at the time of determination:
(i)    the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and
(ii)    the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(iii)    it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and
(iv)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
Special Notice Currency. At any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
Specified Date. See §9.5.
Spot Rate. For a currency means the rate determined by the Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
Sterling and £. The lawful currency of the United Kingdom.
Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.
Syndication Agent. As defined in the preamble hereto.
“TARGET2” The Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” Any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.
Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Loan Commitment. See §2.2(a).
Total Asset Value. On any date, without duplication, an amount equal to the sum of the Borrower’s share of each of the following:
(a)    for each Real Estate Asset other than any Real Estate Asset that as of such date is (i) a Newly Acquired Property, (ii) a Development Property or (iii) a Newly Stabilized Property, an amount equal to Adjusted Net Operating Income from such Real Estate Asset for the then most recently ended period of four (4) full fiscal quarters, divided by the applicable Capitalization Rate (but in no event less than zero); plus
(b)    for (i) each Newly Acquired Property that has been owned or ground leased for less than one (1) full fiscal quarter as of such date, (ii) each Newly Stabilized Property that has been a Newly Stabilized Property for less than one (1) full fiscal quarter as of such date, and (iii) each Development Property, the undepreciated cost of such Real Estate Asset (after any impairments) in accordance with Generally Accepted Account Principles; plus
(c)    for (i) each Newly Acquired Property that has been owned or ground leased for at least one (1) full fiscal quarter but less than four (4) full fiscal quarters as of such date and (ii) each Newly Stabilized Property that has been a Newly Stabilized Property for at least one (1) full fiscal quarter but less than four (4) full fiscal quarters as of such date, either
(1)    the undepreciated cost of such Real Estate Asset (after any impairments) in accordance with Generally Accepted Accounting Principles, or
(2)    if the Borrower has made an irrevocable election to value such Real Estate Asset in accordance with this clause (c)(2) (and in a corresponding manner for purposes of determining the Value of All Unencumbered Properties if such Real Estate Asset is an Unencumbered Property), then

(A)
if such Real Estate Asset has been owned or ground leased (in the case of a Newly Acquired Property) or has been a Newly Stabilized Property (in the case of a Newly Stabilized Property) for at least one (1) full fiscal quarter but less than two (2) full fiscal quarters on such date, an amount equal to Adjusted Net Operating Income from such Real Estate Asset for such fiscal quarter, multiplied by 4, divided by the applicable Capitalization Rate (but in no event less than zero),

(B)
if such Real Estate Asset has been owned or ground leased (in the case of a Newly Acquired Property) or has been a Newly Stabilized Property (in the case of a Newly Stabilized Property) for at least two (2) full fiscal quarters but less than three (3) full fiscal quarters on such date, an amount equal to Adjusted Net Operating Income from such Real Estate Asset for such two (2) fiscal quarter period, multiplied by 2, divided by the applicable Capitalization Rate (but in no event less than zero),

(C)
if such Real Estate Asset has been owned or ground leased (in the case of a Newly Acquired Property) or has been a Newly Stabilized Property (in the case of a Newly Stabilized Property) for at least three (3) full fiscal quarters but less than four (4) full fiscal quarters on such date, an amount equal to Adjusted Net Operating Income from such Real Estate Asset for such three (3) fiscal quarter period, multiplied by 4/3, divided by the applicable Capitalization Rate (but in no event less than zero); plus

(d)    unrestricted cash and cash equivalents and the book value (after any impairments) of notes receivable, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided that no such unrestricted cash and cash equivalents will be added to Total Asset Value if such unrestricted cash and cash equivalents have been deducted from Total Debt, Secured Indebtedness or Unsecured Indebtedness in the calculation of the covenants in §§9.1 through 9.6, plus
(e)    the book value (after any impairments) of Undeveloped Land.
Notwithstanding the foregoing, the contributions to Total Asset Value for certain types of investments shall be limited, without duplication, as follows:

Category of Investment	Maximum Percentage contribution to Total Asset Value
Development Properties	25%
Unconsolidated Entities	15%
Undeveloped Land	10%
Mortgages and Notes Receivable	7.5%
Aggregate of all Development Properties, Undeveloped Land and Mortgages and Notes Receivable	30%
Total Commitment. The aggregate principal amount of the Commitments of all of the Lenders, as in effect from time to time, the maximum amount of which shall be $900,000,000, as increased from time to time pursuant to §2.2 or as decreased from time to time pursuant to §2.2(f) and (g).
Total Debt. The sum of the following (without duplication): (i) all Indebtedness of the Borrower and the Related Companies included in the liabilities portion of the Borrower’s balance sheet prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter for which financial statements have been provided pursuant to §7.4, including, without limitation, the Indebtedness presently shown on the balance sheet line items designated as “mortgage loans”, “unsecured notes” and “credit facility”, plus (ii) all Indebtedness of the Borrower and the Related Companies of a type which is not included on the balance sheet described in clause (i) of this definition. Notwithstanding the use of Generally Accepted Accounting Principles, the calculation of Total Debt shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities that is included in the calculation of Total Debt shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.
Total Revolving Credit Commitment. The aggregate principal amount of the Revolving Credit Commitments of all of the Lenders, as in effect from time to time, the maximum amount of which shall be $800,000,000, as increased from time to time pursuant to §2.2 or as decreased from time to time pursuant to §2.2(f).
Type. As to any Loan its nature as a Base Rate Loan, a LIBOR Loan or a Eurocurrency Rate Loan.
UCP. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later reason thereof as may be in effect at the time of issuance).
Unconsolidated Entity. As of any date, subject to §9.9(a), any Person in whom the Borrower, the Company or any Related Company holds an Investment, and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial statements of the Borrower, if such statements were prepared as of such date. Unconsolidated Entities existing on the date hereof are set forth in Schedule 1.3.
Undeveloped Land. Any Real Estate Asset consisting of raw land which is unimproved by buildings and does not generate any income.
Unencumbered Property. A Real Estate Asset which at the date of determination, (i)(a) is 100% owned in fee or ground leased under an Eligible Ground Lease by (1) the Borrower, (2) one of the Guarantors which is 100% owned directly or indirectly by the Borrower and/or the Company or (3) an Unencumbered Property Subsidiary, provided that if an Unencumbered Property Subsidiary subsequently becomes liable for any Indebtedness (other than Indebtedness owing to the Borrower) (whether secured or unsecured and including any guarantees of Indebtedness of another Person), all Real Estate Assets of such Subsidiary shall cease to be Unencumbered Properties unless such Subsidiary elects to become a Guarantor hereunder and complies with the provisions of §5.6 hereof (but notwithstanding anything to the contrary contained herein, the existence of such Indebtedness shall not result in a Default or an Event of Default, unless such Indebtedness was incurred in violation of §8.1) and the other requirements set forth above in this clause (i) with respect to such Real Estate Asset are satisfied, or (b) consists of the Borrower’s joint venture equity interests in the Philadelphia Navy Yard so long as the Borrower owns at least 75% of the equity interests in such joint venture and the Borrower directly or indirectly has the sole authority to make decisions regarding any sales or financings related to such Real Estate Asset; (ii) (other than any Real Estate Asset that constitutes a Development Property or Undeveloped Land) is improved with one or more completed industrial or office buildings or other similar commercial property of a type consistent with the Borrower’s business strategy; (iii) is not directly or indirectly subject to any Lien (other than Permitted Liens) or to any negative pledge agreement or other agreement that prohibits the creation of any Lien thereon; (iv) is a Real Estate Asset with respect to which each of the representations contained in §6.18 and §6.21 hereof is true and accurate as of such date of determination; (v) may be legally conveyed separately from any other Real Estate without the need to obtain any subdivision approval, zoning variance or other consent or approval from an unrelated Person; (vi) is located in the United States, Canada or the United Kingdom; and (vii) to the extent requested by the Agent, the Borrower has delivered to the Agent historical operating and leasing information relating to such Unencumbered Property, in form and substance reasonably satisfactory to the Agent. Each Real Estate Asset which satisfies the conditions set forth in this definition or with respect to which the Requisite Lenders have granted the necessary waivers pursuant to §5.2 shall be deemed to be an Unencumbered Property only during such periods of time as the Borrower has included the same on the list of Unencumbered Properties attached to the most recent Compliance Certificate delivered hereunder.
Unencumbered Property Subsidiary. A Subsidiary of the Borrower that (a) directly owns or ground leases a Real Estate Asset, (b) is not a Guarantor, (c) is 100% owned directly or indirectly by the Borrower and/or the Company, (d) is not liable for any Indebtedness (other than Indebtedness owing to the Borrower) (whether secured or unsecured and including any guarantees of Indebtedness of another Person) and (e) is not the subject of an event of the type described in §12.1(g) or §12.1(h).
Unreimbursed Amount. The amount, if any, of a drawing under a Letter of Credit that is not reimbursed by the Borrower within the time frames specified in clause (x) or (y), as applicable, of the second sentence of §2.9(c)(i).
Unsecured Indebtedness. That portion of Total Debt which is not secured by a Lien (other than Permitted Liens) on any Properties including, without limitation, the Outstanding Obligations and any Indebtedness evidenced by any bonds, debentures, notes or other debt securities presently outstanding or which may be hereafter issued by the Borrower or by the Company. Unsecured Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.
U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate. See §4.4(e)(ii)(B)(III).
Value of All Unencumbered Properties. On any date, without duplication, an amount equal to:
(a)    for each Unencumbered Property other than any property that as of such date is (i) a Newly Acquired Property, (ii) a Development Property or (iii) a Newly Stabilized Property, an amount equal to Adjusted Net Operating Income from such Unencumbered Property for the then most recently ended period of four (4) full fiscal quarters, divided by the applicable Capitalization Rate (but in no event less than zero); plus
(b)    for each Unencumbered Property that is (i) a Newly Acquired Property that has been owned or ground leased for less than one (1) full fiscal quarter as of such date, (ii) a Newly Stabilized Property that has been a Newly Stabilized Property for less than one (1) full fiscal quarter as of such date, or (iii) a Development Property, the undepreciated cost of such properties (after any impairments) in accordance with Generally Accepted Accounting Principles; plus
(c)    for (i) each Newly Acquired Property that has been owned or ground leased for at least one (1) full fiscal quarter but less than four (4) full fiscal quarters as of such date and (ii) each Newly Stabilized Property that has been a Newly Stabilized Property for at least one (1) full fiscal quarter but less than four (4) full fiscal quarters as of such date, either
(1)    the undepreciated cost of such Unencumbered Property (after any impairments) in accordance with Generally Accepted Accounting Principles, or
(2)    if the Borrower has made an irrevocable election with respect to such Unencumbered Property to value such property in accordance with this clause (c)(2) (and in a corresponding manner for purposes of determining Total Asset Value), then
(A)    if such Unencumbered Property has been owned or ground leased (in the case of a Newly Acquired Property) or has been a Newly Stabilized Property (in the case of a Newly Stabilized Property) for at least one (1) full fiscal quarter but less than two (2) full fiscal quarters on such date, an amount equal to Adjusted Net Operating Income from such Unencumbered Property for such fiscal quarter, multiplied by 4, divided by the applicable Capitalization Rate (but in no event less than zero),
(B)    if such Unencumbered Property has been owned or ground leased (in the case of a Newly Acquired Property) or has been a Newly Stabilized Property (in the case of a Newly Stabilized Property) for at least two (2) full fiscal quarters but less than three (3) full fiscal quarters on such date, an amount equal to Adjusted Net Operating Income from such Unencumbered Property for such two (2) fiscal quarter period, multiplied by 2, divided by the applicable Capitalization Rate (but in no event less than zero),
(C)    if such Unencumbered Property has been owned or ground leased (in the case of a Newly Acquired Property) or has been a Newly Stabilized Property (in the case of a Newly Stabilized Property) for at least three (3) full fiscal quarters but less than four (4) full fiscal quarters on such date of, an amount equal to Adjusted Net Operating Income from such Unencumbered Property for such three (3) fiscal quarter period, multiplied by 4/3, divided by the applicable Capitalization Rate (but in no event less than zero); plus
(d)    the book value (after any impairments) of Undeveloped Land; plus
(e)    unrestricted cash and cash equivalents;

provided that no such unrestricted cash and cash equivalents will be added to Value of All Unencumbered Properties if such unrestricted cash and cash equivalents have been deducted from Unsecured Indebtedness in the calculation of the financial covenant in §9.1.
To the extent that the contribution to Value of All Unencumbered Properties made by (i) any single property exceeds ten percent (10%) of the Value of All Unencumbered Properties, (ii) Canadian and United Kingdom Unencumbered Properties exceeds ten percent (10%) of the Value of All Unencumbered Properties, (iii) ground leased Unencumbered Properties exceeds ten percent (10%)of the Value of All Unencumbered Properties, (iv) Undeveloped Land exceeds ten percent (10%) of the Value of All Unencumbered Properties and (v) Undeveloped Land and Development Properties in the aggregate exceeds twenty-five percent (25%) of the Value of All Unencumbered Properties the excess amount, without duplication, shall, in each case, be excluded from the computation of Value of All Unencumbered Properties.
Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.
Write-Down and Conversion Powers. With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
§1.2.    Rules of Interpretation.
(a)    Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).
(b)    The singular includes the plural and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(c)    Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(d)    A reference to any Person includes its permitted successors and permitted assigns.
(e)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein, and, except as otherwise expressly stated, all use of accounting terms with respect to the Borrower shall reflect the consolidation of the financial statements of the Borrower and the Related Companies.
(f)    If at any time any change in Generally Accepted Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Generally Accepted Accounting Principles (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Generally Accepted Accounting Principles prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Generally Accepted Accounting Principles. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Initial Financial Statements for all purposes of this Agreement, notwithstanding any changes in Generally Accepted Accounting Principles relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(g)    The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(h)    All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.
(i)    Reference to a particular “§” or “Section” or “Exhibit” or “Schedule” refers to that section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. “§” or “Section” may be used interchangeably in this Agreement and in the other Loan Documents to refer to a section of this Agreement.
(j)    The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
(k)    The words “so long as any Loan or Note is outstanding” shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.
(l)    The words “asset” and property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(m)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
§1.3.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
§1.4.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
§1.5.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
§1.6.    Exchange Rates; Currency Equivalents.
(a)    The Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Revolving Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so reasonably determined by the Agent.
(b)    Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Agent.
(c)    The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
§1.7.    Additional Alternative Currencies.
(a)    The Borrower may from time to time request that Revolving Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Agent and the Revolving Lenders.
(b)    Any such request shall be made to the Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Loan (or such other time or date as may be agreed by the Agent in its sole discretion). The Agent shall promptly notify each Revolving Lender thereof of each such request. Each Revolving Lender shall notify the Agent not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans in such requested currency.
(c)    Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Revolving Loans to be made in such requested currency. If the Agent and all the Revolving Lenders consent to making Revolving Loans in such requested currency, the Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of Revolving Loans. If the Agent shall fail to obtain consent to any request for an additional currency under this §1.7, the Agent shall promptly so notify the Borrower.
§1.8.    Change of Currency.
(a)    Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
§2.     CREDIT FACILITIES.
§2.1.    Loans - Commitment to Lend Revolving Loans and Delayed Draw Term Loans; Limitation on Commitments.
(a)    Subject to the provisions of §2.5 and the other terms and conditions set forth in this Agreement, each of the Revolving Lenders severally (and not jointly) agrees to lend to the Borrower, and the Borrower may borrow, repay, and reborrow, in Dollars or in one or more Alternative Currencies from time to time between the Effective Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.5, in such amounts as are requested by the Borrower up to a maximum aggregate principal amount (after giving effect to all amounts requested) such that such Lender’s Revolving Credit Exposure (excluding the Competitive Bid Loans owed to such Lender) does not exceed such Lender’s Revolving Credit Commitment, provided that the aggregate Revolving Credit Exposures of all Revolving Lenders (after giving effect to all amounts requested) shall not exceed the Total Revolving Commitment or the Maximum Credit Amount and the aggregate outstanding principal amount of Revolving Loans (after giving effect to all amounts requested but excluding the Competitive Bid Loans) denominated in Alternative Currencies does not exceed the Alternative Currency Sublimit. The Revolving Loans under this §2.1(a) shall be made pro rata in accordance with each Revolving Lender’s Commitment Percentage and the Revolving Lenders shall at all times immediately adjust inter se any inconsistency between each Revolving Lender’s outstanding principal amount thereof and each Revolving Lender’s Revolving Credit Commitment. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in §10 or §11 (whichever is applicable) have been satisfied on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Revolving Loan, provided that the making of such representation and warranty by the Borrower shall not limit the right of any Revolving Lender not to lend upon a determination by the Requisite Revolving Lenders that such conditions have not been satisfied.
(b)    Subject to the provisions of §2.5 and the other terms and conditions set forth in this Agreement, each of the Delayed Draw Term Lenders severally (and not jointly) agrees to make up to two term loans to the Borrower in Dollars from time to time after the Effective Date through the Delayed Draw Termination Date upon notice by the Borrower to the Agent given in accordance with §2.5, in such amounts as are requested by the Borrower up to a maximum aggregate principal amount (after giving effect to all amounts requested) that does not exceed such Lender’s Delayed Draw Term Commitment; provided that, amounts borrowed under this §2.1(b) and repaid or prepaid may not be reborrowed. The Delayed Draw Term Loans under this §2.1(b) shall be made pro rata in accordance with each Delayed Draw Term Lender’s Commitment Percentage and the Delayed Draw Term Lenders shall at all times immediately adjust inter se any inconsistency between each Delayed Draw Term Lender’s outstanding principal amount thereof and each Delayed Draw Term Lender’s Delayed Draw Term Commitment. Each request for a Delayed Draw Term Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in §11 have been satisfied on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Delayed Draw Term Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Delayed Draw Term Lender not to lend upon a determination by the Requisite Delayed Draw Term Lenders that such conditions have not been satisfied.
§2.2.    Changes in Total Commitment.
(a)    Provided that no Default or Event of Default has occurred and is continuing, upon written notice to the Agent, the Borrower may, at any time and from time to time, request to increase the aggregate amount of the Facilities to an amount not exceeding $1,600,000,000 by requesting an increase in the Total Revolving Credit Commitment (each such increase, an “Incremental Revolving Increase”) and/or, after the Delayed Draw Termination Date, adding one or more tranches of term loans (each, an “Incremental Term Loan Facility”; each Incremental Term Loan Facility and each Incremental Revolving Increase are collectively referred to as an “Increase”), in each case, in minimum increments of $50,000,000. Upon receipt of such notice, the Agent shall notify the Borrower of the amount of the upfront fees to be paid to any Lenders who provide an Additional Revolving Commitment and/or commitment with respect to a requested Incremental Term Loan Facility (such commitment, a “Term Loan Commitment”); each Term Loan Commitment and each Additional Revolving Commitment are collectively referred to as “Additional Commitments”) in connection with such Increase. The Agent shall send a notice to all Lenders (the “Additional Commitment Request Notice”) informing them of the Borrower’s request for an Increase and of the upfront fees agreed with the Borrower to be paid with respect thereto and the deadline by which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of the Additional Commitment Request Notice to the Lenders). Each Lender who desires to provide an Additional Commitment upon such terms shall provide the Agent with a written commitment letter specifying the amount of the Additional Commitment (and, to the extent the Borrower requests both an Additional Revolving Commitment and a Term Loan Commitment, specifying the allocation of such Lender’s Additional Commitment) that it is willing to provide prior to the deadline specified in the Additional Commitment Request Notice. Any Lender not responding prior to such deadline shall be deemed to have declined to provide an Additional Commitment. If the requested Increase is oversubscribed, then the Agent and the Arrangers shall allocate the Increase among the Lenders who provide such commitment letters on such basis as the Agent and the Arrangers shall determine in their sole discretion. If the Additional Commitments so provided are not sufficient to provide the full amount of the Increase requested by the Borrower, then the Agent may, but shall not be obligated to, invite one or more Eligible Assignees to become a Lender and provide an Additional Commitment, subject, in the case of an Additional Revolving Commitment, to the approval of the L/C Issuers, pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent and its counsel (a “New Lender Joinder Agreement”). The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Additional Revolving Commitment and/or Term Loan Commitment to be provided by each Lender and, in the case of Additional Revolving Commitments, the revised Commitment Percentages which shall be applicable after the effective date of the Increase specified therein (the “Commitment Increase Date”). On the Commitment Increase Date, the Borrower shall pay such fees as have been agreed in writing to be paid by the Borrower in connection therewith and as otherwise mutually agreed at the time. Nothing in this §2.2 shall constitute or be deemed to constitute an agreement by any Lender to participate in any Increase hereunder.
(b)    On each Commitment Increase Date with respect to an Incremental Revolving Increase, in the event that the Incremental Revolving Increase results in any change to the Commitment Percentage of any Lender, the outstanding principal balance of the Revolving Loans shall be reallocated among the Revolving Lenders such that after the Commitment Increase Date the outstanding principal amount of Revolving Loans owed to each Revolving Lender shall be equal to such Revolving Lender’s Commitment Percentage (as in effect after the Commitment Increase Date) of the outstanding principal amount of all Revolving Loans. On each Commitment Increase Date with respect to an Incremental Revolving Increase, those Revolving Lenders whose Commitment Percentage is increasing (including all Eligible Assignees that are becoming Revolving Lenders in connection with such Increase) shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Loans. To the extent such reallocation results in certain Lenders receiving funds which are applied to Eurocurrency Rate Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Lenders the indemnity payments described in §4.8, which shall be determined separately for each such Lender in the manner set forth therein. On each Commitment Increase Date with respect to an Incremental Revolving Increase, the Revolving Lenders’ respective participation interests in outstanding Letters of Credit shall also be adjusted to reflect the revised Commitment Percentages.
(c)    On each Commitment Increase Date with respect to an Incremental Term Loan Facility, each Lender with a Term Loan Commitment shall make an Incremental Term Loan to the Borrower equal to its allocated portion of the Incremental Term Loan Facility.
(d)    To the extent any Increase shall take the form of an Incremental Term Loan Facility, this Agreement and the other Loan Documents may be amended, supplemented or restated as necessary or appropriate, as reasonably agreed by the Agent and the Borrower, to give effect to or evidence the terms of such Incremental Term Loan Facility with the consent of the Agent, each Lender providing a Term Loan Commitment and the Borrower.
(e)    Upon request, the Borrower shall execute and deliver to the Agent Notes for any Person joining this Agreement as a Lender pursuant to any Increase.
(f)    The Borrower shall have the right at any time upon at least ten (10) Business Days’ prior written notice to the Agent, to (i) reduce by $10,000,000 or an integral multiple of $10,000,000 in excess thereof, the unborrowed portion of the then Total Revolving Credit Commitment, provided that (x) the Total Revolving Credit Commitment shall not be reduced to less than $100,000,000 unless the Total Revolving Credit Commitment is reduced to zero and (y) the Revolving Credit Commitments as reduced shall not be in an amount less than the sum of the aggregate Loan Obligations and the aggregate Letter of Credit Obligations and (ii) prior to the Delayed Draw Termination Date, reduce by $10,000,000 or an integral multiple of $10,000,000 in excess thereof or terminate entirely the unborrowed portion of the Delayed Draw Term Facility, whereupon the Delayed Draw Term Commitments of the Delayed Draw Term Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice, or, as the case may be, terminated. The Revolving Credit Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in any such notice. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any Facility Fee or Delayed Draw Term Unused Fee then accrued and unpaid on the amount of the reduction. No reduction of the Commitments may be reinstated.
(g)    The Delayed Draw Term Commitment of each Delayed Draw Term Lender shall be automatically and permanently reduced by the amount of each Delayed Draw Term Loan made by such Lender. The aggregate unfunded Delayed Draw Term Commitments shall be automatically and permanently reduced to zero on the earlier of (i) the date the aggregate Delayed Draw Term Loans made by the Delayed Draw Term Lenders equal the aggregate Delayed Draw Term Commitments of all Delayed Draw Term Lenders and (ii) the Delayed Draw Termination Date.
(h)    This §2.2 shall supersede any provisions in §4.13 or §25 to the contrary.
§2.3.    Evidence of Debt.
(a)    The Loans and L/C Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans and L/C Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a promissory note in substantially the form of Exhibit A-1 hereto (each a “Revolving Credit Note”) or in substantially the form of Exhibit A-2 hereto (each a “Delayed Draw Term Note”), in each case, completed with appropriate insertions, which Revolving Credit Note and/or Delayed Draw Term Note, as the case may be, shall evidence such Lender’s Revolving Loans and Delayed Draw Term Loans, respectively, to the Borrower in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
§2.4.    Interest on Loans.
(a)    Subject to §4.9, each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)    Subject to §4.9, each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period with respect thereto at a rate per annum equal to the applicable Eurocurrency Rate determined for such Interest Period plus the Applicable Margin (or, with respect to Competitive Bid Loans, the applicable Competitive Bid Margin).
(c)    Subject to §4.9, each LIBOR Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Margin.
(d)    The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
§2.5.    Requests for Loans. With respect to each proposed Loan (other than a Competitive Bid Loan or a Mandatory Base Rate Loan), the Borrower shall deliver to the Agent a Loan Request no later than 11:00 a.m. on (a) the proposed Borrowing Date of any Base Rate Loan or LIBOR Loan, (b) three (3) Business Days prior to the proposed Borrowing Date of any Eurocurrency Rate Loan denominated in Dollars, (c) four (4) Business Days prior to the proposed Borrowing Date of any Eurocurrency Rate Loan denominated in Euro or Sterling, and (d) five (5) Business Days prior to the proposed Borrowing Date of any Eurocurrency Rate Loan denominated in Alternative Currencies other than Euro and Sterling. Each Loan Request shall specify (i) whether the Borrower is requesting a Revolving Loan, an Incremental Term Loan or a Delayed Draw Term Loan, (ii) the principal amount of the proposed Loan, (iii) the proposed Borrowing Date of such Loan, (iv) in the case of a request for a Eurocurrency Rate Loan, the Interest Period for such Loan, (v) the Type of such Loan, (vi) in the case of a request for a Revolving Loan, the currency of any Revolving Loan to be borrowed, (vii) in the case of a request for a Revolving Loan, the Revolving Availability as of the date of the Loan Request and (vii) in the case of a request for a Delayed Draw Term Loan or an Incremental Term Loan, the portion, if any, of the requested Loan that is subject to an Interest Rate Contract. If the Borrower fails to specify a currency in a Loan Request requesting a Revolving Loan, then the Revolving Loan so requested shall be made in Dollars. If the Borrower fails to specify a Type in a Loan Request, then the applicable Loan shall be made as a LIBOR Loan in the case of a Loan denominated in Dollars and as a Eurocurrency Rate Loan in the case of a Loan denominated in an Alternative Currency. If the Borrower fails to specify an Interest Period in a Loan Request requesting a Eurocurrency Rate Loan or a Loan denominated in an Alternative Currency, it will be deemed to have specified an Interest Period of one month. Submission of a Loan Request shall be deemed to be a representation by the Borrower that it will be in compliance with §9.1 through §9.6 after giving effect to such requested Loan. Upon receipt of a Loan Request, the Agent shall promptly notify each Revolving Lender or each Delayed Draw Term Lender, as applicable, of the amount (and currency) of its Commitment Percentage of the requested Revolving Loan or Delayed Draw Term Loan, as the case may be. Each applicable Lender shall be obligated to fund its Commitment Percentage of the requested Loans in accordance with §2.7(a). Each such Loan Request shall be irrevocable and binding on the Borrower and the Borrower shall be obligated to accept the Loan requested from the Lenders on the proposed Borrowing Date. Each Loan Request for a Revolving Loan shall be in a minimum aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and each Loan Request for a Delayed Draw Term Loan shall be in a minimum aggregate amount of $50,000,000 (or, in each case, if less, the unused portion of such Facility). For the avoidance of doubt, (i) all Delayed Draw Terms Loans made by the Lenders pursuant to a Loan Request (a “Delayed Draw Borrowing”) shall be of the same Type and, in the case of Eurocurrency Rate Loans, shall have the same Interest Period and (ii) all Incremental Terms Loans made by the Lenders pursuant to a Loan Request (an “Incremental Borrowing”) shall be of the same Type and, in the case of Eurocurrency Rate Loans, shall have the same Interest Period.
§2.6.    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert any outstanding Loan from one Type to another; provided that (i) with respect to any such conversion of a Eurocurrency Rate Loan to a Base Rate Loan or a LIBOR Loan, the Borrower shall give the Agent a Conversion Request no later than 11:00 a.m. three (3) Business Days prior to the conversion; (ii) with respect to any such conversion of a Eurocurrency Rate Loan into a Base Rate Loan or a LIBOR Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to §2.6(b) and §2.6(d) hereof, with respect to any such conversion of a Base Rate Loan or a LIBOR Loan to a Eurocurrency Rate Loan, the Borrower shall give the Agent a Conversion Request no later than 11:00 a.m. at least three (3) Business Days prior to the conversion; and (iv) no Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. The Agent shall promptly provide notice of any such request to the applicable Lenders. All or any part of outstanding Revolving Loans of any Type may be converted as provided herein; provided further that each Conversion Request relating to the conversion of a Base Rate Loan or a LIBOR Loan to a Eurocurrency Rate Loan shall be for an amount equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be irrevocable by the Borrower. For the avoidance of doubt, all, but not less than all, of an outstanding Delayed Draw Borrowing or Incremental Term Borrowing of any Type may be converted or continued as provided herein.
(b)    Any Eurocurrency Rate Loan may be continued as such upon the expiration of the Interest Period with respect thereto, subject to the proviso at the end of this §2.6(b) and §2.6(d), automatically as set forth in the §2.6(c), or by compliance by the Borrower with the notice provisions contained in §2.6(a)(ii); provided that no Eurocurrency Rate Loan denominated in Dollars may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a LIBOR Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default; and provided, further, that no Eurocurrency Rate Loan denominated in any Alternative Currency may be continued as such when any Default or Event of Default has occurred and is continuing without the consent of the Requisite Revolving Lenders, and the Requisite Revolving Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default. The Borrower shall notify the Agent promptly when any such automatic conversion contemplated by this §2.6(b) is scheduled to occur.
(c)    Subject to the provisions of §2.6(a), §2.6(b) and §2.6(d), in the event that the Borrower does not timely notify the Agent of its election hereunder with respect to any Eurocurrency Rate Loan, (x) such Loan, if denominated in an Alternative Currency, shall be automatically continued as a Eurocurrency Rate Loan in its original currency having a one month Interest Period, at the end of the applicable Interest Period and (y) such Loan, if denominated in Dollars, shall be automatically converted to a LIBOR Loan at the end of the applicable Interest Period. If the Borrower fails to specify an Interest Period in a Conversion Request with respect to a conversion to or continuation of a Eurocurrency Rate Loan or a continuation of a Loan denominated in an Alternative Currency, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(d)    The Borrower may not request a Eurocurrency Rate Loan pursuant to §2.5, elect to convert a Base Rate Loan or LIBOR Loan to a Eurocurrency Rate Loan pursuant to §2.6(a) or elect to continue a Eurocurrency Rate Loan pursuant to §2.6(b) if, after giving effect thereto, there would be greater than ten (10) Eurocurrency Rate Loans outstanding. Any Loan Request for a Eurocurrency Rate Loan that would create greater than ten (10) Eurocurrency Rate Loans outstanding shall be deemed to be a Loan Request for a LIBOR Loan.
§2.7.    Funds for Loans.
(a)    Subject to §2.5 and other provisions of this Agreement, not later than 2:00 p.m. in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Agent in the case of any Loan denominated in an Alternative Currency, in each case on the proposed Borrowing Date of any Loans, each of the applicable Lenders will make available to the Agent, at the Agent’s Head Office for the applicable currency, in Same Day Funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans. Upon receipt from each applicable Lender of such amount, and upon receipt of the documents required by §§10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in either case in accordance with the instructions set forth in the Loan Request (and reasonably acceptable to) the Agent; provided, however, that if, on the Borrowing Date with respect to a Revolving Loan denominated in Dollars there are L/C Borrowings outstanding pursuant to § 2.9(c)(i), then the proceeds of such Revolving Loans, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be available to the Borrower as provided herein. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Borrowing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other applicable Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans but in no event shall the Agent (in its capacity as the Agent) have any obligation to make any funding or shall any Lender be obligated to fund more than its applicable Commitment Percentage of the requested Loan or to increase its applicable Commitment Percentage on account of such failure or otherwise.
(b)    The Agent may, unless notified to the contrary by any Lender prior to 12:00 noon on a Borrowing Date, assume that such Lender has made available to the Agent on such Borrowing Date the amount of such Lender’s Commitment Percentage of the Loans to be made on such Borrowing Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans (to the extent the Borrower has not otherwise paid interest on the applicable Lender’s share of the applicable Loan pursuant to §2.4). If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Agent (with interest and fees as aforesaid), then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent. A notice of the Agent to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error.
(c)    The obligations of the applicable Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to §15(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under §15(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make such other Lender’s Loan, to purchase its participation or to make its payment under §15(c).
(d)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
§2.8.    [Reserved].
§2.9.    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this §2.9, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries denominated in Dollars, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the aggregate Revolving Credit Exposures of all Revolving Lenders (excluding all Competitive Bid Loans) shall not exceed the Total Revolving Credit Commitment or the Maximum Credit Amount, (y) the Revolving Credit Exposure of any Lender (excluding the Competitive Bid Loans owed to such Lender) shall not exceed such Lender’s Revolving Credit Commitment and (z) the outstanding amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The letters of credit issued prior to the Effective Date by Bank of America under the Existing Credit Agreement which are described on Schedule 1.4 (the “Existing Letters of Credit”) shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to §2.9(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Requisite Revolving Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date (subject to the provisions of such definition), unless all the Revolving Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the requested Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the requested Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)    the requested Letter of Credit is to be denominated in a currency other than Dollars (and such L/C Issuer shall not issue any Letter of Credit denominated in a currency other than Dollars without the consent of the Requisite Revolving Lenders);
(E)    if, after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations with respect to all Letters of Credit issued by such L/C Issuer would exceed fifty percent (50%) of the Letter of Credit Sublimit (the “Letter of Credit Commitment Amount”); provided that, subject to the limitations set forth in the proviso to the first sentence of §2.9(a)(i), any L/C Issuer may issue Letters of Credit in excess of such L/C Issuer’s Letter of Credit Commitment Amount;
(F)    any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to §2.12(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(G)    the requested Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in §14 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in §14 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, by a single L/C Issuer upon the request of the Borrower delivered to such L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Lender, the Agent or the Borrower or a Guarantor, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §10 or §11 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer agrees to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of §2.9(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Agent that the Requisite Revolving Lenders have elected not to permit such extension or (2) from the Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in §11 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Agent thereof (such notification provided by such L/C Issuer to the Borrower and the Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrower (x) on or prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under such Letter of Credit (each such date a payment is made by an L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 1:00 p.m. on the Honor Date, the Borrower shall reimburse such L/C Issuer through the Agent in an amount equal to the amount of such drawing or (y) after 11:00 a.m. on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrower shall reimburse such L/C Issuer through the Agent in an amount equal to the amount of such drawing (such date on which the Borrower, pursuant to clauses (x) and (y) of this sentence, is required to reimburse an L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the applicable L/C Issuer is reimbursed in full therefor (whether through payment by the Borrower and/or through a Mandatory Base Rate Loan or L/C Borrowing made in accordance with this §2.9(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Loan that is a Base Rate Loan and (B) thereafter, at the default rate in §4.9 applicable to a Revolving Loan that is a Base Rate Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Agent, solely for the account of the applicable L/C Issuer. If the Borrower fails to reimburse the applicable L/C Issuer for the full amount of the Unreimbursed Amount in accordance with the preceding sentence on the applicable L/C Reimbursement Date, the Agent shall promptly notify each Revolving Lender of the Honor Date, the L/C Reimbursement Date (if different from the Honor Date), the amount of the Unreimbursed Amount, and the amount of such Lender’s Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested Base Rate Loans from the Revolving Lenders to be disbursed on the L/C Reimbursement Date in an aggregate amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in §2.5 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Credit Commitments and the conditions set forth in §11 (other than the delivery of a Loan Request). Any notice given by an L/C Issuer or the Agent pursuant to this §2.9(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Lender shall upon any notice pursuant to §2.9(c)(i) make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Agent’s Head Office for Dollar-denominated payments in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of §2.9(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to such L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by Mandatory Base Rate Loans because the conditions set forth in §11 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable no later than one (1) Business Day following demand therefor (together with interest) and shall bear interest at the default rate specified in §4.9. In such event, each Revolving Lender’s payment to the Agent for the account of such L/C Issuer pursuant to §2.9(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this §2.9.
(iv)    Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this §2.9(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under its Letters of Credit, as contemplated by this §2.9(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this §2.9(c) is subject to the conditions set forth in §11 (other than delivery by the Borrower of a Loan Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Lender fails to make available to the Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this §2.9(c) by the time specified in §2.9(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s portion of the Revolving Loan or L/C Advance made in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with §2.9(c), if the Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Agent.
(ii)    If any payment received by the Agent for the account of an L/C Issuer pursuant to §2.9(c)(i) is required to be returned under any of the circumstances described in §4.3(c) (including pursuant to any settlement entered into by such L/C Issuer with the consent of the Requisite Revolving Lenders), each Revolving Lender shall pay to the Agent for the account of such L/C Issuer its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. Without limiting any L/C Issuer’s potential liability under §2.9(f) for its gross negligence or willful misconduct, the obligation of the Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact prejudice the Borrower;
(vi)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vii)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Requisite Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer, the Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of §2.9(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that are determined by a court of competent jurisdiction in a final and nonappealable judgment to have been caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by such L/C Issuer after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; in each case in the absence of such L/C Issuer’s gross negligence or willful misconduct. Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each Revolving Lender in accordance with its Commitment Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurocurrency Rate Loans multiplied by the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this §2.9 shall be payable, to the maximum extent permitted by applicable law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §2.12(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date for such Letter of Credit and thereafter on demand and (ii) computed on a quarterly basis in arrears based on the daily amount available to be drawn under all Letters of Credit during such quarter. If there is any change in the Applicable Margin for Eurocurrency Rate Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin for Eurocurrency Rate Loans separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Requisite Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the default rate in §4.9.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, in an amount equal to the greater of (X) $1,500, and (Y) the rate of one-eighth percent (0.125%) per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date for such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §1.4. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)    L/C Issuer Reports to the Agent. Unless otherwise agreed by the Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Agent with written reports from time to time, as follows:
(i)    reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, a written report that includes the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)    on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, a written report that includes the date and amount of such payment;
(iii)    on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, a written report that includes the date of such failure and the amount of such payment;
(iv)    on any other Business Day, a written report that includes such other information as the Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v)    (A) on the last Business Day of each calendar month and (B) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any Letter of Credit issued by such L/C Issuer, a written report that includes the information for every outstanding Letter of Credit issued by such L/C Issuer.
§2.10.    Competitive Bid Loans. In addition to the Revolving Loans made pursuant to §2.1(a) hereof so long as the Borrower maintains ratings from S&P or Moody’s of BBB- or Baa3 or higher, as applicable, subject to the terms and conditions set forth herein, the Borrower may from time to time request Competitive Bid Loans in Dollars pursuant to the terms of this §2.10, provided that (x) at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed fifty percent (50%) of the Total Revolving Credit Commitments and (y) the aggregate principal amount of the requested Competitive Bid Loan shall not exceed the amount by which the Total Revolving Credit Commitments at such time exceed the Revolving Credit Exposure. The Revolving Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this §2.10.
(a)    The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the sum of the Competitive Bid Margin plus the applicable Eurocurrency Rate accrued thereon, shall be evidenced by this Credit Agreement and by individual loan accounts (the “Competitive Bid Loan Accounts” and individually, a “Competitive Bid Loan Account”) maintained by the Agent on its books for each of the Revolving Lenders, it being the intention of the parties hereto that the Borrower’s obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes and shall hereby constitute an absolute promise to pay when due, without notice, demand, presentment or setoff.
(b)    The Borrower irrevocably authorizes the Agent to make or cause to be made, in connection with a Borrowing Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on the applicable Revolving Lender’s Competitive Bid Loan Account an appropriate notation, reflecting the making of the Competitive Bid Loan or the receipt of such payment. The outstanding amount of the Competitive Bid Loans set forth on the Agent’s records, as applicable, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.
(c)    When the Borrower wishes to request offers to make Competitive Bid Loans under this §2.10, it shall transmit to the Agent by email or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit H hereto (a “Competitive Bid Quote Request”) so as to be received no later than 11:00 a.m. four (4) Business Days prior to the requested Borrowing Date, specifying:
(A)    the requested Borrowing Date (which must be a Business Day);
(B)    the aggregate amount of such Competitive Bid Loans, which shall be $3,000,000 or a larger multiple of $1,000,000; and
(C)    the Type and duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and/or more than one Borrowing Date in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.
(d)    Promptly upon receipt of a Competitive Bid Quote Request, the Agent shall send to the Lenders by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit I hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes in accordance with this §2.10.
(e)    Each Lender may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this §2.10(e) and must be submitted to the Agent by facsimile (or electronic mail to the address specified in Exhibit J) transmission not later than 10:00 a.m. on the third Business Day prior to the proposed Borrowing Date, provided that Competitive Bid Quotes may be submitted by the Agent in its capacity as a Lender only if it submits its Competitive Bid Quote to the Borrower not later than one hour prior to the deadline for the other Lenders. Competitive Bid Loans to be funded pursuant to a Competitive Bid Quote may, as provided in §18(h), be funded by a Lender’s Designated Bank. A Lender making a Competitive Bid Quote may, but shall not be required to, specify in its Competitive Bid Quote whether the related Competitive Bid Loans are intended to be funded by such Lender’s Designated Bank, as provided in §18(h). Subject to the provisions of §§10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.
(f)    Each Competitive Bid Quote shall be in substantially the form of Exhibit J hereto and shall in any case specify:
(i)    the proposed Borrowing Date(s);
(ii)    the principal amount of the Competitive Bid Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $1,000,000 or a larger multiple of $500,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;
(iii)    the Interest Periods for which Competitive Bid Quotes are being submitted;
(iv)    the margin above or below the applicable Eurocurrency Rate (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such Eurocurrency Rate; and
(v)    the identity of the quoting Lender.
A Competitive Bid Quote may include up to five (5) separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.
(g)    Any Competitive Bid Quote shall be disregarded if it:
(i)    is not substantially in the form of Exhibit J hereto;
(ii)    contains qualifying, conditional or similar language;
(iii)    proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or
(iv)    arrives after the time set forth in §2.10(e) hereof.
(h)    The Agent shall promptly notify the Borrower of the terms (a) of any Competitive Bid Quote submitted by a Lender that is in accordance with §2.10(e) and (b) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote and was received by the Agent within the time period required in §2.10(e) for receipt of Competitive Bid Quotes. The Agent’s notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, and (ii) the respective principal amounts and Competitive Bid Margins so offered, and the identity of the respective Lenders submitting such offers.
(i)    Not later than 4:00 p.m. on the third Business Day prior to the proposed Borrowing Date, the Borrower shall notify the Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of Exhibit K hereto. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:
(i)    the aggregate principal amount of each Competitive Bid Loan may exceed the applicable amount set forth in the related Competitive Bid Quote Request so long as the Borrower’s written notice of acceptance expressly states that the Borrower has accepted quotes in excess of the requested amount;
(ii)    acceptance of offers may only be generally made on the basis of ascending Competitive Bid Margins with the same terms, and
(iii)    the Borrower may not accept any offer that is described in §2.10(g) or that otherwise fails to comply with the requirements of this Agreement.
The Agent shall promptly notify each Lender which submitted a Competitive Bid Quote of the Borrower’s acceptance or non-acceptance thereof. A Lender who is notified that it has been selected to make a Competitive Bid Loan may designate its Designated Bank (if any) to fund such Competitive Bid Loan on its behalf, as described in §18(h). Any Designated Bank which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee in respect of such Competitive Bid Loan and be entitled to receive payment thereof when due. At the request of any Lender which submitted a Competitive Bid Quote, the Agent will promptly notify all Lenders which submitted Competitive Bid Quotes of the aggregate principal amount of, and the range of Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.
(j)    If offers are made by two (2) or more Lenders with the same Competitive Bid Margin for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers at such Competitive Bid Margin are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Borrower may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.
(k)    If, on or prior to the Borrowing Date of any Competitive Bid Loan, the Total Revolving Credit Commitment has not terminated in full and if, on such Borrowing Date, the applicable conditions of §§10 and 11 hereof are satisfied, the Lender or Lenders whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Not later than 1:00 p.m. on such Borrowing Date, each such Lender or Lenders or Designated Bank will make available to the Agent, at the Agent’s Head Office for Dollar-denominated payments, in immediately available funds, the amount of such Lender’s Competitive Bid Loans. Upon receipt from each such Lender of such amount, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders.
(l)    The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Agent for the account of the relevant Lenders at or before 1:00 p.m. on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the sum of the applicable Competitive Bid Margin specified in the applicable Competitive Bid Quotes plus the applicable Eurocurrency Rate. Interest on the Competitive Bid Loans shall be payable in arrears on each Interest Payment Date. Subject to the terms of this Credit Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new borrowings of any amounts so repaid prior to the Revolving Credit Maturity Date. The provisions of §2.6 shall not apply to Competitive Bid Loans.
§2.11.    Cash Collateral.
(a)    Certain Credit Support Events. If (i) as of the Letter of Credit Expiration Date (without giving effect to the proviso in such definition), any Letter of Credit Obligation for any reason remains outstanding or (ii) the Borrower shall be required to provide Cash Collateral pursuant to §3.2 or §12.4(c), the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. At any time there shall exist a Defaulting Lender, immediately upon the request by the Agent or any L/C Issuer, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (determined after giving effect to §2.12(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to §2.11(c). If at any time the Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this §2.11 or §§2.9, 2.12, 12.2 or 3.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations and the interest thereon shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with §18(b)(vi))) or (ii) the Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower or any Guarantor shall not be released during the continuance of a Default or Event of Default (and following application as provided in this §2.11 may be otherwise applied in accordance with §12.4) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
§2.12.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Requisite Lenders,” “Requisite Revolving Lenders,” “Requisite Delayed Draw Term Lenders” and §25.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to §12.4 or otherwise, and including any amounts made available to, or received by, the Agent from a Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer hereunder; third, if so determined by the Agent or requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy potential future funding obligations of that Defaulting Lender to fund Revolving Loans and/or Delayed Draw Term Loans, as applicable under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with §2.11; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made, or the related Letters of Credit were issued, at a time when the conditions set forth in §11 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to §2.12(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this §2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)        Each Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to §4.2(a) for any period during which that Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding amount of the Revolving Loans funded by it and (2) its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to §2.9, §2.11, or §2.12(a)(ii), as applicable.
(B)    No Defaulting Lender shall be entitled to receive any fee payable under §4.2(d) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(C)        Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to §2.11.
(D)        With respect to any fee payable under §4.2(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (C) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuers’ Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to §35, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in §2.11.
(b)    Defaulting Lender Cure. If the Borrower, the Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §2.12(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
§3.     REPAYMENT OF THE LOANS.
§3.1.    Maturity. The Borrower unconditionally promises to pay (i) on the Revolving Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon and (ii) on the Delayed Draw Term Loan Maturity Date, and there shall become absolutely due and payable on the Delayed Draw Term Loan Maturity Date, all of the Delayed Draw Term Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.
§3.2.    Mandatory Repayments of Loan.
(a)    If at any time the sum of the Outstanding Obligations exceeds the Maximum Credit Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans (to be applied, so long as no Default then exists, to the repayment of such Loans as the Borrower shall direct); provided that if after repayment of all Loan Obligations, the Outstanding Obligations still exceed the Maximum Credit Amount, then the Borrower shall Cash Collateralize the Letter of Credit Obligations in an amount equal to the remaining excess. If no Event of Default is then existing, the Borrower may designate which Loans are to be repaid therewith.
(b)    If, as a result of the Agent recalculating the aggregate Revolving Credit Exposures of all Revolving Lenders in respect of Revolving Loans denominated in an Alternative Currency to account for fluctuations in exchange rates affecting such currencies, (i) the outstanding principal amount of all Revolving Loans denominated in an Alternative Currency exceeds an amount equal to 105% of the Alternative Currency Sublimit at such time, the Borrower shall, within two (2) Business Days after receipt of notice from the Agent to such effect, prepay such Revolving Loans in an amount equal to the lesser of (x) the amount necessary to eliminate such excess and (y) the aggregate amount of such Revolving Loans or (ii) the aggregate Revolving Credit Exposures of all Revolving Lenders exceeds an amount equal to 105% of the Total Revolving Credit Commitment at such time, the Borrower shall, within two (2) Business Days after receipt of such notice, prepay the Revolving Loans and/or Cash Collateralize the Letter of Credit Obligations in an aggregate amount not less than the amount necessary to eliminate such excess.
(c)    The Borrower shall repay Competitive Bid Loans on or before the date required under §2.10(l).
§3.3.    Optional Prepayments of Loans. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; provided that the Borrower shall not have the right to prepay any Competitive Bid Loan without the prior written consent of the Lender thereof and the full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loans made pursuant to this §3.3 not made on the last day of the Interest Period relating thereto shall be subject to the provisions of the last sentence of this paragraph. The Borrower shall give the Agent prior written notice of any prepayment pursuant to this §3.3 no later than 10:00 a.m., on (i) the same Business Day as prepayment of any Base Rate Loans or LIBOR Loans, (ii) the day that is two (2) Business Days prior to any proposed repayment of any Eurocurrency Rate Loans denominated in Dollars and (iii) the day that is four (4) Business Days (or five (5) Business Days, in respect of Loans denominated in Special Notice Currencies) prior to any proposed prepayment of any Eurocurrency Rate Loans denominated in Alternative Currencies, specifying the proposed date of prepayment of Loans, which of the Facilities will be prepaid and the principal amount, currency, Type and Interest Period of the Loans to be prepaid. The Agent shall promptly notify each Lender of its receipt of each such notice, and of such Lender’s ratable portion (if any) of the principal amount of such prepayment to be received by such Lender (based on such Lender’s Commitment Percentage in respect of any prepayment of the Delayed Draw Term Facility and/or the Revolving Credit Facility, as the case may be). Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000 and, to the extent requested by the Agent, shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment. The principal payments so received shall be applied first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to §2.12, each such prepayment shall be promptly paid to the Lenders in accordance with their respective Commitment Percentages in respect of any prepayment of Delayed Draw Term Loans or Revolving Loans, as applicable. Notwithstanding anything contained herein to the contrary, (x) if the Borrower makes a full or partial prepayment of a Eurocurrency Rate Loan on a date other than the last day of the Interest Period relating thereto, the Borrower shall also make the indemnity payments described in §4.8 and (y) any prepayment made with respect to Delayed Draw Term Loans that are Eurocurrency Rate Loans or LIBOR Loans shall be applied first to the portion thereof that is not subject to an Interest Rate Contract.
§4.     CERTAIN GENERAL PROVISIONS.
§4.1.    Closing Fees. On the Effective Date, the Borrower shall pay to the Agent and the Arrangers the fees in the amounts specified in the Fee Letter required to be paid by the Borrower on or before the Effective Date.
§4.2.    Other Fees.
(a)    Facility Fee. The Borrower shall pay to the Agent for the accounts of the Revolving Lenders a Facility Fee equal to the sum of each Revolving Lender’s Revolving Credit Commitment multiplied by the Applicable Facility Fee Rate (or, if the Revolving Credit Commitments have terminated, on the aggregate outstanding principal amount of all Revolving Loans and all Letter of Credit Obligations), regardless of usage, subject to adjustment as provided in §2.12. The Facility Fee shall accrue at all times during the period from the date hereof to the Revolving Credit Maturity Date (and thereafter so long as any Revolving Loans or Letter of Credit Obligations remain outstanding), including at any time during which one or more of the conditions in §11 is not met and shall be due and payable quarterly in arrears on or before the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate (and, if applicable, thereafter on demand).
(b)    Administrative Fee. The Borrower shall pay to the Agent, for the Agent’s own account, an annual administrative fee as provided in the Fee Letter. The Agent’s fee shall be payable annually in advance on the Effective Date and on each anniversary thereof for the following annual period.
(c)    Competitive Bid Rate Loan Fee. The Borrower shall pay to the Agent, for its own account, a non-refundable competitive bid fee equal to (i) $2,500 multiplied by (ii) the number of Competitive Bid Quote Requests provided to the Agent in any calendar month (regardless of whether such Competitive Bid Loans are borrowed). Such fee shall be payable on the first day of each calendar month with respect to any Competitive Bid Quote Requests requested in the prior month.
(d)    Delayed Draw Term Unused Fee. The Borrower shall pay to the Agent for the accounts of the Delayed Draw Term Lenders in accordance with their respective Commitment Percentages in respect of the Delayed Draw Term Commitments, an unused line fee (the “Delayed Draw Term Unused Fee”) equal to 0.15% per annum multiplied by the actual daily amount of the aggregate unused Delayed Draw Term Commitments, subject to adjustment as provided in §2.12. The Delayed Draw Term Unused Fee shall accrue at all times during the period from the Effective Date through the Delayed Draw Termination Date, including at any time during which one or more of the conditions in §11 is not met, and shall be due and payable quarterly in arrears on or before the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Effective Date through the Delayed Draw Termination Date, with a final payment on the Delayed Draw Termination Date.
§4.3.    Funds for Payments; Computations; Payments Set Aside.
(a)    All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as expressly provided herein, and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments of principal, interest, closing fees, Facility Fees and any other amounts due hereunder (other than as provided in §2.9(i), §4.1, §4.5 and §4.6) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Lenders to which such payment is owed or (as the case may be) the Agent, at the Agent’s Head Office, in each case in Dollars and in Same Day Funds not later than 2:00 p.m. on the dates specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder or under any of the other Loan Documents with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Agent, for the respective accounts of the Lenders to which such payment is owed for (as the case may be) the Agent, at the Agent’s Head Office, in each case in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Agent on the dates specified herein. Without limiting the generality of the foregoing, the Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All payments received by the Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the preceding sentence, bear interest for one day.
(b)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice. Except as otherwise provided in the definition of the term “Interest Period” with respect to Eurocurrency Rate Loans, and except with respect to payments due on a Maturity Date, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.
(c)    To the extent that any payment by or on behalf of the Borrower is made to the Agent, any L/C Issuer or any Lender, or the Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and each L/C Issuer severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
(d)    Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Overnight Rate. A notice of the Agent to the Borrower with respect to any amount owing under this subsection shall be conclusive, absent manifest error.
§4.4.    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If the Borrower or the Agent shall be required by to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws, or at the option of the Agent timely reimburse it for the payment of any Other Taxes paid by the Agent.
(c)    Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 (ten) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Agent or paid by the Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 (ten) days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay to the Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error, provided that the Borrower shall not be required to compensate a Lender, the Agent or an L/C Issuer pursuant to this Section for any such payment or liability incurred more than 180 days prior to the date that such Lender, the Agent or such L/C Issuer, as the case may be, provides notice thereof to the Borrower; provided further that, if the event giving notice to such additional amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(i)    Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 (ten) days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of §18(d) relating to the maintenance of a Participant Register and (z) the Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or any L/C Issuer by the Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this §4.4, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (x) set forth in §4.4(e)(ii)(A), (ii)(B) and (ii)(D) below) or (y) required by applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Recipient that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Recipient is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Recipient is a partnership and one or more direct or indirect partners of such Foreign Recipient are claiming the portfolio interest exemption, such Foreign Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)    Each Recipient agrees that if any form or certification it previously delivered pursuant to this §4.4 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(iii)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Agent shall treat (and the Recipients hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or any L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this §4.4, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this §4.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)    Survival. Each party’s obligations under this §4.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
§4.5.    Additional Costs, Etc. (a) If any Change in Law shall:
(i)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(ii)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by §4.5(b)) or any L/C Issuer;
(iii)    impose on any Lender, any L/C Issuer or the Agent or the London interbank market any other conditions, costs, expenses or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Total Revolving Credit Commitment, the aggregate amount of Delayed Draw Term Commitments of all Lenders or any class of Loans or commitments of which any of the Loans or the Total Revolving Credit Commitment or the aggregate amount of Delayed Draw Term Commitments of all Lenders forms a part or any Letter of Credit or participation therein;
and the result of any of the foregoing is
(A)    to increase the cost to such Lender or such L/C Issuer of making, funding, issuing, renewing, extending or maintaining any of the Loans or maintaining such Lender’s obligation to make any such Loans or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or
(B)    to reduce the amount of principal, interest or other amount paid or payable to such Lender, L/C Issuer or the Agent hereunder on account of any of the Commitments, Loans or Letters of Credit, or
then, and in each such case, the Borrower will, within ten (10) Business Days after submission of the applicable certificate pursuant to §4.7, pay to such Lender, such L/C Issuer or the Agent, to the extent permitted by law, such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum; provided that the Borrower shall not be required to compensate a Lender, an L/C Issuer or the Agent pursuant to this Section for any such additional amounts incurred more than 180 days prior to the date that such Lender, such L/C Issuer or the Agent, as the case may be, provides notice thereof to the Borrower; provided further that, if the event giving notice to such additional amount is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding the foregoing provisions of this Section, each Lender, each L/C Issuer and the Agent agrees that amounts claimed under this §4.5 shall be reasonably determined by such Lender, such L/C Issuer or the Agent (which determination, in each case, shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender, applicable L/C Issuer or the Lender under agreements having provisions similar to this §4.5 after consideration of such factors as such Person then reasonably determines to be relevant).
(b)    Reserves on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) and (iii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five (5) decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which, in each case, shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
§4.6.    Capital Adequacy, etc. If any Lender or any L/C Issuer determines that any Change in Law affects the amount of capital or liquidity required or expected to be maintained by banks or bank holding companies and any Lender, any L/C Issuer or the Agent determines that such Change in Law has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, the Agent or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, the Agent or such L/C Issuer or such Lender’s, the Agent’s or such L/C Issuer’s holding company for any such reduction suffered. The Borrower shall make such payment within ten (10) days after the receipt of the applicable certificate pursuant to §4.7. Each Lender, each L/C Issuer and the Agent shall allocate such cost increases and increases among its customers in good faith and on an equitable basis. Notwithstanding the foregoing provisions of this Section, each Lender agrees that amounts claimed under this §4.6 shall be reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this §4.6 after consideration of such factors as such Lender then reasonably determines to be relevant).
§4.7.    Certificate. A certificate setting forth any additional amounts payable pursuant to §§4.5 or 4.6 and a brief explanation (but reasonably detailed) of such amounts which are due, submitted by any Lender, any L/C Issuer or the Agent to the Borrower shall be conclusive absent manifest error.
§4.8.    Indemnity. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to §4.12(b);
excluding any loss of anticipated profits, but including any other loss or expense (including any incidental or consequential damages), arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
§4.9.    Default Interest. During any period when an Event of Default has occurred and is continuing, or after the applicable Maturity Date or after judgment has been rendered on any Note or Loan, the Borrower’s right to select Eurocurrency Rate Loans shall cease and (i) the unpaid principal of all Loans shall, at the option of the Requisite Lenders, bear interest at a rate which is two percentage points (2%) per annum greater than that which would otherwise be applicable to Base Rate Loans and (ii) the Letter of Credit Fees shall, at the option of the Requisite Revolving Lenders, accrue at a rate which is two percentage points (2%) per annum greater than the Applicable Margin for Eurocurrency Rate Loans; provided, however, that upon the occurrence of an Event of Default specified in §12.1(g) or §12.1(h), the unpaid principal of all Loans shall automatically bear interest at the foregoing rate. All such accrued and unpaid interest shall be due and payable on demand.
§4.10.    Inability to Determine Eurocurrency Rate. If (a) in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, the Agent determines that (i) deposits (whether in Dollars or an Alternative Currency, as applicable) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency, as applicable) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a), “Impacted Loans”), (b) the Agent determines for any reason that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount of a LIBOR Loan or (ii) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate with respect to a LIBOR Loan or (c) the Requisite Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), (y) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, and (z) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or a borrowing of or conversion to LIBOR Loans, or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans (or Dollar Equivalent thereof) in the amount specified therein. Notwithstanding the foregoing, if the Agent has made the determination described in clause (a) of the first sentence of this section, the Agent, in consultation with the Borrower and the Requisite Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (x) the Agent revokes the notice delivered with respect to the Impacted Loans, (y) the Requisite Lenders notify the Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (z) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Borrower written notice thereof.
§4.11.    Illegality. Notwithstanding any other provisions herein, if any Lender reasonably determines that any present or future Law shall make it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or Letter of Credit or to determine or charge interest rates based upon the Eurocurrency Rate or the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, such Lender shall forthwith give notice of such circumstances to the Borrower and the Agent and thereupon (a) any obligation of such Lender (x) to issue, make, maintain, fund or charge interest with respect to any such Loan or Letter of Credit or make Eurocurrency Rate Loans in the affected currency or currencies or LIBOR Loans, as applicable, (y) in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans or LIBOR Loans to Eurocurrency Rate Loans or (z) in the case of LIBOR Loans, to convert Base Rate Loans or Eurocurrency Rate Loans to LIBOR Loans, shall forthwith be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.
Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Agent), repay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans and/or LIBOR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Eurocurrency Rate component of the Base Rate), in the case of Eurocurrency Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such conversion or prepayment, the Borrower shall also pay accrued interest on the amount so converted or prepaid. The Borrower hereby agrees promptly to pay to the Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §4.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lenders as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loans or the other Obligations, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by any Lender to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal without penalty (including, without limitation, indemnity payments required pursuant to §4.8). As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date.
§4.12.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Loan or L/C Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan or L/C Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under §4.5 or 4.6, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to §4.4, or if any Lender gives a notice pursuant to §4.11, then such Lender or such L/C Issuer shall, as applicable, promptly use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to §4.4, 4.5 or 4.6, as the case may be, in the future, or eliminate the need for the notice pursuant to §4.11, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under §4.5 or 4.6, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §4.4, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with §4.12(a), the Borrower may replace such Lender in accordance with §31.
§4.13.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it (other than a Competitive Bid Loan), or the participations in Letter of Credit Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and sub-participations in Letter of Credit Obligations, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(a)    if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in §2.11, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in Letter of Credit Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
§4.14.    Survival. All obligations of the Borrower under §§4.5 through 4.12 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations hereunder, and resignation of the Agent.
§5.     UNENCUMBERED PROPERTIES; NO LIMITATION ON RECOURSE.
§5.1.    Unencumbered Properties. The Borrower represents and warrants that each of the Real Estate Assets listed on Schedule 1.1(a) will on the Effective Date satisfy all of the conditions set forth in the definition of Unencumbered Property. From time to time during the term of this Agreement additional Real Estate Assets may become Unencumbered Properties and certain Real Estate Assets which previously satisfied the conditions set forth in the definition of Unencumbered Property may cease to be Unencumbered Properties by virtue of property dispositions, creation of Liens or other reasons. There shall be attached to each Compliance Certificate delivered pursuant to §7.4(d) an updated listing of the Unencumbered Properties relied upon by the Borrower in computing the Value of All Unencumbered Properties and the Adjusted Net Operating Income of the Unencumbered Properties in the aggregate (before reserves are deducted) stated in such Compliance Certificate.
§5.2.    Waivers by Requisite Lenders. If any Real Estate Asset fails to satisfy any of the requirements contained in the definition of Unencumbered Property then the applicable Real Estate Asset may nevertheless be deemed to be Unencumbered Property hereunder if the Requisite Lenders grant the necessary waivers and vote to accept such Real Estate Asset as an Unencumbered Property.
§5.3.    Rejection of Unencumbered Properties. If at any time the Agent becomes aware (based on the Borrower's failure or inability to so certify or upon receipt of written notice from the Borrower or any Lender, and without any duty of the Agent to make any independent investigation) that any Real Estate Asset listed as an Unencumbered Property by the Borrower does not satisfy all of the requirements of the definition of Unencumbered Property (to the extent not waived by the Requisite Lenders pursuant to §5.2) it may reject an Unencumbered Property by notice to the Borrower, and if the Agent so requests the Borrower shall revise the applicable Compliance Certificate to reflect the resulting change in the Value of All Unencumbered Properties and the Adjusted Net Operating Income of each Unencumbered Property.
§5.4.    Change in Circumstances. If at any time during the term of this Agreement the Borrower becomes aware that any of the representations contained in §6 (other than those representations made only as of the Effective Date) are no longer accurate in any material respect with respect to any Unencumbered Property, it will promptly so notify the Agent and either request a waiver pursuant to §5.2 or confirm that such Real Estate Asset is no longer an Unencumbered Property. If any waiver so requested is not granted by the Requisite Lenders within ten (10) Business Days the Agent shall reject the applicable Unencumbered Property pursuant to §5.3.
§5.5.    No Limitation on Recourse. The Obligations are full recourse obligations of the Borrower and, to the extent provided in the Guaranty, of the Company and the other Guarantors, and all of their respective Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations. Notwithstanding anything to the contrary contained herein, the trustees of Liberty Property Trust shall have no personal liability of any nature hereunder or under any of the other Loan Documents. The Agent and the Lenders shall look solely to the assets of Liberty Property Trust to satisfy any liability or recourse against Liberty Property Trust hereunder.
§5.6.    Additional Guarantors. If the Borrower desires that a Related Company that is 100% owned directly or indirectly by the Borrower and/or the Company and is not at such time a Guarantor becomes a Guarantor, then, provided that such Related Company is formed under the laws of one of the United States, such Related Company shall become a Guarantor upon delivery to the Agent of the following, all in form and substance reasonably satisfactory to the Agent: (a) a Joinder Agreement in substantially the form of Exhibit L hereto, (b) good standing certificates, general partner certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by the Agent. The Agent shall provide copies of said documents to the Lenders.
§6.     REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each of the Lenders as follows:
§6.1.    Authority; Etc.
(a)    Organization; Good Standing. The Company (i) is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in the States in which the Unencumbered Properties are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Materially Adverse Effect. The Borrower is a Pennsylvania limited partnership, and each Guarantor, if any, is a limited partnership or a corporation, and each such entity is duly organized, validly existing and in good standing under the laws of the State of its formation as shown on Schedule 3.1(a), has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the States in which the Unencumbered Properties owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.
(b)    Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and each such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, such Guarantor and the Company as general partner of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower, any Guarantor or the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, any Guarantor or the Company and (iv) do not conflict with any provision of the Borrower’s partnership agreement, the Company’s declaration of trust, charter documents or bylaws, the partnership agreement, charter documents or bylaws of any of the Guarantors, or any agreement (except agreements as to which such a conflict could not reasonably be expected to result in a Material Adverse Effect) or other instrument binding upon, the Borrower or the Company or to which any of their properties are subject. The execution, delivery and performance of the Guaranty and the other Loan Documents to which the Company is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Company, (ii) have been duly authorized by all necessary proceedings on the part of the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company and (iv) do not conflict with any provision of the Company’s charter documents or bylaws, partnership agreement, declaration of trust, or any agreement or instrument (except agreements or instruments as to which such a conflict could not reasonably be expected to result in a Material Adverse Effect) binding upon the Company or to which any of the Company’s properties are subject.
(c)    Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general equitable principles. The execution and delivery of the Guaranty and the other Loan Documents to which the Company is or is to become a party will result in valid and legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and general equitable principles.
§6.2.    Governmental Approvals and Consents. The execution, delivery and performance by the Borrower, the Company and each other Guarantor of this Agreement and the other Loan Documents to which the Borrower, the Company or such other Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower, the Company or any Guarantor to obtain the approval or consent of, or require the filing by the Borrower, the Company or any Guarantor with, any governmental agency or authority, or any third party, other than those already obtained or made.
§6.3.    Title to Properties.
(a)    Either the Borrower or a Guarantor or an Unencumbered Property Subsidiary holds good and clear record and marketable fee simple title or leasehold title (pursuant to an Eligible Ground Lease) to the Unencumbered Properties, subject to no Liens except for the Permitted Liens; provided that a portion of the Philadelphia Navy Yard is owned by (i) Liberty Property/Synterra Limited Partnership, and Liberty Property Philadelphia Navy Yard Limited Partnership, which owns a 75% interest in Liberty Property/Synterra Limited Partnership, is a Guarantor or an Unencumbered Property Subsidiary or (ii) an entity in which the Borrower is the direct or indirect owner of at least 95% of the equity interests therein.
(b)    Except as indicated on Schedule 6.3 hereto, the Borrower owns all of the properties reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except properties sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.
§6.4.    Financial Statements. The following financial statements have been furnished to each of the Lenders.
(a)    A balance sheet of the Company as of December 31, 2016, and a statement of operations and statement of cash flows of the Company for the fiscal year then ended, a balance sheet of the Borrower as of the Balance Sheet Date, and a statement of operations and statement of cash flows of the Borrower for the fiscal year then ended, all accompanied by an auditor’s report prepared without qualification by Ernst & Young LLP (the “Initial Financial Statements”). Such balance sheets and statements of operations and of cash flows have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower and the Company, respectively as at the close of business on the date thereof and the results of operations and cash flows for the fiscal year then ended. There are no contingent liabilities of the Borrower or the Company, respectively, as of such date involving material amounts, known to the officers of the Company not disclosed in said Initial Financial Statements and the related notes thereto which are required to be so disclosed therein in accordance with Generally Accepted Accounting Principles.
(b)    A balance sheet and a statement of operations and statement of cash flows of the Company and a balance sheet and a statement of operations and statement of cash flows of the Borrower for each of the fiscal quarters of the Company ended since December 31, 2016 for which the Company has filed form 10-Q with the SEC, which the Company’s Responsible Officer certifies has been prepared in accordance with Generally Accepted Accounting Principles (except to the extent otherwise described in such Form 10-Q) consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and fairly represents the financial condition of the Company and the Borrower, respectively, as at the close of business on the dates thereof and the results of operations and of cash flows for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or the Company as of such dates involving material amounts, known to the officers of the Company, not disclosed in such balance sheets and the related notes thereto which are required to be so disclosed therein in accordance with Generally Accepted Accounting Principles.
(c)    A statement prepared by the Borrower which sets forth the total Net Operating Income of the Unencumbered Properties used for the purposes of preparing the certificate referred to in §10.8 for the four most recent fiscal quarters for which the Borrower has filed a Form 10-Q with the SEC prior to the Effective Date.
§6.5.    No Material Changes, Etc. Since the end of the final quarter for which the Borrower has filed a Form 10-Q with the SEC prior to the Effective Date, there has occurred no material adverse change in the financial condition or assets or business of the Borrower, as shown on or reflected in the balance sheet of the Borrower as of such fiscal quarter end, or the statement of income for the fiscal quarter then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate.
§6.6.    Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except to the extent the Borrower’s failure to possess the same does not have a Material Adverse Effect.
§6.7.    Litigation. Except as listed and described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower’s knowledge, threatened against the Borrower, the Company, any other Guarantor or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, is reasonably likely, either in any case or in the aggregate, to have a Material Adverse Effect or materially impair the right of the Borrower, the Company, any other Guarantor or any of the Related Companies to carry on business substantially as now conducted by it, or which challenges the enforceability of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto, or which would result in a Lien on any Unencumbered Property, or that is reasonably likely to materially impair the rights of the Lenders under the Loan Documents, taken as a whole, or that is reasonably likely to materially and adversely affect the ability of the Borrower, any Guarantor or the Company to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.
§6.8.    No Materially Adverse Contracts, Etc. Neither the Borrower nor the Company is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor the Company is a party to any contract or agreement that has or is expected, in the judgment of the Company’s officers, to have any Material Adverse Effect.
§6.9.    Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor the Company is in violation of any provision of the Borrower’s partnership agreement or of the Company’s charter documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or have a Material Adverse Effect.
§6.10.    Tax Status. Each of the Borrower and the Company (a) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) has paid all federal and state income and other material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
§6.11.    Event of Default. No Default or Event of Default has occurred and is continuing.
§6.12.    Investment Company Act. Neither the Borrower nor the Company nor any of the Related Companies is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
§6.13.    Absence of Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Unencumbered Property, except Permitted Liens.
§6.14.    Status of the Company. The Company (i) is a REIT, (ii) has not revoked its election to be a REIT, (iii) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code. The common stock of the Company is listed for trading on the New York Stock Exchange.
§6.15.    Certain Transactions. Except as set forth on Schedule 6.15 hereto, as of the date hereof, none of the officers or employees of the Borrower, any Guarantor, any Unencumbered Property Subsidiary or the Company are presently a party to any material transaction with the Borrower, any Guarantor, any Unencumbered Property Subsidiary or the Company (other than for services as employees, officers and trustees), including any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of the Borrower and the Company, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or trustee.
§6.16.    Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. As of the date hereof as to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, except as may be set forth on Schedule 6.16. Any Employee Benefit Plan or Guaranteed Pension Plan that the Borrower or any ERISA Affiliate maintains or contributes to as of the date of this Agreement or hereafter is or shall be, as applicable, maintained and operated in compliance with §7.17 hereof. The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
§6.17.    Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock” or extending credit for the purpose of purchasing or carrying “margin stock”.
§6.18.    Environmental Compliance. The Borrower has (i) caused Phase I environmental assessments to be conducted with respect to the Real Estate Assets, and/or (ii) received a copy of Phase I environmental assessments with respect to the Real Estate Assets in connection with its acquisition of the Real Estate Assets. Based on the information contained in the reports received by the Borrower with respect to said environmental assessments, the Borrower makes the following representations and warranties:
(a)    Except as may be set forth on Schedule 6.18, to the best of the Borrower’s knowledge none of the Borrower, the Company, any other Guarantor, any of the Related Companies or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter collectively referred to as the “Environmental Laws”), including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Unencumbered Properties may be located, which violation would have a Material Adverse Effect or would materially decrease the value of an Unencumbered Property. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).
(b)    Except as set forth on Schedule 6.18 attached hereto, none of the Borrower, any Guarantor, the Company or the Related Companies has received written notice from any third party including, without limitation any federal, state or local governmental authority with respect to any of the Unencumbered Properties or otherwise if the same would have a Material Adverse Effect, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances or wastes of any nature regulated by any Environmental Laws (“Hazardous Materials”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor, the Company or any of the Related Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).
(c)    Except as set forth on Schedule 6.18 attached hereto or except to the extent the same would not have a Material Adverse Effect, (i) to the best of the Borrower’s knowledge no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and except as set forth on Schedule 6.18, no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, any Guarantor, the Company, any of the Related Companies or the operators of any Real Estate, or to the best of the Borrower’s knowledge, any ground or space tenants on any Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there has been no present, or to the best of the Borrower’s knowledge past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Materials on, upon, into or from any Real Estate; (iv) to the best of the Borrower’s knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on; and (v) to the best of the Borrower’s knowledge, any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s knowledge, operating in material compliance with such permits and applicable Environmental Laws. Notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in §7.10 or elsewhere in this Agreement. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).
(d)    None of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.
§6.19.    Subsidiaries and Affiliates. As of the date hereof, the Borrower has no Subsidiaries except for the Related Companies listed on Schedule 1.3 and does not have an ownership interest in any entity whose financial statements are not consolidated with the Borrower’s except for the Unconsolidated Entities listed on Schedule 1.3. Except as set forth on Schedule 6.19, as of the date hereof: (a) the Company is not a partner in any partnership other than the Borrower and is not a member of any limited liability company and (b) the Company owns no material assets other than its partnership interest in the Borrower. Schedule 6.19 shall be updated annually at the time of delivery of the financial statements pursuant to §7.4(a) to reflect any changes, including any subsequent Guarantors or Unencumbered Property Subsidiaries and their Subsidiaries, if any.
§6.20.    Loan Documents. All of the representations and warranties of the Borrower, any Guarantor or the Company made in the other Loan Documents or any document or instrument delivered or to be delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.
§6.21.    Buildings on the Unencumbered Properties. Except as set forth on Schedule 6.21, to the best of the Borrower’s knowledge there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings on the Unencumbered Properties or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems which would materially decrease the value of such Unencumbered Property. The foregoing, representations and warranties that relate to Unencumbered Properties shall be subject to the last sentence of §12.1(e).
§6.22.    Insurance. The insurance policies and programs in effect as of the Effective Date and thereafter with respect to the Real Estate Assets, assets and business of the Company, the Borrower and the Related Companies are in compliance with §7.7. Schedule 6.22 accurately sets forth as of the date hereof all insurance policies currently maintained by the Company, the Borrower and the Related Companies.
§6.23.    Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower or the Company to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
§6.24.    Solvency. After giving effect to the Loans to be made or Letters of Credit to be issued, and the disbursement of the proceeds of such Loans pursuant to the Borrower’s instructions, each of the Borrower and the Company is Solvent.
§6.25.    OFAC. Neither the Borrower, the Company nor any of the Related Companies, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is Controlled by an individual or entity that is (or any group of individuals or entities that are) currently the subject of any Sanctions, or included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets or the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, nor is the Borrower, the Company or any Related Company located, organized or resident in a Designated Jurisdiction.
§6.26.    EEA Financial Institutions. Neither the Borrower nor any Guarantor is an EEA Financial Institution.
§6.27.    Anti-Corruption Laws. The Borrower, the Company and each of the Related Companies have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
§6.28.    Anti-Money Laundering. Neither the Borrower, the Company nor any of the Related Companies, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, has violated, or is in violation of, any applicable anti-money laundering law.
§7.     AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower (and the Company, to the extent applicable with respect to the covenant in the first sentence of §7.6) covenants and agrees as follows, so long as any Loan or Note or Letter of Credit (or interest or fees thereon) is outstanding, any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligations to make Loans or issue, extend, increase or renew any Letters of Credit:
§7.1.    Punctual Payment. The Borrower unconditionally agree to duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Notes, this Agreement, and the other Loan Documents all in accordance with the terms of the Notes, this Agreement and the other Loan Documents.
§7.2.    Maintenance of Office. The Borrower will maintain its chief executive office in Malvern, Pennsylvania or King of Prussia, Pennsylvania or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.
§7.3.    Records and Accounts. The Borrower will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles.
§7.4.    Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders:
(a)    not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheets of the Borrower and of the Company at the end of such year, and the related audited statements of operations and statements of cash flows and Funds From Operations for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower and the Related Companies, and accompanied by an auditor’s report prepared by Ernst & Young LLP or by another independent certified public accountant reasonably acceptable to the Agent and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)    not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited balance sheets of the Borrower and of the Company as at the end of such quarter, and the related unaudited statements of operations and statements of Funds From Operations for the portion of the Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including the Borrower and the Related Companies, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Borrower and of the Company on the date thereof (subject to year-end adjustments);
(c)    not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters and not later than ninety (90) days after the end of the last fiscal quarter of each fiscal year of the Borrower, (i) copies of a statement of the aggregate Net Operating Income for such fiscal quarter for the Unencumbered Properties and a listing of such properties, prepared on a basis consistent with the statements furnished pursuant to §6.4(c), and certified by the Company pursuant to a certificate signed on the Company’s behalf by a Responsible Officer of the Company and, (ii) at the time of the annual financial statements referred to in subsection (a) above, and, if requested by the Agent, at the time of quarterly financial statements referred to in paragraph (b) above, a statement setting forth the Net Operating Income for such fiscal quarter for each Unencumbered Property listed by address;
(d)    simultaneously with the delivery of the financial statements referred to in paragraphs (a) and (b) above, a Compliance Certificate in the form of Exhibit C hereto signed on the Company’s behalf by a Responsible Officer of the Company and setting forth in reasonable detail computations evidencing compliance with the covenants contained herein (including §§9.1 through 9.6) and, to the extent required pursuant to §1.2(f), reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date, and including an updated Schedule 6.19, if required under §6.19;
(e)    not later than ninety (90) days after the end of each fiscal year of the Company, copies of the Form 10-K statement filed with the Securities and Exchange Commission (“SEC”) for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, provided that in either case if the SEC has granted an extension for the filing of such statements, the Borrower shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;
(f)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Agent pursuant hereto;
(g)    promptly, and in any event within five (5) Business Days after receipt thereof by any Related Company or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation or other inquiry by such agency regarding financial or other operational results of any Related Company or any Subsidiary thereof; and
(h)    from time to time such other financial data and information as the Agent may reasonably request including, without limitation, financial statements of any Unconsolidated Entities.
Documents required to be delivered pursuant to Section 7.4(a) or (b), (e), (f) or (g) or (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 19; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third‑party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent (by telecopier or electronic mail), which shall notify each Lender, of the posting of any such documents and, upon request, provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledge that (a) the Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel that do not wish to receive material non‑public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower, the Company or any Guarantor is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non‑public information with respect to the Borrower, the Company or any Guarantor or their respective securities for purposes of United States Federal and state securities laws, (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (z) the Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” or that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, neither the Borrower, the Company nor any Guarantor shall be under no obligation to mark any Borrower Materials “PUBLIC.”
§7.5.    Notices.
(a)    Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default of which a Responsible Officer is aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor, the Company or any of the Related Companies is a party or obligor, whether as principal or surety, and if the principal amount thereof exceeds $50,000,000 (with respect to recourse or non-recourse obligations), and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.
(b)    Environmental Events. The Borrower will promptly notify the Agent in writing of any of the following events: (i) a Responsible Officer’s obtaining knowledge of any violation of any Environmental Law regarding an Unencumbered Property or any Real Estate or the Borrower’s operations which violation is reasonably likely to have a Material Adverse Effect; (ii) a Responsible Officer’s obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Materials at, from, or into an Unencumbered Property or any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is reasonably likely to have a Material Adverse Effect; (iii) a Responsible Officer’s receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials), if the same is reasonably likely to have a Material Adverse Effect (including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to any of the following if the same is reasonably likely to have a Material Adverse Effect: (A) the Borrower’s or any Person’s operation of an Unencumbered Property or any Real Estate; (B) contamination on, from or into an Unencumbered Property or any Real Estate; or (C) investigation or remediation of off-site locations at which the Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (iv) a Responsible Officer obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which the Borrower, any Guarantor, the Company or any of the Related Companies may be liable or for which a lien may be imposed on an Unencumbered Property.
(c)    Notification of Liens Against Unencumbered Properties or Other Material Claims. The Borrower will, promptly after a Responsible Officer becomes aware thereof, notify the Agent in writing of any Liens (except Permitted Liens) placed upon or attaching to any Unencumbered Properties or of any other setoff, claims (including environmental claims), withholdings or other defenses which could have a Material Adverse Effect.
(d)    Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of a Responsible Officer becoming aware of any litigation, proceedings or material governmental investigations threatened in writing or any pending litigation, proceedings and material governmental investigations affecting any of the Unencumbered Properties or affecting the Borrower, any Guarantor, the Company or any of the Related Companies or to which the Borrower, any Guarantor, the Company or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower, any Guarantor, the Company or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Materially Adverse Effect, and stating the nature and status of such litigation, proceedings or governmental investigation. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days after a Responsible Officer becomes aware of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $10,000,000.
(e)    Notice of Rating Changes. The Borrower will promptly notify the Agent in writing after a Responsible Officer becomes aware of the occurrence of any change in the Moody’s Rating, in the S&P Rating or in the Fitch Rating.
(f)    Notice of ERISA Reportable Events. The Borrower will promptly notify the Agent in writing after a Responsible Officer becomes aware of the occurrence of any material ERISA Reportable Event.
(g)    Notice of Changes in Accounting or Financial Reporting Practices. The Borrower will promptly notify the Agent in writing of the occurrence of any material change in accounting policies or financial reporting practices by the Borrower or any Related Company.
(h)    Notice of Termination of Interest Rate Contract. The Borrower will promptly notify the Agent in writing of the termination of any Interest Rate Contract previously identified to the Agent pursuant to the terms of this Agreement.
§7.6.    Existence; Maintenance of REIT Status; Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland trust and its status as a self-administered REIT and the existence of the Borrower as a Pennsylvania limited partnership. The common shares of beneficial interest of the Company will at all times be listed for trading on either the New York Stock Exchange or one of the other major stock exchanges. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, the Company or any of the Related Companies. The Borrower (a) will cause all of the material properties used or useful, as determined in the Borrower’s reasonable judgment, in the conduct of the business of the Borrower, the Company or any of the Related Companies to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.
§7.7.    Insurance. With respect to the Real Estate Assets and other properties and businesses of the Borrower, the Guarantors and the Related Companies, the Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. With respect to the Unencumbered Properties, such insurance will include all risk casualty insurance for the replacement cost of all Buildings including loss of rents for 12 months and, to the extent available, flood insurance.
§7.8.    Taxes. The Borrower will pay material real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all material claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.
§7.9.    Inspection of Properties and Books. The Borrower shall permit the Lenders, through the Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the Unencumbered Properties to examine the books of account of the Borrower, the Company and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request upon reasonable prior notice; provided, however, that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
§7.10.    Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply, and will cause each Guarantor and all Related Companies to comply, with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound including the Leases, and (d) all applicable decrees, orders, and judgments except (with respect to clauses (a) through (d) above) to the extent such non-compliance would not have a Material Adverse Effect. If at any time any permit or authorization from any governmental Person shall become necessary or required in order that the Borrower, any Guarantor or the Company may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.
§7.11.    Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for permitted capital expenditures, and for working capital and other general corporate purposes consistent with the covenants contained herein.
§7.12.    Sanctions. Each of the Borrower, the Company and the Related Companies will conduct its businesses in a manner that will not result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Agent, L/C Issuer or otherwise) of Sanctions.
§7.13.    Notices of Significant Transactions. The Borrower will notify the Agent in writing prior to the closing of any sale or transfer of one or more Real Estate Assets or the ownership interest of the Borrower or any of the Related Companies in any of the Related Companies or the Unconsolidated Entities pursuant to a single transaction or a series of related transactions for an aggregate sales price or other consideration of $1,000,000,000, or more.
§7.14.    Further Assurances. The Borrower will cooperate with the Agent and the Lenders and execute such further instruments and documents and perform such further acts as the Agent and the Lenders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
§7.15.    Environmental Indemnification. The Borrower covenants and agrees that it will indemnify and hold the Agent and each Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Lender (including all reasonable costs of legal representation incurred by the Agent or any Lender, but excluding, as applicable, for the Agent or a Lender any claim, expense, damage, loss or liability that is determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent or such Lender) relating to (a) any Release or threatened Release of Hazardous Materials on any Unencumbered Property or any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Unencumbered Property or any Real Estate or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent and the Lenders, and their successors and assigns.
§7.16.    Response Actions. The Borrower (and, to the extent relating to Real Property owned by it, each Guarantor or Unencumbered Property Subsidiary) covenants and agrees that if any Release or, disposal of Hazardous Materials shall occur or shall have occurred on any Unencumbered Property or any other Real Estate if the same would have a Material Adverse Effect, the Borrower (or the Guarantor or Unencumbered Property Subsidiary that owns the applicable Real Estate) will cause the prompt containment and removal of such Hazardous Materials and remediation of such Unencumbered Property or Real Estate as necessary to comply with all Environmental Laws or to preserve the value of such Unencumbered Property or Real Estate to the extent necessary to avoid a Material Adverse Effect.
§7.17.    Employee Benefit Plans.
(a)    Representation. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, except as set forth on Schedule 6.16.
(b)    [reserved]
(c)    In General. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.
(d)    Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.
(e)    Multiemployer Plans. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any multiemployer Plan.
(f)    Unfunded or Underfunded Liabilities. The Borrower will not, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan (other than an Employee Benefit Plan which is a "top-hat plan" that is eligible for the alternate method of compliance with ERISA reporting and disclosure requirements provided in Department of Labor regulation section 2520.104-23 and which could not reasonably be expected to create material liability for the Borrower), Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.
§7.18.    Anti-Corruption Laws. Each of the Borrower, the Company and the Related Companies will conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation, in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.
§7.19.    Anti-Money Laundering. Each of the Borrower, the Company and the Related Companies will conduct its business in a manner that will not result in a violation of any applicable law, regulation or other binding measure by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or any other applicable anti-money laundering law.
§8.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower (and to the extent provided herein, each Guarantor and Unencumbered Property Subsidiary) covenants and agrees as follows, so long as any Loan or Note or Letter of Credit (or interests or fees thereon) is outstanding, or any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligation to make any Loans or issue, extend, increase or renew any Letters of Credit:
§8.1.    Restrictions on Recourse Indebtedness. Except with the prior written consent of the Requisite Lenders, the Borrower and the Company will not, and the Borrower will not permit any Guarantor or any of the Related Companies to create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to any Recourse Indebtedness that creates a violation of any of §9.1 through §9.6 (determined on a pro forma basis after giving effect to the incurrence of such Indebtedness).
§8.2.    [Reserved].
§8.3.    Merger, Consolidation and Other Fundamental Changes. The Borrower and the Company will not transfer or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to or in favor of any Person. The Borrower and the Company will not, and will not permit any of the Related Companies to (i) merge, dissolve, liquidate, consolidate with or into another Person or, in the case of a Related Company, to sell, transfer or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to or in favor of any Person, or (ii) agree to or effect any property acquisition or stock acquisition (other than Permitted Acquisitions in compliance with the other terms of this Agreement), or (iii) enter into any joint venture or invest in any Unconsolidated Entity; except that so long as no Default exists or would result therefrom, the following transactions shall be permitted: (A) the Borrower and the other Related Companies may do any of the foregoing provided that, if (x) the reasonably expected financial impact on the Borrower as reflected on its balance sheet arising from all transactions described in this sentence shall exceed 30% of Total Asset Value or (y) with respect to any merger or consolidation, the conditions set forth in clause (D) are not satisfied, the Borrower shall have provided the Agent with a notice describing such transaction and obtained the prior consent of the Requisite Lenders; (B) any merger, consolidation or transfer among the Borrower’s wholly-owned subsidiaries other than Guarantors and the Unencumbered Property Subsidiaries; (C) any merger or consolidation of any one or more Guarantors and/or Unencumbered Property Subsidiaries into the Borrower or another Guarantor or another Unencumbered Property Subsidiary or any transfer from a Guarantor or an Unencumbered Property Subsidiary to the Borrower or another Guarantor or another Unencumbered Property Subsidiary; (D) any merger or consolidation with respect to which all of the following are satisfied: (1) the surviving entity is the Borrower, the Company or any other Guarantor and there is no substantial change in senior management of the Company, (2) the other entity or entities involved in such merger or consolidation are engaged in the same line of business as the Borrower, and (3) following such transaction, the Borrower and the Company will not be in breach of any of the covenants, representations or warranties of this Agreement or (E) a Related Company may be liquidated and/or dissolved in the normal course of business following the sale of all assets owned by such Related Company in the normal course of business. Except as set forth on Schedule 6.19, the Company will not own or acquire any material assets other than its partnership interest in the Borrower. If the Company is the surviving entity in a merger, the assets acquired pursuant thereto will be immediately transferred to the Borrower.
§8.4.    [Reserved]
§8.5.    Compliance with Environmental Laws. The Borrower and the Company will not do, and will not permit any of the Related Companies to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for immaterial amounts of Hazardous Materials used in material compliance with applicable law, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials which is reasonably likely to result in material liability under Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release which is reasonably likely to result in material liability under Environmental Laws.
§8.6.    Distributions. During any period when any Event of Default has occurred and is continuing the total Distributions by the Borrower and the Company will not exceed the minimum amount necessary for the Company to maintain its REIT status. The Guarantors (other than the Company) and the Unencumbered Property Subsidiaries will not make any Distributions except Distributions to the Borrower.
§8.7.    [Reserved].
§8.8.    [Reserved].
§8.9.    Liens. The Borrower and the Company will not, and will not permit any Related Company to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Permitted Liens;
(b)    Liens securing Secured Indebtedness, the incurrence of which is not prohibited by Article IX; and
(c)    other Liens on a Property which is not an Unencumbered Property, so long as such Liens would not have a Material Adverse Effect or constitute or result in a Default or an Event of Default under this Agreement.
Notwithstanding the foregoing provisions of this §8.9, the failure of any Unencumbered Property to comply with the covenants set forth in this §8.9 shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.
§8.10.    Negative Pledge. From and after the date hereof, none of the Borrower, the Company, nor any other Guarantor shall enter into or permit to exist, and none of the Borrower, the Company, nor any other Guarantor will permit any Related Company to enter into or permit to exist, any agreement or arrangement (i) containing any provision prohibiting or restricting the creation or assumption of any Lien (a “Negative Pledge”) upon its properties, revenues or assets, whether now owned or hereafter acquired (other than (A) mechanics liens or judgment liens more than thirty (30) days past due, (B) prohibitions on Liens set forth in a mortgage or any related loan agreement or joint venture agreement on a particular property or assets which is not an Unencumbered Property, (C) customary restrictions in leases, subleases, licenses and asset sale or acquisition agreements relating to the assets subject thereto, (D) covenants contained in agreements relating to Unsecured Indebtedness permitted by §9 to the extent that such restrictions are not materially more restrictive to the Borrower than the covenants contained in this Agreement and so long as such Unsecured Indebtedness is not guaranteed by any Persons that do not guarantee the Obligations, and (E) this Agreement and the other Loan Documents); provided, however, that an agreement that conditions a Person’s ability to grant a Lien upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, or (ii) prohibiting or restricting the ability of a such party to amend or modify this Agreement or any other Loan Document, or (iii) prohibiting or restricting the ability of any Related Company to make or pay dividends or distributions to the Company, the Borrower or any other Guarantor.
§8.11.    Transactions with Affiliates. The Borrower, the Company and the other Guarantors will not, and will not permit any Related Company to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such party or such Related Company than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Related Companies, (c) payment of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship, and (d) any such transactions between or among the Borrower and/or any Guarantor.
§8.12.    Change in Nature of Business. The Borrower, the Company, the other Guarantors and the other Related Companies will not engage in any material line of business substantially different from the line of business conducted by the Related Companies on the date hereof or any Related Business.
§8.13.    Dispositions. The Borrower, the Company and the other Guarantors will not, and will not permit and Related Company to, sell transfer and otherwise dispose of any asset unless the Borrower complies with §7.13 to the extent applicable, and after giving effect thereto no Default or Event of Default exists.
§8.14.    Sanctions. The Borrower will not, and will not permit any Related Company to, directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, to the extent that such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or would be prohibited for a U.S. Person pursuant to any Sanctions.
§8.15.    Anti-Corruption Laws. None of the Borrower, the Company or any Related Company will, directly or indirectly use the proceeds of any Loan or use any Letter of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
§8.16.    Anti-Money Laundering. None of the Borrower, the Company or any Related Company will, directly or indirectly engage in any transaction, investment undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated n any applicable law, regulation or other binding measure by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law or engage in these actions.
§9.     FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan, Note or Letter of Credit is outstanding, or any Obligation with respect to principal, interest, fees or other non-contingent liabilities is unsatisfied, or any Lender has any Commitment or other obligation to make any Loan or issue, extend, increase or renew any Letter of Credit:
§9.1.    Unsecured Indebtedness to Value of All Unencumbered Properties. The Borrower will not at any time permit the ratio of (A) Unsecured Indebtedness (net of, as of such time, an amount equal to the lesser of (x) the amount of assets that are classified as unrestricted cash and cash equivalents on the consolidated balance sheet of the Borrower in excess of $35,000,000 and (y) the amount of Unsecured Indebtedness that matures within twenty-four (24) months of such date) to (B) the Value of All Unencumbered Properties to exceed 60%; provided that such ratio may exceed 60% in connection with a Material Acquisition so long as (x) such ratio does not exceed 65% and (y) such ratio ceases to exceed 60% within 365 days following each date such ratio first exceeded 60%.
§9.2.    Total Debt to Total Asset Value. The Borrower will not at any time permit the ratio of (A) Total Debt (net of, as of such time, an amount equal to the lesser of (x) the amount of assets that are classified as unrestricted cash and cash equivalents on the consolidated balance sheet of the Borrower in excess of $35,000,000 and (y) the amount of Total Debt that matures within twenty-four (24) months of such date) to (B) Total Asset Value to exceed 60%; provided that such ratio may exceed 60% in connection with a Material Acquisition so long as (x) such ratio does not exceed 65% and (y) such ratio ceases to exceed 60% within 365 days following each date such ratio first exceeded 60%.
§9.3.    Maximum Secured Indebtedness. The Borrower will not at any time permit the ratio of (A) Secured Indebtedness (net of, as of such time, an amount equal to the lesser of (x) the amount of assets that are classified as unrestricted cash and cash equivalents on the consolidated balance sheet of the Borrower in excess of $35,000,000 and (y) the amount of Secured Indebtedness that matures within twenty-four (24) months of such date) to (B) Total Asset Value to exceed 35%; provided that such ratio may exceed 35% in connection with a Material Acquisition so long as (x) such ratio does not exceed 40% and (y) such ratio ceases to exceed 35% within 365 days following each date such ratio first exceeded 35%.
§9.4.    [Reserved].
§9.5.    Unencumbered Interest Coverage Ratio. The Borrower will not as of the end of any period referred to in §9.9(c) (each such date is referred to herein as a “Specified Date”) permit the ratio (calculated in accordance with §9.9(c)) of (A) its aggregate Adjusted Net Operating Income from all Unencumbered Properties to (B) Interest Expense on Unsecured Indebtedness to be less than 1.75 to 1.0.
§9.6.    Adjusted EBITDA to Fixed Charges. The Borrower will not as of any Specified Date permit the ratio (calculated in accordance with §9.9(c)) of (A) its Adjusted EBITDA to (B) Fixed Charges to be less than 1.50 to 1.0.
§9.7.    [Reserved].
§9.8.    [Reserved].
§9.9.    Covenant Calculations.
(a)    For purposes of the calculations to be made pursuant to §9.1 through §9.6 (and the definitions used therein), the relevant financial statements and terms will (1) be adjusted to include non-controlling interests relating to the Borrower’s operating partnership units and (2) exclude the non-controlling interests effect relating to consolidation of investments in non-wholly owned subsidiaries under Accounting Standards Codification 810-10 of the Financial Accounting Standards Board (other than with respect to the Philadelphia Navy Yard so long as its financial results are consolidated with those of the Borrower under Generally Accepted Accounting Principles).
(b)    For purposes of calculating the financial covenants in §8.6 and §9.1 through §9.6 (including the definitions used therein), (a) Adjusted EBITDA, Adjusted Net Operating Income, EBITDA, Fixed Charges, Interest Expense, Net Operating Income, Total Asset Value (and all defined terms used within those terms), shall be calculated, and without duplication, to include the pro-rata share (as determined by their respective percentage interests in the profits and losses of such Unconsolidated Entity) of results or value attributable to the Borrower and its Subsidiaries from Unconsolidated Entities and (b) Total Debt shall be calculated as follows: (i) if the Indebtedness of such Unconsolidated Entity is recourse to the Borrower or one of its Subsidiaries, then Total Debt shall include the amount of such Indebtedness that is recourse to such Person, without duplication, and (ii) if the Indebtedness of such Unconsolidated Entity is not recourse to the Borrower or one of its Subsidiaries, then Total Debt shall include such Person’s pro-rata share of such Indebtedness as determined by its percentage interest in the profits and losses of such Unconsolidated Entity.
(c)    The financial covenants in §§9.5 and 9.6 shall be calculated as of the end of each quarter for the period of four fiscal quarters then ended (with pro forma adjustments reasonably acceptable to the Agent for Development Properties, Newly Acquired Properties, the incurrence of Indebtedness and dispositions of Real Estate Assets, in each case, occurring within such period).
(d)    For the avoidance of doubt and for purposes of §§9.1 through 9.6 (and the definitions used therein) all obligations between or among the Borrower and any Guarantor, Related Company or Affiliate of the Borrower shall be disregarded to the extent such obligations would be eliminated pursuant to Generally Accepted Accounting Principles on the consolidated financial statements of the Borrower or the Company.
§10.     CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective when each of the following conditions precedent have been satisfied:
§10.1.    Loan Documents. The Agent shall have received each of the following, each of which shall be an original or a telecopy (followed promptly by originals) unless otherwise specified, each, in the case of the Borrower or a Guarantor, properly executed by a Responsible Officer of such signing Person, each dated the Effective Date and each in form and substance satisfactory to the Agent and each of the Lenders:
(a)    executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Agent, each Lender and the Borrower; and
(b)    Notes executed by the Borrower in favor of each Lender requesting Notes.
§10.2.    Certified Copies of Organization Documents; Good Standing Certificates. The Agent shall have received (i) a certificate from the Company, signed on its behalf by a Responsible Officer, to which there shall be attached (A) complete copies of the Borrower’s Limited Partnership Agreement and its Certificate of Limited Partnership, certified as of a recent date by the Secretary of State of Pennsylvania, (B) a copy of the Company’s Declaration of Trust certified by the Maryland Secretary of State, (C) true copies of the Company’s by-laws, (D) certified or true copies, as appropriate, of the applicable organizational documents of the Guarantors, and (E) true copies of the resolutions adopted by the Company’s Board of Directors authorizing the transactions described herein, in each case, certified by such Responsible Officer to be true and complete and in effect on the Effective Date, (ii) Certificates of Good Standing for the Borrower from the State of Pennsylvania and, to the extent requested by the Agent, each State in which an Unencumbered Property is located, (iii) a Certificate of Good Standing for the Company from the State of Maryland, and (iv) certificates of good standing for each Guarantor from its jurisdiction of organization and each State in which an Unencumbered Property owned by such Guarantor is located.
§10.3.    By-laws; Resolutions. All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.
§10.4.    Incumbency Certificate; Authorized Signers. The Agent shall have received from the Company an incumbency certificate, dated as of the Effective Date, signed by a Responsible Officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company (in its own capacity and as general partner on behalf of Borrower and on behalf of each Guarantor which is a partnership), each of the Loan Documents to which the Borrower, any Guarantor or the Company is or is to become a party; (b) to make Loan Requests and Conversion Requests on behalf of the Borrower; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.
§10.5.    Opinions of Counsel Concerning Organization and Loan Documents. The Agent shall have received favorable opinions from the Borrower’s and Guarantors’ counsel addressed to the Lenders and the Agent and dated as of the Effective Date, in form and substance satisfactory to the Agent.
§10.6.    Payment of Fees. The Borrower shall have paid to the Agent the fees pursuant to §4.1 and shall have paid all other expenses as provided in §15 hereof then outstanding.
§10.7.    Closing Certificate. The Borrower shall have delivered to the Agent a certificate of the Borrower, signed on its behalf by a Responsible Officer of the Company, certifying that the conditions specified in §§10.1 through 10.6, §10.8 and §11.1 have been satisfied and that there has been no event or circumstance in the business, operations, financial or other condition or prospects of the Borrower, the Company or any Related Company since the Balance Sheet Date, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
§10.8.    Compliance Certificate. The Borrower shall have provided to the Agent a certificate of the Company, signed on its behalf by a Responsible Officer, certifying as to pro forma compliance with the financial covenants in §9 as of the end of the most recent fiscal quarter for which the Borrower has filed a Form 10-Q with the SEC and including a list of the Unencumbered Properties as of the Effective Date.
Without limiting the generality of the provisions of the last paragraph of §14.3, for purposes of determining compliance with the conditions specified in this §10, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
§11.     CONDITIONS TO ALL CREDIT ADVANCES. The obligations of the Lenders to make any Loan or to issue, amend, renew or extend any Letter of Credit, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:
§11.1.    Representations True; No Event of Default. Each of the representations and warranties of the Borrower and the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct as of the date as of which they were made and shall also be true and correct in all material respects at and as of the time of the making of such Loan or L/C Credit Extension, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except to the extent that such representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects, and except that the representations and warranties set forth in §§6.5 and 6.24 shall be made only as of the Effective Date); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Borrowing Date of such Loan or the date of such L/C Credit Extension; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Borrowing Date of such Loan or on the date of any Letter of Credit Application or on the date of the L/C Credit Extension with respect to such Letter of Credit or would occur as a result of the making of such Loan or L/C Credit Extension.
§11.2.    No Legal Impediment. No change shall have occurred after the date of this Agreement in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to hold an interest in such Letter of Credit.
§11.3.    Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.
§11.4.    No Change Rendering Extension of Credit in Alternative Currency Impracticable. In the case of any Revolving Loan to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Agent or the Requisite Revolving Lenders would make it impracticable for such Loan to be made, maintained or funded in the relevant Alternative Currency.
§11.5.    Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent, and the Lenders shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.
Each Loan Request or Letter of Credit Application submitted by the Borrower, and each L/C Credit Extension shall be deemed to be a representation and warranty that the conditions specified in §11.1 have been satisfied on and as of the applicable Borrowing Date or date of such L/C Credit Extension.
§12.     EVENTS OF DEFAULT; ACCELERATION; ETC.
§12.1.    Events of Default. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
(a)    the Borrower shall fail to pay (i) any principal of the Loans or any L/C Borrowing or (ii) any other Unreimbursed Amount to the extent such Unreimbursed Amount is not fully refinanced by a Mandatory Base Rate Loan and/or an L/C Borrowing, in each case, when the same shall become due and payable and in the currency required hereunder;
(b)    the Borrower shall fail to pay any interest or fees on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, and such failure shall continue unremedied for five (5) days;
(c)    the Borrower or the Company shall fail to comply with any of its covenants contained in the first sentence of §7.6 or any of §7.11, §8 or §9 hereof;
(d)    (i) the Borrower shall fail to comply with any of its covenants contained in §7.5 for thirty (30) days after the earlier of (A) a Responsible Officer having knowledge of such failure or (B) written notice of such failure from Agent to the Borrower; or (ii) the Borrower, any Guarantor or the Company shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §12) for thirty (30) days after written notice of such failure from Agent to the Borrower;
(e)    any representation or warranty of the Borrower or any Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect (or in all respects, to the extent that such representation or warranty is qualified by materiality) upon the date when made or deemed to have been made or repeated; provided, however, that with respect to the representations and warranties of the Borrower contained in §6.2, §6.3, §6.13, §6.18 and §6.21, if the condition or event making the representation and warranty false is capable of being cured by the Borrower, no enforcement action has been commenced against the Borrower or the applicable Unencumbered Property on account of such condition or event, the applicable Unencumbered Property is not subject to risk of forfeiture due to such condition or event, and the Borrower promptly commences the cure thereof after the Borrower’s first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such thirty (30) day or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed. Notwithstanding the foregoing, the failure of any Unencumbered Property to comply with such representations shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement while such non-compliance is in effect, but such disqualification shall not by itself constitute a Default or Event of Default;
(f)    the Borrower, the Company or any of the Related Companies shall (x) fail to pay at maturity, or within any applicable period of grace, any Recourse Indebtedness (other than the Loan Obligations) in an aggregate amount in respect of all such payment defaults of $1,000,000 or more or (y) shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required and the passage of any applicable grace or cure periods) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, unless in any event the aggregate amount of all such defaulted Recourse Indebtedness under both (x) and (y) is less than $50,000,000.00;
(g)    any of the Borrower, the Company or any other Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein, or any of the events described in this paragraph shall occur with respect to any other Related Company or any Unconsolidated Entity and such event shall have a Material Adverse Effect;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Company, or any other Guarantor, or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Company, or any other Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, or any of the events described in this paragraph shall occur with respect to any other Related Company or any Unconsolidated Entity and such event shall have a Material Adverse Effect;
(i)    there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower, the Company or any of the Related Companies, exceeds in the aggregate $50,000,000;
(j)    if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, any Guarantor or the Company, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;
(k)    the Borrower, any Guarantor or the Company shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;
(l)    [Reserved];
(m)    an ERISA Reportable Event shall have occurred that, in the opinion of the Requisite Lenders, when taken together with all other ERISA Reportable Events that have occurred, could reasonably be expected to result in liability of the Related Companies in an aggregate amount exceeding $50,000,000;
(n)    the Company shall at any time fail to retain direct or indirect management and Control of the Borrower;
(o)    a Change of Control shall occur;
(p)    any “Event of Default”, as defined in any of the other Loan Documents shall occur;
then the Agent and the Lenders shall have the remedies described in §12.2.
Notwithstanding the foregoing, in the event of a Default or Event of Default arises as a result of the Borrower’s inclusion of a Real Estate Asset that does not qualify as an Unencumbered Property in determining the Value of All Unencumbered Assets at any particular time of reference, if (1) such Default or Event of Default is capable of being cured solely by the exclusion of such Real Estate Asset from the calculation of Value of All Unencumbered Assets and (2) the Borrower would at all times have been in compliance with the financial covenants set forth in §§9.1 through 9.6 had such Real Estate Asset not been included in the calculation of Value of All Unencumbered Assets, the Borrower shall be permitted a period not to exceed fifteen (15) days from the earlier of (x) the date upon which a Responsible Officer obtains knowledge of such Default or Event of Default and (y) the date upon which the Borrower has received written notice of such Default or Event of Default from the Agent, to demonstrate such compliance for all applicable periods; provided, that the foregoing “cure” right shall not be available with respect to any Real Estate Asset that is included in determining the Value of All Unencumbered Assets if a Responsible Officer had knowledge at the time of such inclusion that such Real Estate Asset was not an Unencumbered Property.
§12.2.    Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Requisite Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to issue, renew, increase or extend Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then outstanding amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of any Event of Default specified in §12.1(g) or §12.1(h) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to issue, renew, increase or extend Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.
§12.3.    Remedies Cumulative. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.
§12.4.    Distribution of Enforcement Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall, subject to the provisions of §2.11 and §2.12, be distributed for application as follows:
(a)    First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;
(b)    Second, to all other Obligations in such order or preference as the Requisite Lenders may determine; provided, however, that distribution in respect of such Obligations shall be made among the Lenders pro rata in accordance with each Lender’s respective share of such Obligations; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;
(c)    Third, to the Agent for the account of the L/C Issuers, to Cash Collateralize that portion of Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to §§2.9 and 2.11;
(d)    Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Requisite Lenders and the Agent of all of the Obligations, and the deposit in any Cash Collateral account established pursuant to §2.11 of the amount required thereby, to the payment of any obligations required to be paid pursuant to laws applicable to the enforcement proceedings; and
(e)    Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.
Subject to §§2.9(c) and 2.11, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Third above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
§13.     SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of §2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this §13 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
§14.     THE AGENT.
§14.1.    Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
§14.2.    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
§14.3.    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§25 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default (other than a Default under §12.1(a) or §12.1(b) (with respect to interest and fees)) unless and until notice describing such Default is given in writing to the Agent by the Borrower, a Lender or an L/C Issuer.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §10 or 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
§14.4.    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or an L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or an L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
§14.5.    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
§14.6.    Resignation or Removal of Agent. The Agent may at any time (a) give notice of its resignation to the Lenders, the L/C Issuers and the Borrower or (b) be removed by written notice of the Requisite Lenders with the consent of the Borrower if the Agent engages in gross negligence or willful misconduct in the performance of its duties under the Loan Documents, as determined by a court of competent jurisdiction by a final and non-appealable judgment, and such resignation or removal shall become effective upon the earlier of the appointment of a successor Agent (and acceptance of such appointment by such successor) as set forth below or thirty (30) days after the delivery of such notice of resignation by the Agent or such notice of removal by the Requisite Lenders, as applicable. The Agent shall also submit a notice of resignation at the request of the Requisite Lenders if the Agent assigns all of its Commitments and Loans pursuant to §18. Upon receipt of any such notice of resignation or delivery of such notice of removal, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation or the Agent receives notice of its removal from the Requisite Lenders, then the retiring or removed Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent (except any Agent fees, and a pro-rated portion of any such fees paid in advance to the Agent which relate to any period after resignation shall be promptly refunded to the Borrower) shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Requisite Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and §15 shall continue in effect for the benefit of such retiring or removed Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Agent was acting as the Agent and (ii) after such resignation or removal for so long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.
Any resignation or removal by Bank of America as the Agent pursuant to this Section shall also constitute its resignation or removal as an L/C Issuer. Upon the acceptance of a successor’s appointment as the Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Bank of America as a retiring or removed L/C Issuer, (b) Bank of America shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents as an L/C Issuer, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Bank of America and outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
§14.7.    Non-Reliance on Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
§14.8.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agent, Documentation Agent, or Managing Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or an L/C Issuer hereunder.
§14.9.    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or any Guarantor, the Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agent under §2.9(i) and (j), §4.2 and §15) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under §§4.2 and 15.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
§14.10.    Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Agent, at its option and in its discretion, to release any Guarantor (other than the Company) from its obligations under the Guaranty if (x) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, including if such Guarantor no longer owns any Unencumbered Properties or (y) such Person becomes an Unencumbered Property Subsidiary and is therefore no longer required to be a Guarantor under the definition of “Unencumbered Property”. Upon request by the Agent at any time, the Requisite Lenders will confirm in writing the Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this §14.10.
§14.11.    Payments by Agent. The Agent shall promptly distribute to each Lender such Lender’s pro rata share of payments received by the Agent for the account of the Lenders, except as otherwise expressly provided herein or in any of the other Loan Documents. If any amount which the Agent is required to distribute to the Lenders pursuant to this §14.11 is actually distributed to any Lender on a date which is later than the first Business Day following the Agent’s receipt of the corresponding payment from the Borrower, the Agent shall pay to such Lender on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such late distribution to such Lender, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including the second Business Day after the Agent’s receipt of such corresponding payment from the Borrower to the date on which the amount so required to be distributed to such Lender actually is distributed, and the denominator of which is 365. Notwithstanding anything to the contrary contained herein or any of the other Loan Documents, in no event shall the Borrower or any Guarantor be required to reimburse Agent for any amount paid by Agent pursuant to the provisions of this §14.11.
§14.12.    ERISA. (a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Affiliate thereof, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Affiliate thereof, that:
(i)    none of the Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)no fee or other compensation is being paid directly to the Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)     The Agent (on behalf of itself and the Arrangers) hereby informs the Lenders that each of the Agent and each Arranger is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that each such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
§15.     EXPENSES; INDEMNITY; DAMAGE WAIVER.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Agent, any Lender or any L/C Issuer, in connection with the enforcement or preservation of its rights after the occurrence of a Default or an Event of Default (including in any restructuring or work-out) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel (including the allocated cost of internal counsel) for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in §4.4), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) disputes solely among Indemnitees and not involving any act or omission of the Borrower or any of its Affiliates. The exclusion set forth in clause (z) of the immediately preceding sentence shall not include claims against the Agent, the Syndication Agent or any Arranger in its respective capacity or in fulfilling its role as administrative agent, syndication agent or arranger or any similar role hereunder, except to the extent of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.
If indemnification is sought pursuant to this §15(b) by an Indemnitee, then such Indemnitee shall promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnitee except to the extent that the Borrower or any of its Subsidiaries is materially prejudiced thereby. If (i) the Borrower is required to indemnify an Indemnitee in connection with any proceeding pursuant to the foregoing and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnitee that the Borrower has the financial wherewithal to reimburse such Indemnitee for any amount paid by such Indemnitee with respect to such proceeding, such Indemnitee shall not settle or compromise any such proceeding without the prior written consent of Borrower (which consent shall not be unreasonably withheld, delayed or conditioned).
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of §2.7(c).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this §15(d) will limit the indemnity and reimbursement obligations of the Borrower set forth in §15(b) with respect to any and all such losses, claims, damages, liabilities and related expenses incurred by any Indemnitee, or asserted against any Indemnitee, in each case as a result of claims made against such Indemnitee by any third party. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Agent and any L/C Issuer, the replacement of any Lender, the termination of the Total Commitments and the repayment, satisfaction or discharge of all the other Obligations.
§16.     TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Agent, each Lender and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to §2.2(a) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower, the Company or the Related Companies or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h)with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Agent, each Lender and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities laws.
§17.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any the making of any Loan or the issuance, renewal or amendment of any Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Agent, any L/C Issuer or any Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.
§18.     SUCCESSORS AND ASSIGNS.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest in accordance with the provisions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, each L/C Issuer and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if any Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Competitive Bid Loans and shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Facilities on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliated Lender;
(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required; and
(C)    the consent of each L/C Issuer shall be required for any assignment of any Revolving Credit Commitments.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that no such processing and recordation fee shall be required for an assignment by a Lender to an Affiliate of such Lender and the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§4.4, 4.5, 4.6, and 15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit, Delayed Draw Term Loan and/or other Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Head Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §25 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of §§4.4, 4.5 and 4.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of §13 as though it were a Lender, provided such Participant agrees to be subject to §4.13 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under §4.4, 4.5 or 4.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of §4.4 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with §4.4(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Loans pursuant to subsection (b) above, such L/C Issuer may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer. If a Lender that is an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to §2.9(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
(h)    Designated Banks. Any Lender (each, a “Designating Lender”) may at any time designate one Designated Bank, which shall be an Affiliate of the Designating Lender, to fund Competitive Bid Loans on behalf of such Designating Lender subject to the terms of this §18(i) and the provisions in §18(a) and §18(b) shall not apply to such designation. No Lender may designate more than one (1) Designated Bank. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to §2.10 after the Borrower has accepted a Competitive Bid Loan (or portion thereof) of such Designating Lender, and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the other Lenders for each and every obligation of the Designating Lender and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations hereunder and any sums otherwise payable to the Borrower by the Designated Bank. Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank: (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank. The Borrower, the Agent, and Lenders may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Bank.
§19.     NOTICES, ETC. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, any Guarantor, the Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 19; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to §2 if such Lender or such L/C Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such section by electronic communication. The Agent, any L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient,
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantor’s or the Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. The Borrower, the Agent and each L/C Issuer may each change its address, facsimile number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Agent and the L/C Issuers. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by the Agent, L/C Issuers and Lenders. The Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Requests, Conversion Requests and Letter of Credit Applications) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
§20.     GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF VENUE.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(b)    SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND THE COMPANY, ON BEHALF OF ITSELF AND EACH GUARANTOR, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE BORROWER AND THE COMPANY, ON BEHALF OF ITSELF AND EACH GUARANTOR, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §19. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
§21.     HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§22.     COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means (including via “pdf” files) shall be effective as delivery of a manually executed counterpart of this Agreement; provided, that at the request of any party, each party shall confirm such facsimile or electronic transmission by providing duplicate original counterparts.
§23.     ENTIRE AGREEMENT. THE LOAN DOCUMENTS, THE FEE LETTER AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH EXPRESS THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. NEITHER THIS AGREEMENT NOR ANY TERM HEREOF MAY BE CHANGED, WAIVED, DISCHARGED OR TERMINATED, EXCEPT AS PROVIDED IN §25.
§24.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
§25.     CONSENTS, AMENDMENTS, WAIVERS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Guarantor therefrom, shall be effective unless in writing signed by the Requisite Lenders (or, to the extent such consent, amendment or waiver relates solely to one of the Facilities, the Requisite Revolving Lenders or the Requisite Delayed Draw Term Lenders, as applicable) and the Borrower or the applicable Guarantor, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in §11 as to any Loan under one of the Facilities without the written consent of the Requisite Revolving Lenders or the Requisite Delayed Draw Term Lenders, as the case may be;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to §12.2) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or extend the expiration date of any Letter of Credit to a date later than the Letter of Credit Expiration Date (subject to the provisions of such definition) without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this §25) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of (i) the Requisite Lenders shall be necessary to amend the determination or amount of the default rate in §4.9; and (ii) the Requisite Revolving Lenders shall be necessary to waive any obligation of the Borrower to pay Letter of Credit Fees at the default rate in §4.9;
(e)    amend §1.7 or the definition of “Alternative Currency” without the written consent of each Revolving Lender;
(f)    change §4.13 or §12.4 in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Revolving Credit Facility, each Revolving Lender and (ii) if such Facility is the Delayed Draw Term Facility, each Delayed Draw Term Lender;
(g)    change (i) any provision of this Section or the definition of “Requisite Lenders” without the written consent of each Lender, (ii) the definition of “Requisite Revolving Lenders” without the written consent of each Revolving Lender, (iii) the definition of “Requisite Delayed Draw Term Lenders” without the written consent of each Delayed Draw Term Lender or (iv) any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(h)    release the Borrower from the Obligations, release all or substantially all of any collateral pledged to the Agent hereunder or release a Guarantor from the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor (other than the Company) is permitted pursuant to §14.10 (in which case such release may be made by the Agent acting alone); or
(i)    impose any greater restriction on the ability of any Lender under one of the Facilities to assign any of its rights or obligations hereunder without the written consent of (i) if the Delayed Draw Term Loan Facility, each Delayed Draw Term Lender and (ii) if the Revolving Credit Facility, each Revolving Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding anything to the contrary herein,
(a)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; and
(b)    the Agent and the Borrower may, with the consent of the other (but without the consent of any Lender or any Guarantor), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Agent or any Lender. The Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.
§26.     SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this §26, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent or the L/C Issuers, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
§27.     ACKNOWLEDGMENTS. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent, the Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
The Borrower hereby acknowledges that: (i) neither the Agent nor any Lender has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents; (ii) the relationship in connection herewith between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor and (iii) no joint venture or partnership among any of the parties hereto is created hereby or by the other Loan Documents, or otherwise exists by virtue of the Facilities or the Loans.
§28.     NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, any L/C Issuer or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower and the Guarantors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with §12.2 for the benefit of all the Lenders and L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with §13 (subject to the terms of §4.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Requisite Lenders shall have the rights otherwise ascribed to the Agent pursuant to §12.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to §4.13, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.
§29.     INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
§30.     USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
§31.     REPLACEMENT OF LENDERS. If the Borrower is entitled to replace a Lender pursuant to §4.12(b), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §18), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Agent the assignment fee specified in §18(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §4.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under §4.5 or 4.6 or payments required to be made pursuant to §4.4, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
§32.     TRANSITIONAL ARRANGEMENTS.
(a)    Existing Credit Agreement Superseded. This Agreement amends, restates and supersedes the Existing Credit Agreement in its entirety, except as provided in this §32, and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the obligations evidenced thereby or provided for thereunder. Without limiting the generality of the foregoing, on the Effective Date, the rights and obligations of the parties under each of the Existing Credit Agreement and the Original Notes shall be subsumed within and be governed by this Agreement and the Notes; provided however, that (i) all loans outstanding under the Existing Credit Agreement shall on the Effective Date become Revolving Loans hereunder, (ii) all Existing Letters of Credit shall on the Effective Date become Letters of Credit hereunder and (iii) all of the other obligations outstanding under the Existing Credit Agreement shall be Obligations hereunder. The Lenders' interests in such Outstanding Obligations and participations in such Letters of Credit shall be reallocated on the Effective Date in accordance with each Lender's applicable Commitment Percentage. To the extent the Existing Credit Agreement provides that certain terms survive the termination of the Existing Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing Credit Agreement.
(b)    Cancellation of Notes. On the Effective Date, the Original Notes, if any, held by each Lender shall be deemed to be cancelled and, if such Lender has requested Notes hereunder, amended and restated by the Revolving Credit Note delivered hereunder on or about the Effective Date (regardless of whether any Lender shall have delivered to the Borrower for cancellation any Original Note held by it). Each Lender, whether or not requesting Notes hereunder, shall use its commercially reasonable efforts to deliver each Original Note held by it to the Borrower for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Original Note held by any Lender as of the Effective Date shall continue to be outstanding hereunder, and shall from and after the Effective Date, if a Revolving Credit Note is requested by such Lender hereunder, be evidenced by such Revolving Credit Note, and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Lender hereby agrees to indemnify and hold harmless the Borrower from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Borrower arising out of such Lender’s failure to deliver any Original Note held by it to the Borrower for cancellation, subject to the condition that the Borrower shall not make any payment to any Person claiming to be the holder of any such Original Note unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.
(c)    Interest and Fees under Existing Credit Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and shall be paid on the Effective Date in accordance with the method specified in the Existing Credit Agreement as if such agreements were still in effect.
(d)    Exiting Lenders. On the Effective Date, the commitment of each lender that is a party to the Existing Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) will be terminated, all outstanding obligations owing to the Exiting Lenders will be repaid in full, the Original Note, if any, held by each Exiting Lender shall be deemed to be cancelled (regardless of whether any Exiting Lender shall have delivered to the Borrower for cancellation any Original Note held by it) and each Exiting Lender will cease to be a Lender under the Existing Credit Agreement and will not be a Lender under this Agreement.
§33.     JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Lender in such currency, the Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law). All of the Borrower’s obligations under this §33 shall survive termination of the Commitments and repayment of all other Obligations hereunder.
§34.     ELECTRONIC EXECUTION OF ASSIGNMENTS AND CERTAIN OTHER DOCUMENTS . The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Completed Loan Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.
§35.     ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Remainder of Page Intentionally Left Blank]

EXHIBIT A-1
FORM OF REVOLVING CREDIT NOTE
[Date]

FOR VALUE RECEIVED, the undersigned, LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of ____________ (hereinafter, together with its successors in title and assigns, the “Lender”) in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower pursuant to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among the Borrower, the Lender and the other lending institutions which are or may become parties thereto from time to time, Bank of America, N.A., as administrative agent (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in §1.2 of the Credit Agreement shall be applicable to this Note.
The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Default rate interest shall be paid by the Borrower in accordance with the terms of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Revolving Credit Maturity Date. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such records and notations shall, to the extent not inconsistent with the notations made by the Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that any failure of the Lender to so record or to make any such notations, or any error in doing so, shall not limit or otherwise affect any Obligations of the Borrower.
Payments of both principal and interest are to be made to the Agent for the account of the Lender in the currency in which such Revolving Loan is denominated and in Same Day Funds at the Agent’s Head Office for such currency.
This Note is issued pursuant to, is one of the Notes referred to in, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement. This Note is also entitled to the benefits of the Guaranty. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower, and all Real Estate Assets and other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations.
In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become, or may be declared to be, immediately due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive diligence, presentment for payment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.
THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.
LIBERTY PROPERTY LIMITED PARTNERSHIP
By:    LIBERTY PROPERTY TRUST,
its general partner
By: __________________________
Name:

Title:

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount and currency of Loan Made		Interest Period (if applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	Prime Rate	Eurocurrency Rate		Prime Rate	Eurocurrency Rate	Prime Rate	Eurocurrency Rate

EXHIBIT A-2
FORM OF DELAYED DRAW TERM NOTE
[Date]

FOR VALUE RECEIVED, the undersigned, LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of ____________ (hereinafter, together with its successors in title and assigns, the “Lender”) in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Delayed Draw Term Loan from time to time made by the Lender to the Borrower pursuant to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among the Borrower, the Lender and the other lending institutions which are or may become parties thereto from time to time, Bank of America, N.A., as administrative agent (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in §1.2 of the Credit Agreement shall be applicable to this Note.
The Borrower also promises to pay interest on the unpaid principal amount of each Delayed Draw Term Loan from the date of such Delayed Draw Term Loan until such principal amount is paid in full, at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Default rate interest shall be paid by the Borrower in accordance with the terms of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Delayed Draw Term Loan Maturity Date. Delayed Draw Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such records and notations shall, to the extent not inconsistent with the notations made by the Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that any failure of the Lender to so record or to make any such notations, or any error in doing so, shall not limit or otherwise affect any Obligations of the Borrower.
Payments of both principal and interest are to be made to the Agent for the account of the Lender in Dollars and in Same Day Funds at the Agent’s Head Office for such currency.
This Note is issued pursuant to, is one of the Notes referred to in, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement. This Note is also entitled to the benefits of the Guaranty. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower, and all Real Estate Assets and other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations.
In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become, or may be declared to be, immediately due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive diligence, presentment for payment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.
THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.
LIBERTY PROPERTY LIMITED PARTNERSHIP
By:    LIBERTY PROPERTY TRUST,
its general partner
By: __________________________
Name:

Title:

DELAYED DRAW TERM LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (if applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	Prime Rate	Eurocurrency Rate		Prime Rate	Eurocurrency Rate	Prime Rate	Eurocurrency Rate

EXHIBIT B
FORM OF LOAN REQUEST
Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA 19355

[Date]

Bank of America, N.A., as Agent
901 Main St.
TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Nora Taylor (Fax: 214-290-9673)

Ladies and Gentlemen:
This Loan Request is delivered pursuant to §2.5 of the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definitions herein shall have the meaning given to them in the Credit Agreement.
We hereby request that the Lenders make a Loan under the Credit Agreement as follows: (select one)
Revolving Loans
Delayed Draw Term Loans
Incremental Term Loans

(A)Principal amount requested:                             _________
(B)Proposed Borrowing Date:                            _________
(C)For Eurocurrency Rate Loans: Interest Period:                _________
(D)Type of Loan (select one):
Base Rate Loan
LIBOR Loan
Eurocurrency Rate Loan
(E)For Revolving Loans: Currency:                        _________
(F)For Revolving Loans: Revolving Availability as of the date hereof        _________

(G)	For Delayed Draw Term Loans/Incremental Term Loans:
the portion, if any, subject to an Interest Rate Contract            _________

(H)
This Loan Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.5 of the Credit Agreement and is in compliance with the proviso to the first sentence of §2.1(a) of the Credit Agreement.

The undersigned hereby further certifies to you that (i) it is in compliance with the covenants specified in §9.1 through §9.3, §9.5 and §9.6 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Loan and (ii) the conditions set forth in §10 or §11 of the Credit Agreement, as applicable, have been satisfied on the date hereof and will be satisfied on the proposed Borrowing Date. We also understand that if you grant this request, this request obligates us to accept the requested Loan on such date.
The undersigned hereby certifies to you, in accordance with the provisions of §11.1 of the Credit Agreement, that (i) each of the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection therewith, was true as of the date as of which it was made, is also true in all material respects at and as of the date hereof, and will also be true in all material respects at and as of the Borrowing Date of the Loan requested hereby, in each case except as otherwise permitted pursuant to the provisions of §11.1 of the Credit Agreement, (ii) the Borrower has performed and complied with all terms and conditions required by the Credit Agreement to be performed by it on or prior to the Borrowing Date, and (iii) no Default or Event of Default has occurred and is continuing on the date hereof and no Default or Event of Default will have occurred and be continuing on the Borrowing Date of the Loan requested hereby or will occur as a result of the making of such Loan.

We hereby request that you (select one):
credit the proceeds of the Borrowing to the account of the Borrower on the books of Bank of America wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred    Name, Account No., Address, etc.

$______________

Attention:
ABA:
Account No.:

$______________

Attention:
ABA:
Account No.:

[Remainder of page intentionally left blank]

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	LIBERTY PROPERTY TRUST,
its general partner
By: ______________________________
Name:

Title:

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders

Financial Statement Date: , 20__
Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), LIBERTY PROPERTY TRUST, a Maryland trust (the “Company”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined).
The Company hereby certifies as of the date hereof that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited financial statements required by §7.4(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the auditor’s report of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by §7.4(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly presents the financial position of the Borrower and of the Company on the date thereof (subject to year-end adjustments).
2.    The Responsible Officer signing this Compliance Certificate on behalf of the Company has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company, the Borrower and the Related Companies during the accounting period covered by such financial statements.
[select one:]
[3.    To the best knowledge of the undersigned, no Default has occurred and is continuing.]
--or--
[3.    To the best knowledge of the undersigned, the following is a list of each Default which has occurred and is continuing and its nature and status:]
4.    Attached hereto as Appendix I are all relevant calculations needed to determine whether the Borrower is in compliance with §9.1 through §9.6 of the Credit Agreement as of the Financial Statement Date and, to the extent required pursuant to §1.2(f) of the Credit Agreement, reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date. The financial covenant analyses and information set forth on Appendix I are true and accurate on and as of the Financial Statement Date.
5.    Attached hereto as Appendix II is a list of the Unencumbered Properties as of the Financial Statement Date, which are the Unencumbered Properties relied upon by the Borrower in computing the Value of All Unencumbered Properties and the Adjusted Net Operating Income of the Unencumbered Properties in the aggregate (before reserves are deducted) stated in Appendix I. The Borrower certifies that each of the Real Estate Assets listed on Appendix II satisfied on said date, each of the conditions set forth in the definition of Unencumbered Property, except to the extent that waivers may have been granted pursuant to §5.2. Appendix II lists for each Unencumbered Property, its street address, name of the owner, number of square feet and number of leased square feet.
[include the following paragraph for fiscal year-end financial statements only]
6.    Attached hereto as Appendix III is an updated Schedule 6.19 to the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as

of             ,         .
LIBERTY PROPERTY TRUST
By:    _______________________
Name:

Title:

EXHIBIT D
FORM OF CONVERSION REQUEST

Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA 19355
[Date]
Bank of America, N.A., as Agent
901 Main St.
TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Nora Taylor (Fax: 214-290-9673)
Ladies and Gentlemen:
Re:    Conversion Request under Fifth Amended and Restated Credit Agreement             dated as of October 20, 2017
This Conversion Request is delivered pursuant to §2.6 of the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definitions herein shall have the meaning given to them in the Credit Agreement.
We hereby request a conversion or continuation of Loans as follows: (select one)
Revolving Loan
Delayed Draw Term Loan
Incremental Term Loan
(A)Principal amount of Loan:                             _________
(B)Date of conversion/continuation:                        _________
(C)For conversion to or continuation of
Eurocurrency Rate Loans: Interest Period:                    _________
(D)Type of Loan to be continued or converted (select one):
Base Rate Loan
LIBOR Loan
Eurocurrency Rate Loan
(E)For Revolving Loans: Currency:                        _________
(F)For Delayed Draw Term Loans/Incremental Term Loans:
the portion, if any, subject to an Interest Rate Contract            _________

(G)	This Conversion Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.6 of the Credit Agreement.
LIBERTY PROPERTY LIMITED PARTNERSHIP

By:    LIBERTY PROPERTY TRUST,
its general partner
By: ______________________
Name:
Title:

EXHIBIT E
FORM OF
ASSIGNMENT AND ASSUMPTION
[Dated]
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the effective date set forth below (the “Effective Date”) and is entered into by and between ________________________ (the “Assignor”) and _________________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent (as contemplated below), (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Liberty Property Limited Partnership

4.	Agent: Bank of America, N.A., as administrative agent under the Credit Agreement

5.
Credit Agreement:    The Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, by and among the Borrower, Bank of America, N.A. and the other lending institutions which are or may become parties thereto from time to time, the Agent and the other parties thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders (including any Letter of Credit Draws)	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]	CUSIP Number
	$______________	$______________	________%
	$______________	$______________	________%
	$______________	$______________	________%

[7.	Trade Date: ______________][3]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: ______________________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:
Consented to and Accepted:

BANK OF AMERICA, N.A.,
acting in its capacity as Agent

By:
Name:
Title:

[BANK OF AMERICA, N.A.,
acting in its capacity as L/C Issuer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
acting in its capacity as L/C Issuer

By:
Name:
Title:]

[Consented to:

§36.    LIBERTY PROPERTY LIMITED PARTNERSHIP,

By:    LIBERTY PROPERTY TRUST,
its general partner

By: ____________________
Name:

Title:]4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Liberty Property Trust (the “Company”), any other Guarantor, or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Company, any Guarantor, or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements of an Eligible Assignee under the Credit Agreement (subject to the receipt of such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to §6.4 and §7.4 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts, which have accrued to, but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT F
[RESERVED]

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of §4.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of §4.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of §4.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to the provisions of §4.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

EXHIBIT H
FORM OF COMPETITIVE BID QUOTE REQUEST
Liberty Property Limited Partnership
500 Chesterfield Parkway
Malvern, PA 19355
[Date]
Bank of America, N.A., as Agent
901 Main St.
TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Nora Taylor (Fax: 214-290-9673)

Ladies and Gentlemen:

Re:	Competitive Bid Quote Request under Fifth Amended and Restated Credit Agreement dated as of October 20, 2017
Pursuant to §2.10 of the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), we hereby request that the Agent obtain quotes for Competitive Bid Loans based upon the following:
1.    The requested Borrowing Date(s), amounts and Interest Periods of the Competitive Bid Loans shall be as follows:

Borrowing Dates	Amount requested[1]	Interest Period

2.    The aggregate amount of the requested Competitive Bid Loans shall be $_______.
3.    Dollar amount of all Competitive Bid Loans currently outstanding is $__________.
4.    Type of Loan requested: _______________.
This Competitive Bid Quote Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement. The undersigned hereby certifies to you that the Borrower maintains the required ratings from the Ratings Agencies to request a Competitive Bid Loan under the Credit Agreement in accordance with §2.10.
The undersigned hereby further certifies to you that it is in compliance with the covenants specified in §9.1 through §9.3, §9.5 and §9.6 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Competitive Bid Loans.
The undersigned hereby certifies to you, in accordance with the provisions of §11.1 of the Credit Agreement, that (i) the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true as of the date as of which they were made, are also true at and as of the date hereof, and will also be true at and as of the proposed Borrowing Date of the Competitive Bid Loans requested hereby, in each case except as otherwise permitted pursuant to the provisions of §11.1 of the Credit Agreement, (ii) the Borrower has performed and complied with all the terms and conditions required by §11.1 of the Credit Agreement to be performed by it on or prior to the Borrowing Date, and (iii) no Default or Event of Default has occurred and is continuing, or will occur as a result of making the Loans requested herein.
Very truly yours,
Liberty Property Limited Partnership

By:    Liberty Property Trust,
its general partner
By: ______________________
Name:
Title:

EXHIBIT I
FORM OF INVITATION FOR COMPETITIVE BID QUOTES
___________, 20__

To:	Each Revolving Lender that is a party to the Fifth Amended and Restated Credit Agreement identified below
Re:    Invitation for Competitive Bid Quotes
Reference is hereby made to that certain Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.
Pursuant to §2.10 of the Credit Agreement, you are invited to submit a competitive bid quote to the Borrower for the following proposed Competitive Bid Loan(s):

Requested Borrowing Date	Principal Amount	Interest Period

All Competitive Bid Quotes should specify a Competitive Bid margin and must be submitted to the Agent by facsimile transmission at its offices as specified in or pursuant to §19 of the Credit Agreement not later than (a) 10:00 a.m.(eastern time) on the third Business Day prior to the proposed Borrowing Date. Quotes received after these deadlines will not be forwarded to the Borrower.
Submitted bids must be for $1,000,000 or a larger multiple of $500,000 and may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested. All Competitive Bid Quotes should be submitted in substantially the form of Exhibit J to the Credit Agreement. Please follow-up your submitted written bids with telephone verification to confirm receipt.
Very truly yours,
Bank of America, N.A., as Agent
By:_________________________

EXHIBIT J
FORM OF COMPETITIVE BID QUOTE
[Date]
Bank of America, N.A., as Agent
901 Main St.
TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Nora Taylor (Fax: 214-290-9673)

Ladies and Gentlemen:
Re:    Competitive Bid Quote to Liberty Property Limited Partnership
This Competitive Bid Quote is given in accordance with §2.10 of the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.
In response to the Competitive Bid Quote Request of the Borrower, dated ________________, 20_, we hereby make the following Competitive Bid Quote on the following terms:
1.    Quoting Lender:
2.    Person to contact at Quoting Lender:
3.    Borrowing Date:

4.    We hereby offer to make Competitive Bid Loan(s) in the following maximum principal amounts for the following Interest Period(s) and at the following rates:

Maximum Principal Amount[1] $	Interest Period	Competitive Bid Margin

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) [is][are] accepted, in whole or in part.
Very truly yours,
[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT K
FORM OF NOTICE OF ACCEPTANCE OR
NON-ACCEPTANCE OF COMPETITIVE BID QUOTE(S)
[Date]
Bank of America, N.A., as Agent
901 Main St.
TX1-492-14-11
Dallas, Texas 75202-3714
Attention: Nora Taylor (Fax: 214-290-9673)

Ladies and Gentlemen:
Under §2.10 of the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), this response is given with respect to the Competitive Bid Loan Quotes for Loans to be made on the following Requested Borrowing Date: [_______ __, 20_]
Liberty Property Limited Partnership hereby accepts the following Competitive Bid Quote(s):

Lender	Borrowing Date	Competitive Bid Margin	Interest Period	Principal Amount Accepted

Liberty Property Limited Partnership hereby rejects the following Competitive Bid Quote(s):

Lender	Borrowing Date	Competitive Bid Margin	Interest Period	Principal Amount Rejected

The accepted and rejected Competitive Bid Quotes described above constitute all Competitive Bid Quotes submitted by the Lenders in accordance with §2.10 of the Credit Agreement.
Very truly yours,
Liberty Property Limited Partnership

By:    Liberty Property Trust,
its general partner
By: ______________________
Name:
Title:

EXHIBIT L
FORM OF JOINDER AGREEMENT
[Date]
Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
Reference is further made to the Guaranty, dated as of ___________, 2017 by the Guarantors in favor of the Agent and the Lenders (the “Guaranty”):
The undersigned, ________________, a ________________ (“New Guarantor”) certifies that it (a) is a Related Company that is 100% owned directly or indirectly by the Borrower and/or the Company and (b) owns or leases an Unencumbered Property, and has elected to become a Guarantor and guaranty the Obligations. In order to satisfy the requirements contained in §5.6 of the Credit Agreement, and for other good and valuable consideration, the New Guarantor is hereby added as a party to the Guaranty and hereby agrees to be bound as a Guarantor by all of the terms, covenants and conditions set forth in the Credit Agreement and the Guaranty to the same extent that it would have been bound if it had been a signatory to the Credit Agreement and the Guaranty on the Effective Date of the Credit Agreement. The New Guarantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to a “Guarantor” contained in the Credit Agreement and the Guaranty. From and after the date hereof, all references in the Loan Documents to the “Guarantors” shall for all purposes be deemed to include the undersigned.
The New Guarantor hereby represents and warrants to the Agent, the L/C Issuers and the Lenders that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligations of the New Guarantor, subject only to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general equitable principles.
The New Guarantor hereby waives presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of the Guaranty, and also hereby assents to extensions of time of payment or forbearance or other indulgences without notice.
This Joinder Agreement and the obligations of the New Guarantor hereunder shall be governed by, interpreted and construed in accordance with all of the same provisions applicable under the Credit Agreement and the Guaranty including, without limitation, all definitions set forth in §1.1 of the Credit Agreement, the rules of interpretation set forth in §1.2 of the Credit Agreement, the provisions relating to governing law, jurisdiction and venue set forth in §20 of the Credit Agreement, the provisions relating to counterparts in §22 of the Credit Agreement, the provisions relating to severability in §26 of the Credit Agreement and the provisions relating to cumulative remedies in §28 of the Credit Agreement. The New Guarantor acknowledges that it has waived its right to a jury trial with respect to, in connection with, or arising out of or relating to this Joinder Agreement, the Credit Agreement, the Guaranty and the other Loan Documents, the obligations, or any instrument or document delivered pursuant hereto or thereto or any other claim or dispute howsoever arising, among the Guarantors, the Borrower, the Agent and/or the Lenders.
IN WITNESS WHEREOF, the New Guarantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the _________________ day of ____________, 20___.
[Name of New Guarantor]

By:
Name:
Title:

EXHIBIT M
FORM OF GUARANTY
Guaranty, dated as of October 20, 2017, by and among the undersigned and such other Persons which may become party hereto from time to time by executing a joinder (in the form of Appendix 1 hereto) (each a “Guarantor” and collectively the “Guarantors”), in favor of each of the Lenders (as defined herein) and Bank of America, N.A., as administrative agent (the “Agent”) for itself and for the other financial institutions (the “Lenders”) which are or may become parties to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Borrower”), the Lenders, the Agent, and the other parties thereto (as amended, amended and restated, replaced, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.
WHEREAS, the Borrower, the Agent, the Lenders and the other parties thereto have entered into the Credit Agreement;
WHEREAS, the Borrower and each Guarantor are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;
WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);
WHEREAS, it is a condition precedent to the Agent’s and the Lenders’ willingness to extend, and to continue to extend, credit to the Borrower under the Credit Agreement that each Guarantor execute and deliver this Guaranty; and
WHEREAS, each Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Agent under and in respect of the Credit Agreement as herein provided.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Guaranty of Payment and Performance of Obligations. In consideration of the Lenders extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, each Guarantor hereby jointly and severally, absolutely, irrevocably and unconditionally guarantees to the Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Agent’s Head Office, (i) all indebtedness, obligations and liabilities of the Borrower to any of the Lenders and the Agent, individually or collectively, under the Credit Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of the Credit Agreement or arising or incurred thereafter, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against such Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws; and (ii) without limitation of the foregoing, all reasonable fees, costs and expenses incurred by the Agent or the Lenders in attempting to collect or enforce any of the foregoing, accrued in each case to the date of payment hereunder (collectively the “Obligations” and individually an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that any Lender or the Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Agent now has or may acquire after the date hereof or upon any other contingency whatsoever. Upon any Event of Default which is continuing by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by each Guarantor, except for notices required to be given to the Borrower under the Loan Documents. The Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and, absent manifest error, shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Payments by the Guarantors hereunder may be required by any Lender or the Agent on any number of occasions.
2.Guarantor’s Further Agreements to Pay. Each Guarantor further jointly and severally agrees to pay to each Lender and the Agent forthwith upon demand, in funds immediately available to such Lender or the Agent, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in the Credit Agreement (if such default rate of interest is then being charged under the Credit Agreement); provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.
3.Payments. Each Guarantor jointly and severally covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. Without limiting the generality of the foregoing, each Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than the currency in which the Obligation is denominated (the “Obligation Currency”) or at a place other than the place specified for the payment of the Obligation, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to the Agent’s Head Office, under normal banking procedures does not yield the amount of Obligation Currency due thereunder.
4.Taxes. All payments by any Guarantor hereunder shall be made in accordance with, and subject to the provisions of, §4.4 of the Amended Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.
5.Liability of each Guarantor. The Agent and each Lender have and shall have the absolute right to enforce the liability of each Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty or against any other Guarantor, and the release or discharge of any Guarantor or other guarantor of any Obligations shall not affect the continuing liability of each Guarantor hereunder that has not been released or discharged.
It is the intention and agreement of each Guarantor, the Agent and the Lenders that the obligations of each Guarantor under this Guaranty shall be joint and several and valid and enforceable against each Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of any Guarantor in favor of the Agent and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of each of the other Guarantors to the Agent and the Lenders created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Agent or the Lenders may be otherwise entitled to collect from any Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to such Guarantor’s obligations under this Guaranty, it is the stated intention and agreement of the Guarantors, the Agent and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Agent and the Lenders from each of the other Guarantors, jointly and severally.
6.Representations and Warranties; Covenants. %3. Each Guarantor hereby makes and confirms the representations and warranties made on its behalf by the Borrower pursuant to §6 of the Credit Agreement, as if such representations and warranties were set forth herein. Each Guarantor hereby agrees to perform the covenants set forth in §§7 and 8 of the Credit Agreement (to the extent such covenants expressly apply to the Guarantor) as if such covenants were set forth herein.
(a)    Each Guarantor is a limited liability company, limited partnership, corporation, or other legal entity, as applicable, duly formed or organized, validly existing and in good standing under the laws of the state of its formation or organization and each other state in which its business necessitates it to foreign qualify; each Guarantor has all requisite limited liability company, limited partnership, corporate or other legal entity power, as applicable, to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and such Guarantor is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Unencumbered Properties or other Real Estate owned or ground‑leased by it are located and in each other jurisdiction where such qualification is necessary except, in each case, where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on any of its businesses, assets or financial condition. The execution, delivery and performance of this Guaranty and the transactions contemplated hereby (i) are within the authority of such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Guarantor and any member, manager, or other controlling Person thereof, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Guarantor, (iv) do not conflict with any provision of the Certificate of Organization or Formation, the limited liability company agreement, articles of incorporation, bylaws, or other authority documents of such Guarantor, and (v) do not contravene any provisions of, or constitute a default, Default or Event of Default hereunder or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to such Guarantor or any of such Guarantor’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not reasonably be expected to result in a Material Adverse Effect).
(b)    The Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligations of each Guarantor, subject only to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general equitable principles.
(c)    The execution, delivery and performance by each Guarantor of this Guaranty and the transactions contemplated hereby do not require (i) the approval or consent of any governmental agency or authority other than those already obtained, or (ii) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law.
7.Effectiveness. The obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of any Guarantor under this Guaranty.
8.Freedom of Lender to Deal with Borrower and Other Parties. The Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Agent or such Lender in its sole discretion deems fit, and to this end each Guarantor gives to the Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.
9.Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.
10.Waivers by Guarantor. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Agent or any Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Agent or any Lender to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Agent’s or any Lender’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
11.Restriction on Subrogation and Contribution Rights. Notwithstanding any other provision to the contrary contained herein or provided by applicable law, unless and until all of the Obligations have been paid in full in cash and satisfied in full, each Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Agent or any Lender or any affiliate of the Agent or any Lender. In addition, each Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower unless and until all of the Obligations have been paid in full in cash and satisfied in full.
Subject to the foregoing and the indefeasible performance and payment in full of the Obligations, each Guarantor acknowledges that all other “Guarantors” shall have contribution rights against such Guarantor in accordance with applicable law and in accordance with each such Person’s benefits received under the Credit Agreement and the Loans.
12.Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Agent or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Agent so requests, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Agent and the proceeds thereof shall be paid over to the Agent for the benefit of the Agent and the Lenders on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
13.Setoff. If an Event of Default shall have occurred and be continuing, each Guarantor hereby authorizes each Lender, each L/C Issuer and each of their respective Affiliates to exercise against such Guarantor the rights of setoff set forth in §13 of the Credit Agreement.
14.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower by reason of applicable bankruptcy laws or any other similar law, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Agent.
15.Notices. All notices and other communications to any Guarantor, the Agent or any Lender under this Guaranty shall be in writing and delivered in the manner set forth in §19 of the Credit Agreement. All such notices and other communications shall be in writing and addressed to such party at (i) in the case of the Agent or any Lender, as provided in the Credit Agreement and (ii) in the case of any Guarantor, at the address for the Borrower provided in the Credit Agreement.
16.Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any other guarantor as such Guarantor requires, and that the Agent has no duty, and such Guarantor is not relying on the Agent at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the guarantor waiving any duty on the part of the Agent to disclose such information and any defense relating to the failure to provide the same).
17.Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Agent or any Lender under this Guaranty, each Guarantor shall jointly and severally, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Indemnitee if, and to the same extent that, the Borrower is required indemnify, defend and save and hold harmless such Indemnitee under §15(b) of the Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.
18.Expenses. The Guarantors, jointly and severally, shall pay on demand all out-of-pocket expenses incurred by the Agent or any Lender if, and to the same extent that, the Borrower is required to pay such out-of-pockets expenses under §15(a) of the Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.
19.Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Agent (with the consent of the Requisite Lenders or all of the Lenders, to the extent required by §25 of the Credit Agreement) and the Guarantors expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.
20.Further Assurances. Each Guarantor at its sole cost and expense agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Agent and the Lenders hereunder.
21.Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of the Agent, each Lender and its respective successors in title and assigns permitted under the Credit Agreement, and shall be binding on each Guarantor and each Guarantor’s successors in title, assigns and legal representatives. This Guaranty and the obligations of each Guarantor hereunder shall be governed by, interpreted and construed in accordance with all of the same provisions applicable under the Credit Agreement including, without limitation, all definitions set forth in §1.1 of the Credit Agreement, the rules of interpretation set forth in §1.2 of the Credit Agreement, the provisions relating to governing law jurisdiction and venue set forth in §20 of the Credit Agreement, the provisions relating to counterparts in §22 of the Credit Agreement, the provisions relating to severability in §26 of the Credit Agreement and the provisions relating to cumulative remedies in §28 of the Credit Agreement. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.
22.Assignment. This Guaranty shall (a) bind the Guarantors and the Guarantors’ successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Agent and the Lenders and their respective successors and assigns and the Agent or any Lender may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Obligations and this Guaranty, in whole or in part. The Guarantors agree that the Agent and any Lender may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Obligations any and all information in the Agent or such Lender’s possession concerning the Guarantors, this Guaranty and any security for this Guaranty.
23.SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN §19 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
24.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY DOCUMENT EXECUTED BY THE GUARANTORS, THE AGENT OR THE LENDERS AND DELIVERED TO THE AGENT OR THE LENDERS, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENTS SHALL CONTAIN SUCH A WAIVER OF JURY TRIAL. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
25.Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Guarantor in respect of any such sum due from it to the Agent or any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Lender in such currency, the Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law). All of the Guarantors’ obligations under this section shall survive termination of the Commitments and repayment of all other Obligations.
[signature pages immediately follow]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.

GUARANTOR

_________________________________

By:
Name:
Title:

EXHIBIT N

FORM OF DESIGNATED BANK NOTE
$______________    [Date]
FOR VALUE RECEIVED, the undersigned Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Borrower”), hereby promises to pay to the order of __________________ (the “Designated Bank”) in Dollars at the Agent’s Head Office (as defined in the Credit Agreement defined below) for such currency:
(a)  prior to or on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of ______________________ Dollars ($_______________) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Designated Bank to the Borrower pursuant to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among the Borrower, Bank of America, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), Bank of America, N.A., as administrative agent for itself and the Lenders (the “Agent”), and other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
(b)  interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.
Payments of both principal and interest are to be made in Dollars and in Same Day Funds to the account designated by the Agent pursuant to the Credit Agreement.
This Designated Bank Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Designated Bank and any holder hereof pursuant to the Credit Agreement or by operation of law is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Designated Bank Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
The Borrower irrevocably authorizes the Designated Bank to make or cause to be made, at the time of receipt of any payment of principal of this Designated Bank Note, an appropriate notation on the grid attached to this Designated Bank Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Competitive Bid Loan or the receipt of such payment. The outstanding amount of the Competitive Bid Loan set forth on the grid attached to this Designated Bank Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Designated Bank with respect to any Competitive Bid Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Designated Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Designated Bank Note when due to the extent of the unpaid principal and interest amount as of any date of determination.
The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Designated Bank Note on the terms and conditions specified in the Credit Agreement.
If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Designated Bank Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
No delay or omission on the part of the Designated Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Designated Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.
The Borrower and every endorser and guarantor of this Designated Bank Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Designated Bank Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.
THIS DESIGNATED BANK NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT WOULD REQUIRE APPLICATION OF SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS DESIGNATED BANK NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has caused this Designated Bank Note to be signed in its partnership name by its duly authorized officer as of the day and year first above written.

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:    LIBERTY PROPERTY TRUST,
its general partner

By: _______________________
Name:
Title:

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

EXHIBIT O

FORM OF DESIGNATION AGREEMENT

[Date]

Reference is hereby made to the Fifth Amended and Restated Credit Agreement, dated as of October 20, 2017, among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions which are or may become parties thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (the “Agent”), and the other parties thereto (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

[NAME OF DESIGNOR] (the “Designor”) and [NAME OF DESIGNEE] (the “Designee”) agree as follows:

1.    The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans on behalf of the Designor, pursuant to §2.10 of the Credit Agreement. Any assignment by the Designor to the Designee of its rights to make a Competitive Bid Loan pursuant to §18(h) of the Credit Agreement shall be effective as of the effective date specified in this Designation Agreement.

2.    Except as set forth in §7 below (solely with respect to the Designor), none of the Designor, any other Lender or the Agent makes any representation or warranty or assumes any responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto or (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

3.    The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agent, any Arranger, any L/C Issuer, any other agent named in the Credit Agreement, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Bank; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Loan Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Designated Bank, including any and all obligations set forth in §18(h) of the Credit Agreement.

4.    The Designee hereby appoints the Designor as the Designee’s agent and attorney in fact, and grants to the Designor an irrevocable power of attorney, to receive payments made for the benefit of the Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on the Designee’s behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designor on the Designee’s behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee to the same extent as if actually signed by the Designee. The Borrower, the Agent and each of the other Lenders may rely on and are third-party beneficiaries of the preceding provisions entitled to directly enforce the same.

5.    Following the execution of this Designation Agreement by the Designor and the Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

6.    The Designor unconditionally agrees to pay or reimburse the Designee for, and save the Designee harmless against, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder.

7.    Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Loans as a Lender pursuant to §2.10 of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee which are then due and payable. Notwithstanding the foregoing, the Designor, as agent for the Designee, shall be and remain obligated to the Borrower, the Agent, and the other Lenders for each and every of the obligations of the Designee and the Designor with respect to the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

8.    This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law to the extent that would require application of substantive laws of another jurisdiction).

9.    This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:    ____________ ____, 20__

[NAME OF DESIGNOR], as
Designor

By:
  Name:
  Title:

[NAME OF DESIGNEE], as
Designee

By:
  Name:
  Title:

Eurocurrency Lending Office (and address for notices):

[ADDRESS]

Accepted this _____ day
of ____________, 20__

BANK OF AMERICA, N.A.,
as Agent

By: ________________________
Name:
Title:

64670921    xii

EXHIBIT P
FORM OF ADMINISTRATIVE QUESTIONNAIRE

[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921

Schedule 1.1(a)

UNENCUMBERED PROPERTY LIST
October 20, 2017

[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -2-

SCHEDULE 1.1(b)

ELIGIBLE GROUND LEASES

[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -3-

SCHEDULE 1.2
Schedule 1.2-1
COMMITMENTS AND COMMITMENT PERCENTAGES

64670921    -4-

	Revolving Credit Facility		Delayed Draw Term Facility
Lender	Revolving Credit Commitment	Commitment Percentage	Delayed Draw Term Commitment	Commitment Percentage
Bank of America, N.A.	$77,500,000.00	9.687500000%	$10,000,000.00	10.000000000%
JPMorgan Chase Bank, N.A.	$77,500,000.00	9.687500000%	$10,000,000.00	10.000000000%
PNC Bank, National Association.	$71,000,000.00	8.875000000%	$9,000,000.00	9.000000000%
U.S. Bank National Association	$71,000,000.00	8.875000000%	$9,000,000.00	9.000000000%
Wells Fargo Bank, N.A.	$71,000,000.00	8.875000000%	$9,000,000.00	9.000000000%
Citibank, N.A.	$62,000,000.00	7.750000000%	$8,000,000.00	8.000000000%
Goldman Sachs Bank USA	$62,000,000.00	7.750000000%	$8,000,000.00	8.000000000%
Regions Bank	$62,000,000.00	7.750000000%	$8,000,000.00	8.000000000%
SunTrust Bank	$62,000,000.00	7.750000000%	$8,000,000.00	8.000000000%
TD Bank, N.A.	$47,000,000.00	5.875000000%	$8,000,000.00	8.000000000%
Branch Banking and Trust Company	$33,000,000.00	4.125000000%	$7,000,000.00	7.000000000%
MUFG Union Bank, N.A.	$40,000,000.00	5.000000000%	$0.00	0.000000000%
Associated Bank, National Association	$29,000,000.00	3.625000000%	$6,000,000.00	6.000000000%
Capital One, National Association	$35,000,000.00	4.375000000%	$0.00	0.000000000%
Total	$800,000,000.00	100.000000000%	$100,000,000.00	100.000000000%

64670921    -5-

SCHEDULE 1.3

RELATED COMPANIES, GUARANTORS, UNENCUMBERED PROPERTY SUBSIDIARIES, AND UNCONSOLIDATED ENTITIES

Related Companies

Liberty Property Trust
Liberty Property Limited Partnership
Liberty Property Philadelphia Trust
Liberty Special Purpose Trust
Liberty Property Philadelphia Corporation
Liberty Property Philadelphia Corporation IV West
Liberty Property Philadelphia Corporation V
Liberty Property Philadelphia Navy Yard Corporation
Liberty/Parkway 8th & Walnut Trust
Liberty Property 19th & Arch Trust
*Liberty Property Development Corp.
*Liberty Property Development Corp. II
LPDC Camden LLC
CTC Parent Holdings LLC
Camden Town Center, LLC
Republic Property TRS LLC
LPDC Holdings Corp.
Liberty Property Development Company IV-S, LLC
LP Malvern LLC
*Land Holdings Realty LLC
Liberty Philadelphia, LLC
*Perryman 159, L.L.C.
Liberty Cotton Center, LLC (holds no assets; to be dissolved)
*Liberty Durham, LLC
Liberty Shopton A, LLC
Liberty Shopton B, LLC
40 Liberty Boulevard, LLC
* Liberty 2130 Baldwin, LLC
Liberty 6675 Business Parkway, LLC
* Liberty 6600 Business Parkway, LLC
* Liberty Sandy Court, LLC
*Liberty Baltimore Avenue, LLC
*Liberty Indian Creek, LLC
* Liberty 5801 Columbia Park, LLC
* Liberty 9645 Gerwig, LLC
* Liberty 8715 Bollman, LLC
Liberty 329-333 Herrod, LLC

64670921    -6-

Liberty 4 South Middlesex, LLC
Liberty 21 South Middlesex, LLC
Liberty Beltsville 1, LLC
Liberty Beltsville 2, LLC
Liberty Beltsville 3, LLC
Liberty Business Parkway Holdings, LLC
Liberty – PA GP 4, LLC
*Liberty Desborough, LLC
*Liberty Logix Park, LLC
*Liberty Barton 150, LLC
*Liberty Northampton LLC
*Liberty Widnes, LLC
*Liberty Worcester LLC
*Liberty 180 Dulty’s, LLC
*Liberty 100 and 160 Dulty’s, LLC
Liberty Brokerage, LLC
*****Century Commerce Center, LLC
Liberty Venture I, LLC
Liberty Illinois Venture, LLC
Liberty Washington Venture, LLC
Liberty Property/Synterra Limited Partnership
***L/S One Crescent Drive, LP
L/S One Crescent Drive, LLC
**L/S Three Crescent Drive, LP
L/S Three Crescent Drive, LLC
****L/S Five Crescent Drive, LP
L/S Five Crescent Drive, LLC
**L/S 4775 League Island Blvd., LP
L/S 4775 League Island Blvd., LLC
**L/S 26th Street North, LP
L/S 26th Street North, LLC
****L/S 26th Street South, LP
L/S 26th Street South, LLC
**L/S 150 Rouse Boulevard, LP
L/S 150 Rouse Boulevard LLC
**L/S 201 Rouse Boulevard, LP
L/S 201 Rouse Boulevard, LLC
***L/S 351 Rouse Boulevard, LP
L/S 351 Rouse Boulevard, LLC
***L/S 1050 Constitution Avenue, LP
L/S 1050 Constitution Avenue, LLC
**L/S 1200 Intrepid Avenue LP
L/S 1200 Intrepid Avenue, LLC
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II

64670921    -7-

*LP Malvern Limited Partnership
*Rivers Business Commons Associates Limited Partnership (holds no assets; to be dissolved)
Liberty Property Philadelphia Limited Partnership IV West
Liberty Property Philadelphia Navy Yard Limited Partnership
*Liberty Property Philadelphia Limited Partnership V
Liberty Property Philadelphia Limited Partnership VI
*Liberty 1100 17th Street, LP
*Liberty 2100 M Street, LP
* Liberty 1475 Nitterhouse, LLC
* Liberty 7195 Grayson, LLC
* Liberty 7253 Grayson, LLC
*Liberty 600 Industrial, G.P.
Liberty Property Trust UK Limited
Liberty Horsham Limited
Rouse Kent (Residential) Limited
Kings Hill Residential Estate Management Company Limited
Kings Hill Property Management Limited
Kings Hill Estate Management Company Limited
*Liberty Midpoint Limited
*Liberty Minworth Limited

*Unencumbered Property Subsidiary
**Part of the Philadelphia Navy Yard (100% owned by Liberty)
***Part of the Philadelphia Navy Yard (remains under Liberty/Synterra joint venture)
**** Part of the Philadelphia Navy Yard (95% or more owned by Liberty)
*****Sole asset is a right to purchase property pursuant to an executed Agreement of Sale

Guarantors (other than Liberty Property Trust)

None

Unconsolidated Entities

Liberty Venture I, LP
Liberty Florence I Urban Renewal, LLC
Liberty Illinois, LP
Liberty Washington, LP
Republic 20th Street LLC
RPLP I LLC
RPT 1425 Investors L.P.
RPT 1425 Holdings LLC
RPT 1425 New York Avenue LLC
Liberty AIPO Limited Partnership

64670921    -8-

Liberty/Comcast 1701 JFK Boulevard, L.P.
17A LLC
Liberty Property Philadelphia Corporation IV East
18A Hotel LLC
Liberty Property 18th & Arch Hotel, LLC
18A Hotel Lender, LLC
18A LLC
18A Lender LLC
LPT 18th & Arch Street GP, LLC
LPT 18th & Arch Street Limited, LLC
Liberty Property 18th & Arch, LP
Liberty/Parkway 8th & Walnut, LP
Liberty Property 19th & Arch LP
LPT 19th & Arch Limited LP
LPT 19th & Arch Limited II LP
Cambridge Medipark Limited
CBC Estate Management Limited
Silversword Properties Limited
iCO Didsbury Limited
Kings Hill Unit Trust

64670921    -9-

SCHEDULE 1.4

EXISTING LETTERS OF CREDIT
[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -10-

SCHEDULE 3.1(a)

GUARANTOR STATES OF FORMATION

Liberty Property Trust:    Maryland

64670921    -11-

SCHEDULE 6.3

TITLE TO PROPERTIES
[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -12-

SCHEDULE 6.7
LITIGATION
[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -13-

SCHEDULE 6.15
INSIDER TRANSACTION

None

64670921    -14-

SCHEDULE 6.16
EMPLOYEE BENEFIT PLANS
[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -15-

SCHEDULE 6.18
ENVIRONMENTAL MATTERS
[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -16-

SCHEDULE 6.19
COMPANY ASSETS

1.	The Company owns:

a.	The following qualified REIT subsidiaries:

i.	Liberty Special Purpose Trust;

ii.	Liberty Property Philadelphia Corporation;

iii.	Liberty Property Philadelphia Trust;

iv.	Liberty Property Philadelphia Corporation IV West;

v.	Liberty Property Philadelphia Navy Yard Corporation;

vi.	Liberty Property Philadelphia Corporation V; and

vii.	Liberty/Parkway 8th & Walnut Trust

viii.	Liberty Property 19th & Arch Trust

64670921    -17-

SCHEDULE 6.21
BUILDING STRUCTURAL DEFECTS, ETC.

[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -18-

SCHEDULE 6.22
INSURANCE
[The confidential material contained herein
has been omitted and has been separately filed with the Commission]

64670921    -19-